                                                                [Execution Form]

================================================================================



                                CREDIT AGREEMENT
                            Dated as of June 12, 1997

                                      among

                                   FOAMEX L.P.
                          GENERAL FELT INDUSTRIES, INC.
                            TRACE FOAM COMPANY, INC.
                                   FMXI, INC.

                       THE INSTITUTIONS FROM TIME TO TIME
                             PARTY HERETO AS LENDERS

                       THE INSTITUTIONS FROM TIME TO TIME
                          PARTY HERETO AS ISSUING BANKS

                                       and

                               CITICORP USA, INC.
                                       and
                             THE BANK OF NOVA SCOTIA
                            as Administrative Agents



================================================================================

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT dated as of June 12, 1997 (as amended, amended and restated, supplemented or modified from time to time, the "Agreement") is entered into among Foamex L.P., a Delaware limited partnership ("Foamex"), General Felt Industries, Inc., a Delaware corporation ("GFI"; and together with Foamex, the "Borrowers"), Trace Foam Company, Inc., a Delaware corporation and general partner of Foamex ("Trace Foam"), FMXI, Inc., a Delaware corporation and general partner of Foamex ("FMXI"), the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, the institutions from time to time a party hereto as Issuing Banks, whether by execution of this Agreement or an Assignment and Acceptance, Citicorp USA, Inc., a Delaware corporation ("Citicorp"), in its capacity as the collateral agent for the Lenders and the Issuing Banks hereunder (in such capacity, the "Collateral Agent") and The Bank of Nova Scotia ("Scotiabank"), in its capacity as funding agent for the Lenders and Issuing Banks (in such capacity, the "Funding Agent"; together with the Collateral Agent, the "Administrative Agents").

                              W I T N E S S E T H:

         WHEREAS, Foamex desires, among other things,

              (a) to refinance in full all of its outstanding indebtedness under that certain Third Amended and Restated Credit Agreement dated as of July 30, 1996, as amended (the "Existing Credit Agreement"), among Foamex, GFI, Trace Foam, FMXI, the lenders thereunder, the issuing banks thereunder and the administrative agents thereunder; and

              (b) to make a tender offer to acquire at least the Required Minimum Tender Amount of each of the outstanding Senior Notes, the Senior Secured Notes, the Subordinated Debentures, the 1993 Subordinated Debentures and the Discount Debentures and to consummate the other related transactions as outlined in the New Foamex Subordinated Note Offering Memorandum (collectively, the
         "Refinancing");

         WHEREAS, in connection with the Refinancing, and subject to the terms of this Agreement (including Article V), the Borrowers desire to obtain from the Lenders


              (a) in the case of Foamex, a Term Loan A Commitment pursuant to which Borrowings of Term A Loans will be made by Foamex from time to time on and subsequent to the Effective Date but prior to the Term A Loan Commitment Termination Date in a maximum aggregate principal amount not to exceed $120,000,000;


              (b) in the case of Foamex, a Term B Loan Commitment and a Term C Loan Commitment pursuant to which Borrowings of

         Term B Loans and Term C Loans will be made by Foamex in a maximum aggregate principal amount not to exceed $110,000,000 in respect of Term B Loans and $100,000,000 in respect of Term C Loans to Foamex in a single Borrowing to occur on the Effective Date;

              (c) a Revolving Loan Commitment (to include availability for Revolving Loans, Swing Loans and Letters of Credit) pursuant to which Borrowings of Revolving Loans and Swing Loans, in a maximum aggregate principal amount (together with all Letter of Credit Obligations) not to exceed $150,000,000 will be made to the Borrowers from time to time on and subsequent to the Effective Date but prior to the Revolving Loan Commitment Termination Date (provided, that the aggregate outstanding principal amount of such Swing Loans, Revolving Loans and Letter of Credit Obligations at any time shall not exceed the then existing Maximum Revolving Loan Commitment Amount);

with all the proceeds of the Credit Extensions to be used for the purposes specified in Sections 2.01(d) and 2.04(d); and

         WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitments and make such Loans to the Borrowers and issue (or participate in) Letters of Credit for the account of the Borrowers;

         NOW, THEREFORE, in consideration of the above premises each of the Borrowers, Trace Foam, FMXI, the Lenders, the Issuing Banks and the Administrative Agents agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         1.1. Certain Defined Terms. The following terms used in this Agreement (including the preamble and the recitals hereto) shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

         "Accommodation Obligation" means any Contractual Obligation, contingent or otherwise, of one Person with respect to any (x) Indebtedness of another Person or (y) any other obligation or liability of another Person which is not a Credit Party, if the primary purpose or intent thereof by the Person incurring the Accommodation Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another that such Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of busi-

ness), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such Indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

         "Administrative Agents" has the meaning ascribed to such term in the preamble and their respective successors pursuant to Section 12.07.

         "Affiliate", as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise.

         "Agreement" has the meaning ascribed to such term in the preamble.

         "Applicable Commitment Fee Margin" means at all times during the applicable periods set forth below with respect to the fees payable to the Lenders pursuant to Section 4.03(c), the applicable percentage set forth below under the column entitled "Applicable Commitment Fee Margin":

         Total Net Debt to                          Applicable Commitment
            EBDAIT Ratio                            Fee Margin
         -----------------

         Less than 4.0:1                                0.375%

         Greater than or equal                          0.500%
           to 4.0:1



         The Total Net Debt to EBDAIT Ratio used to compute the Applicable Commitment Fee Margin shall be the Total Net Debt to EBDAIT Ratio set forth in the Compliance Certificate most recently delivered by the Borrowers to the Administrative Agents; changes in the Applicable Commitment Fee Margin resulting from a change in the Total Net Debt to EBDAIT Ratio shall become effective upon delivery by the Borrowers to the Administrative Agents of a new Compliance Certificate pursuant to Section 7.01(d)(ii). Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Total Net Debt to EBDAIT Ratio), the Applicable Commitment Fee Margin for the period commencing on the Effective Date and ending on the earlier of November 17, 1997 or the delivery of the Compliance Certificate in respect of the Borrowers' third fiscal quarter of

         Fiscal Year 1997 shall be 0.50%. If the Borrowers shall fail to deliver a Compliance Certificate within 50 days after the end of any Fiscal Quarter (or within 60 days, in the case of the last Fiscal Quarter of the Fiscal Year) as required pursuant to Section 7.01(d)(ii), the Applicable Commitment Fee Margin from and including the 51st (or 61st, as the case may be) day after the end of such Fiscal Quarter to but not including the date the Borrowers deliver to the Administrative Agents a Compliance Certificate shall conclusively equal the highest Applicable Commitment Fee Margin set forth above. If the Borrowers deliver a Compliance Certificate pursuant to Section 7.01(d) (an "Annual Compliance Certificate") with respect to the audited annual financial statements of Foamex and its Subsidiaries for a Fiscal Year which shows a variance in the computation of the Total Net Debt to EBDAIT Ratio from such computation set forth in the Compliance Certificate delivered pursuant to Section 7.01(d) (a "Monthly Compliance Certificate") in connection with the last month of such Fiscal Year and the result of such variance is that the Borrowers received a decrease in the Applicable Commitment Fee Margin upon the delivery of the Monthly Compliance Certificate which they would not have been entitled to receive based upon the Annual Compliance Certificate, then the Borrowers shall, within five days, deliver to the Funding Agent for the pro rata distribution to the Lenders entitled to receive such payment, an amount equal to the difference between the commitment fee payable pursuant to Section 4.03(c) which would have been payable if such higher Applicable Commitment Fee Margin had been in effect and the actual accrual of such incorrect Applicable Commitment Fee Margin.

         "Applicable Lending Office" means, with respect to a particular Lender, its LIBO Rate Lending Office in respect of provisions relating to LIBO Rate Loans and its Domestic Lending Office in respect of provisions relating to Base Rate Loans.

         "Applicable Margin" means at all times during the applicable periods set forth below

              (a) with respect to the unpaid principal amount of each Term A Loan and Revolving Loan maintained as a Base Rate Loan, the applicable percentage set forth in subclause (i) below under the column entitled "Applicable Margin for Base Rate Loans", with respect to the unpaid principal amount of each Term B Loan maintained as a Base Rate Loan, the applicable percentage set forth in subclause (ii) below under the column entitled "Applicable Margin for Term B Base Rate Loans" and with respect to the unpaid principal amount of each Term C Loan maintained as a Base Rate Loan, the applicable percentage set forth in subclause
         (iii) below under the column entitled "Applicable Margin for Term C Base Rate Loans"; and

              (b) with respect to the unpaid principal amount of each Term A Loan and Revolving Loan maintained as a LIBO

         Rate Loan, the applicable percentage set forth in subclause (i) below under the column entitled "Applicable Margin for LIBO Rate Loans", with respect to the unpaid principal amount of each Term B Loan maintained as a LIBO Rate Loan, the applicable percentage in subclause (ii) below under the column entitled "Applicable Margin for Term B LIBO Rate Loans" and with respect to the unpaid principal amount of each Term C Loan maintained as a LIBO Rate Loan, the applicable percentage in subclause (iii) below under the column entitled "Applicable Margin for Term C LIBO Rate Loans":

                           (i)          For Term A Loans and Revolving Loans:

Total Net Debt                                  Applicable       Applicable
  to EBDAIT                                     Margin For       Margin For
    Ratio                                       Base Rate Loans  LIBO Rate Loans
--------------                                  ---------------  ---------------



Less than 2.5:1                                 0.000%           0.625%

Greater than or equal to 2.5:1 and
less than 3.0:1                                 0.000%           0.875%

Greater than or equal to 3.0:1 and
less than 3.5:1                                 0.125%           1.125%

Greater than or equal to 3.5:1 and
less than 4.0:1                                 0.375%           1.375%

Greater than or equal to 4.0:1 and
less than 4.5:1                                 0.875%           1.875%

Greater than or equal to 4.5:1                  1.125%           2.125%;



                           (ii)         For Term B Loans:

Total Net Debt                         Applicable            Applicable
  to EBDAIT                         Margin For Term B     Margin For Term B
    Ratio                           Base Rate Loans       LIBO Rate Loans
---------------                     ---------------       ---------------

Less than 4.0:1                                 0.875%          1.875%

Greater than or equal to 4.00:1 and
less than 4.50:1                                1.125%          2.125%

Greater than or
equal to 4.50:1
                                                1.375%          2.375%; and

                           (iii)        For Term C Loans:




Total Net Debt                           Applicable            Applicable
  to EBDAIT                              Margin For Term C     Margin For Term C
    Ratio                                Base Rate Loans       LIBO Rate Loans
---------------                          ---------------       ---------------

Less than 4.0:1                                 1.125%           2.125%

Greater than or equal to 4.0:1 and
less than 4.5:1
                                                1.375%           2.375%

Greater than or equal to 4.5:1
                                                1.625%           2.625%

         The Total Net Debt to EBDAIT Ratio used to compute the Applicable Margin following the Effective Date shall be the Total Net Debt to EBDAIT Ratio set forth in the Compliance Certificate most recently delivered by the Borrowers to the Administrative Agents; changes in the Applicable Margin resulting from a change in the Total Net Debt to EBDAIT Ratio shall become effective as to all Loans upon delivery by the Borrowers to the Administrative Agents of a new Compliance Certificate pursuant to Section 7.01(d)(ii). Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Total Net Debt to EBDAIT Ratio), the Applicable Margin for (i) Term A Loans and Revolving Loans shall be 1.875% for LIBO Rate Loans and 0.875% for Base Rate Loans, (ii) Term B Loans shall be 2.125% for LIBO Rate Loans and 1.125% for Base Rate Loans and (iii) Term C Loans shall be 2.375% for LIBO Rate Loans and 1.375% for Base Rate Loans, in each case for the period commencing on the Effective Date and ending on the earlier of November 17, 1997 or the delivery of the Compliance Certificate in respect of the Borrowers' third fiscal quarter of Fiscal Year 1997. If the Borrowers shall fail to deliver a Compliance Certificate within 50 days after the end of any Fiscal Quarter (or within 60 days, in the case of the last Fiscal Quarter of the Fiscal Year) as required pursuant to Section 7.01(d)(ii), the Applicable Margin from and including the 51st (or 61st, as the case may be) day after the end of such Fiscal Quarter to but not including the date the Borrowers deliver to the Administrative Agents a Compliance Certificate shall conclusively equal the highest Applicable Margin set forth above. If the Borrowers deliver a Compliance Certificate pursuant to
Section 7.01(d) (an "Annual Compliance Certificate") with respect to the audited annual financial statements of Foamex and its Subsidiaries for a Fiscal Year which shows a variance in the computation of the Total Net Debt to EBDAIT Ratio from such computation set forth in the Compliance Certificate delivered pursuant to Section 7.01(d) (a "Monthly Compliance Certificate") in connection with the last month of such Fiscal Year and the result of such variance is that the Borrowers received a decrease in the Applicable Margin upon the delivery of the Monthly Compliance Certificate which they would not have been entitled to receive based upon the Annual Compliance Certificate, then the Borrowers shall, within five days, deliver to the Funding Agent for the pro rata distribution to the Lenders entitled to receive such payment, an amount equal to the difference between the interest which would have accrued on the Loans which would have been payable if such higher Applicable Margin had been in effect and the actual accrual of interest on the Loans based upon the incorrect Applicable Margin. Any change in the Applicable Margin shall be effective as of the effective date of any such change in the Applicable Margin with respect to any Loans then outstanding.

         "Assignment and Acceptance" means an Assignment and Acceptance attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agents in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of Section 13.01.

         "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. ss.ss. 101 et seq.), as amended from time to time, and any successor statute.

         "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

              (a) the rate of interest announced publicly by the Funding Agent in New York, New York from time to time, as the Funding Agent's base rate; and

              (b) the sum of (A) one half of one percent (0.50%) per annum plus
         (B) the Federal Funds Rate in effect from time to time during such period.

         "Base Rate Loans" means all Loans which bear interest at a rate determined by reference to the Base Rate as provided in Section 4.01(a).

         "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which either Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA and which is subject to Title IV of ERISA.

         "Borrowers" has the meaning assigned thereto in the preamble.

         "Borrowing" means a borrowing consisting of Loans of the same type made, continued or converted on the same day.

         "Business Day" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York and (ii) in the case of LIBO Rate Loans, in London, England and (iii) in the case of letter of credit transactions for a particular Issuing Bank, in the place where its office for issuance or administration of the pertinent Letter of Credit is located.

         "Business Plan" means each Business Plan of Foamex and its Subsidiaries delivered after the Effective Date to the Administrative Agents pursuant to
Section 7.01(f).

         "Capital Expenditures" means, for any period, the aggregate of all expenditures of Foamex or its Subsidiaries on a consolidated basis (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in fixed asset accounts as reflected in the consolidated balance sheets of Foamex or its Subsidiaries; provided, however, (i) Capital Expenditures shall include, whether or not such a designation would be in conformity with GAAP, (A) that portion of Capital Leases which is capitalized on the consolidated balance sheet of Foamex and its Subsidiaries and (B) expenditures for Equipment which is purchased simultaneously with the trade-in of existing Equipment owned by either Foamex or any of its Subsidiaries, to the extent the gross purchase price of the purchased Equipment exceeds the book value of the Equipment being traded in at such time; and (ii) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, expenditures made in connection with the replacement or restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds which do not result in a permanent reduction in the Revolving Loan Commitments pursuant to Section 3.01.

         "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "Cash Collateral" means cash or Cash Equivalents held by theCollateral Agent, any of the Issuing Banks or any of the Lenders as security for the Obligations.

         "Cash Collateral Account" means an interest bearing account named "CUSA f/a/o Foamex L.P. Cash Collateral Account" Account No.: 4067-3998 maintained at Citibank's offices in New York, New York in which Cash Collateral of any Credit Party shall be deposited. The Cash Collateral Account shall be under the sole dominion and control of the Collateral Agent; provided, that all amounts deposited therein shall be held by the Collateral Agent for the benefit of the Administrative Agents, the Lenders and the Issuing Banks and shall be subject to the terms of Section 11.03.

         "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by a Federal Governmental Authority and backed by the full faith and credit of the United States government; (b) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any Lender or any commercial bank organized or licensed under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Services, a division of the McGraw Hill Corporation, or P-1 (or better) by Moody's Investors Service, Inc.; and (c) commercial paper, other than commercial paper issued by Foamex or any of its Affiliates, which is at the time of acquisition rated A-1 (or better) by Standard & Poor's Ratings Services, a division of the McGraw Hill Corporation, or P-1 (or better) by Moody's Investors Service, Inc.; provided, that the maturities of such Cash Equivalents shall not exceed 90 days.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq., any amendments thereto, any successor statutes, and any regulations or legally enforceable guidance promulgated thereunder.

         "Change of Control" means any event pursuant to which (a) another Person is substituted for FMXI as the managing general partner of Foamex, whether by agreement with FMXI, as a result of bankruptcy of FMXI or otherwise,
(b) another Person in addition to FMXI and Trace Foam becomes a general partner of Foamex, (c) FMXI or Trace Foam withdraws as general partner of Foamex pursuant to the Partnership Agreement or otherwise, (d) Marshall S. Cogan ceases
(i) to control at least fifty-one percent (51%) of the Equity Interests in TIHI entitled to elect a majority of the board of directors or (ii) to legally and beneficially own, directly or indirectly and of record, at least thirty percent,(30%) of the issued and outstanding Equity Interests in TIHI, (e) TIHI ceases to legally and beneficially own, directly or indirectly and of record, one hundred percent (100%) of the issued and outstanding Equity Interests in Trace Foam, whether due to the sale of Trace Foam or any of its parent entities, foreclosure upon the stock of Trace Foam or otherwise, (f) TIHI and Trace Foam cease to legally and beneficially own and control, directly or indirectly and of record, at least thirty percent (30%) of the voting Equity Interests in Foamex International, (g) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act) other than TIHI and its wholly-owned Subsidiaries has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of the Equity Interests in Foamex International in the aggregate amount in excess of twenty percent (20%) but only if such Person or group owns Equity Interests in excess of the Equity Interests owned directly or indirectly by TIHI and Trace Foam, (h) there is a sale, transfer or other assignment or disposition of any of the Equity Interests in Foamex by FMXI or Trace Foam, (i) Foamex ceases to own and control 100% of the issued and outstanding Equity Interests in any Subsidiary Guarantor (except as a result of a merger permitted under Section 9.09), (j) Foamex International ceases to own and control 100% of the issued and outstanding Equity Interests in FMXI, or (k) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Managing General Partner (or Foamex, if Foamex is a corporation) or FCC, as the case may be, or whose nomination for election by the shareholders of the Managing General Partner (or Foamex, if Foamex is a corporation) or FCC, as the case may be, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Managing General Partner (or Foamex, if Foamex is a corporation) or FCC, as the case may be, then in office.

         "Citibank" means Citibank, N.A.

         "Citicorp" is defined in the preamble.

         "Claim" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

         "Collateral" means all Property and interests in Property now owned or hereafter acquired by any Credit Party upon which a Lien is granted to the Collateral Agent or any Lender or Issuing Bank under any of the Loan Documents.

         "Commercial Letter of Credit" means any documentary letter of credit issued by an Issuing Bank pursuant to Section 2.03 for the account of either Borrower which is drawable uponpresentation of documents evidencing the sale or shipment of goods purchased by such Borrower in the ordinary course of its business.

         "Commitments" means, collectively, the Term A Loan Commitments, the Term B Loan Commitments, the Term C Loan Commitments and the Revolving Loan Commitments.

         "Commitment Termination Event" means

              (a) the occurrence of any Event of Default or Potential Event of Default described in Section 11.01(f) or (g); or

              (b) the occurrence and continuance of any other Event of Default and either:

                      (i) the declaration of all of the Loans to be due and
               payable pursuant to Section 11.02, or

                    (ii) the giving of notice by the Administrative Agents,
               acting at the direction of the Requisite Lenders to the Borrowers that the Commitments have been terminated; or

              (c) the occurrence of the 85th day after delivery of an Officer's Certificate described in Section 7.11 (unless the Commitments are terminated prior to such date pursuant to Section 11.01(i)); or

              (d) the effective date of any dissolution of Foamex; or

              (e) the commencement date of any action (in a proceeding, at law, equity or otherwise) todissolve Foamex.

         "Compliance Certificate" has the meaning ascribed to such term in
Section 7.01(d).

         "Concentration Account" means, with respect to Foamex the account named "CUSA f/a/o Foamex L.P. Concentration Account" Account No. 4058-7993 of the Collateral Agent and with respect to GFI, the account named "CUSA f/a/o GFI Concentration Account" Account No. 4060-5549 of the Collateral Agent, or any similar account established for any other Credit Party, in each case maintained at its office at 399 Park Avenue, New York, New York into which all funds from the Lockbox Accounts of such Credit Parties shall be deposited.

         "Consolidated Cash Interest Expense" means, for any period, total interest expense, whether paid or accrued (without duplication) (including the interest component of Capital Leases), of Foamex and its Subsidiaries on a consolidated basis, including, without limitation, (i) all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit and (ii) net costs (and reduction for net benefits) under interest rate Hedging Obligations, but excluding, however, (a) amortization of discount,
(b) interest paid in property other than cash or (c) any other interest expense not payable in cash, all as determined in conformity with GAAP.

         "Consolidated Fixed Charges" means, for any period, the sum of the amounts for such period of (a) Consolidated Cash Interest Expense, plus (b) scheduled payments of principal on the Term Loans and other Indebtedness of Foamex and its Subsidiaries (including the principal component of Capital Lease obligations), plus (c) charges for federal, state, local and foreign income taxes actually paid during such period, plus (d) payments made to the partners or any Affiliate of Foamex permitted to be made under Sections 9.06(iii), 9.06(iv)(x) (to the extent not already included in the calculation of EBDAIT) or 9.06(vi).

         "Consolidated Interest Expense" means, for any period, total interest expense, whether paid or accrued (without duplication) (including the interest component of Capital Leases), of Foamex and its Subsidiaries on a consolidated basis, including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit and net costs (and reduction for net benefits) under interest rate Hedging Obligations.

         "Consolidated Net Income" means, for any period, the net earnings (or loss) after taxes of Foamex and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP (excluding, however, (i) the effects of hyperinflation accounting as set forth in FAS 52, or other similar pronouncements in effect from time to time by the FASB or the Securities and Exchange Commission, (ii) any charges to net income relating to the Refinancing and relating to the Delayed Purchases and
(iii) any losses resulting from the sale of Perfect Fit Industries, Inc. and the application of proceeds therefrom).

         "Consolidated Working Capital" means, as of any date of determination, the difference of (i) the current assets (other than cash and Cash Equivalents) of Foamex and its Subsidiaries on a consolidated basis minus (ii) the current liabilities (other than (A) current maturities of Funded Debt and (B) other Funded Debt to the extent included as a current liability of Foamex and its Subsidiaries) of Foamex and its Subsidiaries on a consolidated basis.

         "Constituent Documents" means, (a) with respect to any corporation, (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation, (ii) the by-laws (or the equivalent governing documents) of such corporation and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Equity Interests and (b) with respect to any partnership (whether limited or general) or limited liability company, (i) the certificate of partnership (or equivalent filings), (ii) the partnership agreement (or the equivalent organizational documents) of such partnership or limited liability company and (iii) any document setting forth the designation, amount and/or relative rights, limitation and preferences of any of such partnership's Equity Interests.

         "Contaminant" means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls (PCBs), or any hazardous or toxic constituent thereof as these terms are defined in federal, state or local laws or regulations.

         "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "Credit Agents" means the Collateral Agent, Funding Agent, Administrative Agent, Intercreditor Agent and Intercreditor Collateral Agent.

         "Credit Extensions" means all Loans and Letter of Credit Obligations.

         "Credit Parties" means each Borrower and each Subsidiary Guarantor.

         "Cure Loans" has the meaning ascribed to such term in Section 3.02(b)(vi)(C).

         "Customary Permitted Liens" means (4)

              (a) Liens (other than Liens in favor of the PBGC) with respect to the payment of Taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

              (b) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

              (c) Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds and contractual landlord liens; provided that (i) all such Liens do not in the aggregate materially detract from the value of Foamex or its Subsidiaries' assets or Property or materially impair the use thereof in the operation of their respective businesses, and (ii) all Liens of attachment or judgment and Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $1,000,000; and

              (d) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of Foamex or any of its Subsidiaries.

         "Delayed Purchase" means the redemption or purchase of the Senior Notes, the Senior Secured Notes, the Discount Debentures, the 1993 Subordinated Debentures and the Subordinated Debentures not acquired on the Effective Date pursuant to the Tender Offer so long as (a) any such redemption is made in accordance with the terms of the indenture under which such Indebtedness was issued or (b) any such purchase or other acquisition of such Indebtedness is (i) made from a Person that is not an Affiliate of the Borrowers and (ii) for a consideration payable solely in cash and in an amount not to exceed (x) the principal amount of such Indebtedness plus (y) an amount equal to the product of $4,000,000 multiplied by a fraction, the numerator of which is the principal or accreted amount, as the case may be, of the Indebtedness so purchased or redeemed and the denominator of which is the aggregate principal and accreted amount of all the Senior Notes, the Senior Secured Notes, the Discount Debentures, the 1993 Subordinated Debentures and the Subordinated Debentures not acquired by Foamex on the Effective Date.

         "Delayed Purchase Blockage Amount" means, from and after the Effective Date (after giving effect to the Refinancing consummated on the Effective Date), an amount equal to the excess of (a) the sum of (i) the aggregate principal amount of all Senior Notes, Senior Secured Notes, 1993 Subordinated Debentures and Subordinated Debentures then outstanding plus (ii) the then accreted value of the Discount Debentures then outstanding plus (iii) the aggregate redemption premium in effect with respect to all such Indebtedness plus (iv) an amount equal to six months' cash interest on all such Indebtedness (other than the Discount Debentures) plus (v) $4,000,000 (subject to reduction as set forth in the immediately succeeding sentence) over (b) the Term A Loan Commitments then in effect. The amount of the Delayed Purchase Blockage Amount will be reduced upon the date of the consummation of a Delayed Purchase by an amount equal to the sum of (w) the principal (or accreted) amount of the Indebtedness so acquired plus (x) any redemption premium payable in respect thereto under the terms of the relevant indenture plus (y) an amount equal to six months' interest on such Indebtedness so acquired plus (z) in the case of the amount set forth in clause (v) above, an amount equal to the product of $4,000,000 multiplied by a fraction, the numerator of which is the principal or accreted amount, as the case may be, of the Indebtedness so purchased or redeemed and the denominator of which is the aggregate principal and accreted amount of all the Senior Notes, the Senior Secured Notes, the Discount Debentures, the 1993 Subordinated Debentures and the Subordinated Debentures not acquired by Foamex on the Effective Date.

         "Discount Debenture Indenture" means the Indenture dated as of June 28, 1994 among New Partners, Foamex-JPS Capital Corporation and Foamex International, as guarantor, and Fleet National Bank (as successor in interest to Shawmut Bank Connecticut, National Association) as Trustee, as such agreement may be amended, supplemented or otherwise modified from time to time.

         "Discount Debentures" means the Series B Senior Secured Discount Debentures due 2004 issued by New Partners and Foamex-JPS Capital Corporation, and governed by the terms of the Discount Debenture Indenture.

         "Discount Debenture Supplemental Indenture" means the First Supplemental Indenture to the Discount Debenture Indenture dated as of May 28, 1997 among New Partners, Foamex-JPS Capital Corporation, Foamex International and Fleet National Bank.

         "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

         "Dollars" and "$" mean the lawful money of the United States.

         "Domestic Lending Office" means, with respect to any Lender, such Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrowers and the Funding Agent.

         "EBDAIT" means, for any period, (a) the sum of the amounts for such period of (i) Consolidated Net Income plus (ii) consolidated depreciation, amortization expense and other non-cash charges plus (iii) Consolidated Interest Expense plus (iv) Federal, state, local and foreign income taxes provided for by Foamex and its Subsidiaries; minus (b) (i) extraordinary gains (or plus extraordinary losses) from asset sales calculated pursuant to GAAP for such period to the extent such gains or losses were included in the calculation of Consolidated Net Income minus (ii) interest or investment income.

         "Effective Date" means the first date on which all of the conditions precedent set forth in Section 5.01 hereof shall be satisfied or waived by the Lenders, but in no event shall such date be later than July 15, 1997.

         "Eligible Assignee" means (a) a Lender or any Affiliate thereof; or (b) a finance company, insurance company, bank, other financial institution or fund or any Person whose investment manager or investment advisor is the investment manager or investment advisor of such Lender, reasonably acceptable to the Administrative Agents and the Borrowers (such acceptance not to be unreasonably withheld or delayed).

         "Environmental, Health or Safety Requirements of Law" means all valid and enforceable Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to any law, regulation, or order relating to the use, handling, or disposal of any Contaminant, any law, regulation, or order relating to Remedial Action, and any law, regulation, or order relating to workplace or worker safety and health, as such Requirements of Law are promulgated by the specifically authorized agency responsible for administering such Requirements of Law.

         "Environmental Lien" means a Lien in favor of any Governmental Authority for any (a) liabilities under any Environmental, Health or Safety Requirement of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "Equipment" means, with respect to either Borrower, all of such Borrower's present and future (a) equipment and fixtures, including, without limitation, machinery, manufacturing, distribution and office equipment, assembly systems, tools, appliances, furniture and vehicles, (b) other tangible personal Property (other than such Borrower's inventory), and (c) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

         "Equity Interests", with respect to any Person, means any capital stock issued by such Person, regardless of class or designation, or any limited or general partnership interest in such Person, regardless of designation, or any limited company membership interest and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

         "ERISA Affiliate" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as either Borrower; (b) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with either Borrower; and (c) solely for purposes of liability under Section 412(c)(11) of the Internal Revenue Code, the Lien created under Section 412(n) of the Internal Revenue Code, or for tax imposed for failure to meet minimum funding standards under Section 4971 of the Internal Revenue Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue
Code) as either Borrower, any corporation described in clause (a) above or any partnership or trade or business described in clause (b) above.

         "Event of Default" means any of the occurrences set forth in Section
11.01 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in Section 11.01.

         "Excess Cash Flow" means, for any Fiscal Year, the excess (if any),


              (a) of the sum (for such Fiscal Year) of, without duplication,

                      (i)   EBDAIT;

         plus

                      (ii) Net Cash Proceeds of Sale to the extent required to be applied against Term Loans under Section 3.01(b) or against Existing Secured Debt;

         plus

                      (iii) Proceeds of Issuance of Equity Issuances or
                  Indebtedness to the extent required to be applied against Term Loans under Section 3.01(b);

         plus

                      (iv) the net decrease in Consolidated Working Capital
                  since the last day of the immediately preceding Fiscal Year;

         plus

                      (v)  repayments of the Old TIHI Loan;

         plus

                      (vi) an amount equal to the aggregate amount of (A)
                  payments or repayments of the New TIHI Loan, (B) amounts repaid under the Tax Advance Agreement and (C) repayments of loans or advances permitted under Section 9.04(v), in each case, to the extent such amounts were subtracted from the calculation of Excess

                  Cash Flow pursuant to clause (b)(vi) below in respect of such Fiscal Year or any preceding Fiscal Year in which Excess Cash Flow has been determined;

over

              (b) the sum (for such Fiscal Year) of, without duplication,

                   (i) Consolidated Cash Interest Expense actually paid by such
              Persons;

         plus

                   (ii) payments, to the extent actually made, of the principal amount of the Term Loans, scheduled and/or mandatory payments of other Indebtedness of Foamex and its Subsidiaries (other than Revolving Loan Obligations) and permanent reductions in the Revolving Loan Commitments;

         plus

                   (iii) all federal, state and foreign income taxes actually paid in cash by Foamex and its Subsidiaries;

         plus

                   (iv) Capital Expenditures actually made by Foamex and its
              Subsidiaries in such Fiscal Year;

         plus

                   (v) all Restricted Junior Payments paid under Sections
              9.06(iii), 9.06(iv) (to the extent not already subtracted from the calculation of EBDAIT) and 9.06(vi);

         plus

                   (vi) all Investments made after the Effective Date permitted under Sections 9.04(iv), 9.04(v), 9.04(viii), 9.04(ix) and clause
              (y) of 9.04(x);

         plus

                   (vii) the net increase in Consolidated Working Capital from the last day of the immediately preceding Fiscal Year;

         plus

                   (viii) ordinary gains from the sale of assets (other than
              sales or other transfers described in Section 9.02(i)).

         "Existing Credit Agreement" has the meaning ascribed thereto in the preamble.

         "Existing Letters of Credit" means those letters of credit issued by Citibank, N.A. and Scotiabank for the account of the Borrowers pursuant to the Existing Credit Agreement having on the Effective Date an aggregate stated amount of $10,089,605.

         "Existing Secured Debt" means, collectively, the Senior Notes, the Senior Secured Notes and the Discount Debentures.

         "Existing Secured Debt Indentures" means, collectively, the Senior Note Indenture, the Senior Secured Note Indenture and the Discount Debentures Indenture.

         "Fair Market Value" means, with respect to any asset of any Person, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arms length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, determined (a) in good faith by the board of directors of such Person or (b) in an appraisal of such asset, provided that such appraisal was performed relatively contemporaneously with such sale by an independent third party appraiser and the basic assumptions underlying such appraisal have not materially changed between the date thereof and the date of such sale.

         "FCC" means Foamex Capital Corporation, a Delaware corporation.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on such transactions received by the Administrative Agents from three federal funds brokers of recognized standing selected by the Administrative Agents.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

         "Fiscal Month" means the fiscal month of each Borrower, which shall be the four- or five-week period (or, in some instances, six-week period at the end of a Fiscal Year) ending on the Sunday nearest to the last day of a calendar month during a Fiscal Year.

         "Fiscal Year" means the fiscal year of each Borrower, which shall be the 52- or 53-week period ending on the Sunday nearest to December 31 of each calendar year.

         "Fixed Charge Coverage Ratio" means, with respect to any period, the ratio of

              (a) the result (for such period) of

                   (i) EBDAIT

         minus

                   (ii) Capital Expenditures of Foamex and its Subsidiaries

         minus

                   (iii) Permitted Aircraft Payments (to the extent not included in the calculation of EBDAIT).

         to

              (b) Consolidated Fixed Charges for such period.

         "FMXI" means FMXI, Inc., a Delaware corporation and wholly-owned Subsidiary of Foamex International.

         "Foamex" has the meaning ascribed thereto in the preamble.

         "Foamex Asia Group" means any direct or indirect wholly-owned Subsidiary of Foamex created for the purpose of facilitating a Permitted Business.

         "Foamex Canada" means Foamex Canada Inc., a corporation incorporated under the Canada Business Corporations Act.

         "Foamex Fibers" means Foamex Fibers, Inc., a Delaware corporation and a wholly-owned Subsidiary of GFI.

         "Foamex Guaranty" means the Guaranty dated as of June 12, 1997 executed by Foamex in favor of the Administrative Agents, the Lenders and the Issuing Banks pursuant to which Foamex guarantees all of the Obligations of GFI, as the same may be amended, supplemented or modified from time to time.

         "Foamex Pledge Agreement" means the Foamex Pledge Agreement dated as of June 12, 1997 between Foamex and the Collateral Agent pursuant to which Foamex grants a security interest in all of the Equity Interests of each of its now or hereafter existing Subsidiaries in favor of the Collateral Agent, as such agreement may be amended, supplemented or modified from time to time.

         "Foamex International" means Foamex International Inc., a Delaware corporation.

         "Foamex International Guaranty" means the Guaranty dated as of June 12, 1997 executed by Foamex International in favor of the Administrative Agents, the Lenders and the Issuing Banks pursuant to which Foamex International guarantees all of the Obligations of the Borrowers, as the same may be amended, supplemented or modified from time to time.

         "Foamex International Supply Agreement" means the Supply Agreement dated as of June 23, 1994 among Foamex and Foamex International with respect to the purchase and resale by Foamex International to Foamex of certain raw materials, as the same may be amended, supplemented or modified from time to time.

         "Foamex Mexico Group" means, collectively (a) Grupo Foamex de Mexico, S.A. de C.V., a Mexican corporation, (b) TEFSA, (c) Foamex de Mexico, S.A. de C.V., a Mexican corporation, and (d) Colchones y de Todo en Espuma, S.A. de C.V., a Mexican corporation.

         "Foreign Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of either Borrower or any of its Subsidiaries or any of its ERISA Affiliates and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

         "Foreign Pension Plan" means any employee benefit plan as defined in
Section 3(3) of ERISA which (a) is maintained or contributed to for the benefit of employees of either Borrower or any of Borrower's Subsidiaries or any of its ERISA Affiliates, (b) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (c) under applicable local law, is required to be funded through a trust or other funding vehicle.

         "Foreign Subsidiary" means Foamex Canada, each member of the Foamex Mexico Group and each member of the Foamex Asia Group and any other direct or indirect wholly-owned subsidiary of Foamex which is not incorporated under the laws of any state of the United States or the District of Columbia and which is created after the Effective Date for the purpose of facilitating a Permitted Business.

         "Funded Debt" means, to the extent the following would be reflected on a balance sheet of Foamex and its Subsidiaries on a consolidated basis prepared in accordance with GAAP, the principal (or accreted) amount of all Indebtedness of Foamex and its Subsidiaries in respect of borrowed money, evidenced by debt securities, debentures, acceptances, notes or other similar instruments, in respect of Capital Lease Obligations, in respect of Reimbursement Obligations or in respect of the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business.

         "Funding Date" means, with respect to any Revolving Loan, the date of the funding of such Revolving Loan, and with respect to any Swing Loan, the date of the funding of such Swing Loan and with respect to any Term Loan, the date of funding of such Term Loan.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date hereof (unless otherwise specified herein as in effect on another date or dates).

         "General and Limited Partners' Agreement" means the Amended and Restated General and Limited Partners' Agreement dated as of October 13, 1992 among Trace Foam, Recticel Foam Corporation, FCD Sub, Inc., TIHI and the Collateral Agent, as such agreement may be amended, supplemented or modified from time to time.

         "General Partners" means, collectively, Trace Foam, as general partner, and the Managing General Partner.

         "GFI" has the meaning ascribed thereto in the preamble.

         "GFI Guaranty" means the Guaranty dated as of June 12, 1997 executed by GFI in favor of the Administrative Agents, the Lenders and the Issuing Banks pursuant to which GFI guarantees all of the Obligations of Foamex, as the same may be amended, supplemented or modified from time to time.

         "GFI L/C Sublimit" means $10,000,000.

         "GFI Pledge Agreement" means the GFI Pledge Agreement dated as of June 12, 1997 between GFI and the Collateral Agent pursuant to which GFI grants a security interest in all of the Equity Interests of Foamex Fibers and each other of its now or hereafter existing Subsidiaries in favor of the Collateral Agent, as such agreement may be amended, supplemented or modified from time to time.

         "GFI Sublimit" means $50,000,000.

         "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including the National Association of Insurance Commissioners).

         "GW Subordinated Note" means the Subordinated Promissory Note in the principal amount of $7,014,864 made by Foamex in favor of John Rallis dated May 6, 1993.

         "GW Subordination Agreement" means the GW Subordination Agreement dated as of December 14, 1993 between John Rallis and the Collateral Agent, as such agreement may be amended, supplemented or modified from time to time.

         "Hedging Obligation" means, with respect to any Person, the obligations of such Person under (a) interest rate or currency swap agreements, interest rate or currency cap agreements, interest rate or currency collar agreements and
(b) other agreements or arrangements designed to protect such Person against or expose such Person to fluctuations in interest rates and/or currency rates.

         "Holder" means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, each Administrative Agent, each Lender and each Issuing Bank.

         "Indebtedness", as applied to any Person, means, at any time (without duplication) (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business as presently conducted, (v) in respect of Capital Leases, or (vi) which are Accommodation Obligations; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien (other than Customary Permitted Liens) on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of Interest Rate Contracts and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; and (d) all preferred Equity Interests in such Person subject to mandatory redemption upon the occurrence of any contingency (but only to the extent such contingency has occurred).

         "Intercompany Promissory Note" means an unsecured note in form and substance satisfactory to the Administrative Agents, made by either Borrower or any Subsidiary Guarantor in favor of the other Borrower or any Subsidiary Guarantor, as the case may be, the obligations under which have been subordinated to the payment in full of the Obligations on terms and conditions satisfactory to the Requisite Lenders.

         "Intercreditor Agent" means Scotiabank acting in such capacity (and any successor(s) thereto in such capacity) under any Intercreditor Agreement.

         "Intercreditor Agreements" means, collectively, the Senior Note Intercreditor Agreement and the Senior Secured Note Intercreditor Agreement.

         "Intercreditor Collateral Agent" means Citicorp acting in such capacity (and any successor(s) thereto in such capacity) under any Intercreditor Agreement.

         "Interest Coverage Ratio" means, with respect to any period, the ratio of

              (a)  EBDAIT for such period

         to

              (b)  Consolidated Cash Interest Expense for such period.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

         "Investment" means, with respect to any Person, (a) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (b) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (c) any direct or indirect loan, advance (other than prepaid expenses, accounts receivable (other than accounts receivable having a value in the aggregate in excess of $5,000,000 (but only to the extent of such excess) owed by a Foreign Subsidiary to a Borrower or a Subsidiary Guarantor which are not paid within 90 days of the invoice date therefor) advances to employees and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "Issuing Bank L/C Sublimit" means (a) in the case of Scotiabank, $30,000,000 and (b) in the case of Citibank, $15,000,000.

         "Issuing Banks" means Citibank, Scotiabank and each other Lender approved by the Administrative Agents and the Borrowers who has agreed to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.03.

         "L/C Sublimit" means $30,000,000.

         "Lender" means Citicorp, Scotiabank and the other financial institutions on the signature pages hereof together with their respective successors and assigns (including, without limitation, any Replacement Lender) and the Swing Bank.

         "Letter of Credit" means any Commercial Letter of Credit or Standby Letter of Credit.

         "Letter of Credit Fee" has the meaning ascribed to such term in Section 4.03(b).

         "Letter of Credit Obligations" means, at any particular time, the sum of (a) all outstanding Reimbursement Obligations at such time, plus (b) the aggregate undrawn face amount of all outstanding Letters of Credit at such time, plus (c) the aggregate face amount of all Letters of Credit requested by the Borrowers at such time but not yet issued (unless the request for an unissued Letter of Credit has been denied pursuant to Section 2.03(c)(i)).

         "Letter of Credit Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank from which such letter of credit is requested may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Issuing Bank and the Borrower for whose account such letter of credit was issued and as are not materially adverse (in the judgment of the Issuing Bank) to the interests of the Lenders; provided, however, in the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

         "Liabilities and Costs" means all liabilities, obligations, responsibilities, losses, damages, personal injury, death costs, punitive damages, economic damages, consequential damages, treble treble damages, intentional, willful or wanton injury or damage to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

         "LIBO Rate" means, with respect to any LIBO Rate Interest Period applicable to a Borrowing of LIBO Rate Loans, an interest rate per annum determined by the Funding Agent to be the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) per annum if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England to major banks in the London interbank market at approximately 11:00 a.m. (London time) on the LIBO Rate Interest Rate Determination Date for such LIBO Rate Interest Period for a period equal to such LIBO Rate Interest Period and in an amount substantially equal to the amount of such Reference Bank's LIBO Rate Loan and for a period equal to such LIBO Rate Interest Period.

          "LIBO Rate Affiliate" means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender's name under the heading "LIBO Rate Affiliate" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrower and the Funding Agent.

         "LIBO Rate Interest Payment Date" means (a) with respect to any LIBO Rate Loan, the last day of each LIBO Rate Interest Period applicable to such Loan and (b) with respect to any LIBO Rate Loan having a LIBO Rate Interest Period in excess of three (3) calendar months, the last day of each three (3) calendar month interval during such LIBO Rate Interest Period.

         "LIBO Rate Interest Period" has the meaning ascribed to such term in
Section 4.02(b).

         "LIBO Rate Interest Rate Determination Date" has the meaning ascribed to such term in Section 4.02(c).

         "LIBO Rate Lending Office" means, with respect to any Lender, the office or offices of such Lender (if any) set forth below such Lender's name under the heading "LIBO Rate Lending Office" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such office or offices of such Lender as it may from time to time specify by written notice to the Borrower and the Funding Agent.

         "LIBO Rate Loans" means those Loans outstanding which bear interest at a rate determined by reference to the LIBO Rate and the Applicable LIBO Rate Margin as provided in Section 4.01(a).

         "LIBO Rate Reserve Requirement" means any reserve requirement as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBO Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor or consignor pursuant to ss. 9-408 of the UCC), naming the owner of such proper as debtor, under the UCC or other comparable law of any jurisdiction.

         "Limited Partner" means New Partners, in its capacity as a limited partner of Foamex.

         "Loan Account" has the meaning ascribed to such term in Section
3.05(b).

         "Loan Documents" means this Agreement, the Notes, the Security Agreement, the GFI Security Agreement, the GFI Guaranty, the Subsidiary Security Agreements, the Foamex Guaranty, the Subsidiary Guarantees, the Foamex International Guaranty, the General and Limited Partners' Agreement, the TIHI Subordination Agreement, the GW Subordination Agreement, the Partnership Guaranty, the Partnership Pledge Agreement, the Foamex Pledge Agreement, the GFI Pledge Agreement, each Subsidiary Pledge Agreement, Hedging Obligations to which any Lender or any Affiliate of a Lender is a party, foreign exchange contracts to which any Lender or any Affiliate of a Lender is a party, the fee letter referred to in Section 4.03, and all other instruments, agreements and written Contractual Obligations between either Borrower or any Subsidiary of either Borrower and any of the Administrative Agents, any Lender or any Issuing Bank delivered to either of the Administrative Agents, such Lender or such Issuing Bank pursuant to or in connection with this Agreement.

         "Loan Parties" means, collectively, (a) the Borrowers, the General Partners, FCC, Foamex International and any Subsidiary Guarantor and (b) any other Subsidiary (or group of Subsidiaries) which is (or constitutes) a Significant Subsidiary.

         "Loans" means Term Loans, Revolving Loans, Base Rate Loans, LIBO Rate Loans and Swing Loans.

         "Lockbox Account" has the meaning ascribed to such term in Section 3.06(a).

         "Lockbox Agreement" means a lockbox agreement executed by each Lockbox Bank, the Credit Party party thereto and the Collateral Agent as such agreement may be amended, modified or supplemented from time to time.

         "Lockbox Bank" means, with respect to any Credit Party, each bank that has executed a Lockbox Agreement and has been confirmed by the Collateral Agent not to be in uncertain financial condition, into which such Credit Party deposits proceeds of Collateral and identified as such on Schedule 1.01.2.

         "Management Agreement" means the Trace Foam Management Agreement dated as of October 13, 1992 between Foamex and Trace Foam as the same may be amended, supplemented or modified from time to time, including the Affirmation Agreement dated as of December 14, 1993 among Foamex, Trace Foam and FMXI affirming the Management Agreement, as amended on June 12, 1997.

         "Managing General Partner" means FMXI.

         "Margin Stock" means "margin stock" as such term is defined in Regulation U and Regulation G.

         "Material Adverse Effect" means a material adverse effect upon (a) the condition (financial or otherwise), business performance, properties, operations, assets or prospects of either Borrower, or of the Borrowers and their Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under the Loan Documents, or (c) the ability of the Lenders, the Issuing Banks or the Collateral Agent to enforce the Loan Documents.

         "Maximum Revolving Loan Commitment Amount" means, as of any date of determination, an amount equal to:

              (a)   the Revolving Loan Commitments in effect at such time

minus
-----

              (b)   the sum of

                    (i) the Delayed Purchase Blockage Amount in effect at such time and

                    (ii) any reserves in effect on such date against the
               Revolving Loan Commitments established pursuant to Section 3.01(b)(i).

         "Mortgage" means any mortgage, leasehold mortgage or deed of trust executed by a Credit Party in favor of the Collateral Agent, and substantially in the form of Exhibit M hereto.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either Borrower or any ERISA Affiliate and which is subject to Title IV of ERISA.

         "Net Cash Proceeds of Sale" means (a) proceeds received by Foamex or any Subsidiary Guarantor in cash from the sale, lease, assignment or other disposition of any Property, other than dispositions of assets permitted under
Section 9.02(i) (but including any proceeds received by Foamex or any Subsidiary Guarantor (by dividend, distribution or otherwise) in connection with the issuance of Equity Interests by any of the Foreign Subsidiaries), net of (i) the costs of sale, assignment or other disposition, (ii) any income, franchise, transfer or other tax liability arising from such transaction (including payments made or to be made pursuant to the Tax Sharing Agreement and after taking into account any available tax credits or deductions arising from such transaction) and (iii) amounts applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien permitted by Section 9.03 on the asset disposed of, if such net proceeds arise from any individual sale, assignment or other disposition or from any group of related sales, assignments or other dispositions; and (b) proceeds of insurance (net of the reasonable expenses of collection) on account of the loss of or damage to any such Property or Properties, and payments of compensation for any such Property or Properties taken by condemnation or eminent domain to the extent such proceeds are not utilized to repair or replace the Property subject to such loss, damage or condemnation within 180 days (or if consented to in writing by the Administrative Agents, 360 days) of the date of such loss, damage or condemnation; provided, that any such proceeds not so utilized in such 180 day period shall immediately be deemed to be "Net Cash Proceeds of Sale". "Net Cash Proceeds of Sale" shall not include (x) rental income arising from Foamex's sublease of office space to Foamex International and TIHI at 375 Park Avenue, New York, New York, (y) rental income not in excess of $1,000,000 in any Fiscal Year arising from the lease or sublease by Foamex and the Subsidiary Guarantors of real property to other Persons (to the extent such lease or sublease is otherwise permitted hereunder) and (z) proceeds from sales, leases, assignments or other dispositions of Property in an amount not to exceed the first $5,000,000 in the aggregate of such proceeds received in any Fiscal Year.

         "Net Worth" means, at any time, with respect to any Person (a) total consolidated assets of such Person minus (b) total consolidated liabilities of such Person (it being understood that Equity Interests in such Person shall not constitute liabilities except to the extent such Equity Interests are Indebtedness). Assets and liabilities shall be determined in accordance with GAAP, except that Investments in and moneys due from Affiliates of Foamex and its Subsidiaries (other than (A) Investments in Affiliates permitted under Section 9.04(iv) and (B) other Investments permitted under Section 9.04 (other than Section 9.04(x)) and not recorded as an asset under GAAP, shall be added back to total consolidated assets) shall be excluded from or added back, as applicable, to total consolidated assets of Foamex and its Subsidiaries (other than trade receivables due from Affiliates incurred in the ordinary course of business less than sixty (60) days past due).

         "New Foamex Subordinated Note Indenture" means the Indenture dated as of June 12, 1997 among Foamex, FCC and The Bank of New York, as Trustee, as such agreement may be amended, supplemented or modified from time to time.

         "New Foamex Subordinated Note Offering Memorandum" means the Offering Memorandum, dated May 29, 1997, relating to the New Foamex Subordinated Notes.

         "New Foamex Subordinated Notes" means the Senior Subordinated Notes issued by FCC and Foamex in the aggregate principal amount of up to $150,000,000 and governed by the terms of the New Foamex Subordinated Note Indenture.

         "New Partners" means Foamex-JPS Automotive L.P., a Delaware limited partnership.

         "New TIHI Loan" means the loan, not in excess of a principal amount of $5,000,000 outstanding at any time, made by Foamex to TIHI and evidenced by that certain promissory note dated June 12, 1997.

         "1993 Subordinated Debenture" means the Senior Subordinated Debentures (Series B) issued by FCC and Foamex in the aggregate principal amount of up to $7,000,000 and governed by the terms of the 1993 Subordinated Debenture Indenture.

         "1993 Subordinated Debenture Indenture" means the Indenture dated as of March 23, 1993 among Foamex, FCC, GFI as Guarantor and U.S. Trust Company of Texas, N.A., as Trustee, as such agreement may be amended, amended and restated, supplemented or modified from time to time.

         "1993 Supplemental Indenture" means the Third Supplemental Indenture to the 1993 Subordinated Debenture Indenture dated as of May 28, 1997 among GFI, FCC, Foamex and Fleet National Bank, as Trustee.

         "Non Pro Rata Loan" has the meaning ascribed to such term in Section 3.02(b)(vi).

         "Notes" means collectively the Revolving Loan Notes, Term Loan Notes and the Swing Loan Notes.

         "Notice of Borrowing" means a Notice of Borrowing substantially in the form attached hereto as Exhibit B.

         "Notice of Conversion/Continuation" means a Notice of Conversion/Continuation substantially in the form attached hereto as Exhibit E with respect to a proposed conversion or continuation of a Loan pursuant to
Section 4.01(c).

         "Obligations" means all Loans, Reimbursement Obligations, advances, debts, liabilities, obligations, covenants and duties owing by either Borrower to either Administrative Agent, any Lender, any Issuing Bank, any Affiliate of either Administrative Agent, any Lender or any Issuing Bank, or any Person entitled to indemnification pursuant to Section 3.03 of this Agreement, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, the Notes or any other Loan Document, whether or not for the payment of money, whether arising
(i) under or in connection with any cash management services provided by the Administrative Agents or an Affiliate of the Administrative Agents, (ii) by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange contract or Hedging Obligation or (iii) in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to either Borrower under this Agreement or any other Loan Document.

         "Obligor" means each Borrower and any other Person (other than the Credit Agents, the Issuing Banks or any Lender) obligated under any Loan Document.

         "Offer to Purchase" means the Offer to Purchase of Foamex dated May 12, 1997, as amended, pursuant to which Foamex (i) has made a tender offer for the Senior Secured Notes, the Senior Notes, the Discount Debentures, the Subordinated Debentures and the 1993 Subordinated Debentures and (ii) solicited consents to amendments to the related indentures (as set forth therein).

         "Officer's Certificate" means (a) as to a corporation, a certificate executed on behalf of such corporation by (i) the chairman or vice-chairman of its board of directors (if an officer of such corporation) or (ii) its president, any of its vice-presidents, its chief financial officer, or its treasurer and (b) as to a partnership, a certificate executed on behalf of such partnership by (i) if a limited partnership, by its general partner (and if the general partner is a corporation by the appropriate individual indicated in (a) above) and (ii) if other than a limited partnership, by a partner (and if such partner is a corporation by the appropriate individual indicated in (a) above).

         "Old TIHI Loan" means the loan, not in excess of a principal amount of $4,372,516 plus accrued interest, made by Foamex to TIHI and evidenced by that certain promissory note dated July 7, 1996, as amended on June 12, 1997, to increase the aggregate amount which may be outstanding thereunder to $4,794,828.

         "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

         "OSHA" means the Occupational Safety and Health Act of 1970, any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

         "Other Indebtedness" means all of the Indebtedness of Foamex or any of its Subsidiaries other than the Obligations.

         "Partnership Agreement" means the Fourth Amended and Restated Agreement of Limited Partnership of Foamex L.P. dated as of December 14, 1993 among Trace Foam, Foamex International and FMXI, as amended by the First Amendment thereto dated as of June 28, 1994, and the Second Amendment thereto dated as of June 12, 1997, as such agreement may be amended, supplemented or modified from time to time.

         "Partnership Guaranty" means the Guaranty, dated as of June 12, 1997, issued jointly and severally by Trace Foam and FMXI and Foamex International in favor of the Collateral Agent as such agreement may be amended, supplemental or modified from time to time.

         "Partnership Pledge Agreement" means the Partnership Pledge Agreement dated as of June 12, 1997, among Trace Foam, Foamex International, FMXI and the Collateral Agent pursuant to which the partners of Foamex grant a security interest in all the Equity Interests of Foamex in favor of the Collateral Agent as such agreement may be amended, supplemented or modified from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

         "Pending Proceeds" is defined in Section 3.01(b)(i).

         "Permits" means any permit, approval, authorization license, variance, or permission required from a Governmental Authority under an applicable Requirement of Law.

         "Permitted Aircraft Payments" means payments to Foamex International not to exceed $2 million per Fiscal Year in respectof debt service and other expenses actually incurred by Foamex International or its Subsidiaries relating to their aircraft.

         "Permitted Business" means (a) the manufacture and distribution of polyurethane and advance polymer foam and activities related thereto and (b) other businesses engaged in by the Borrowers and their Subsidiaries on the Effective Date and similar lines of business engaged in by the Borrowers on the Effective Date, including, but not limited to, the manufacture and distribution of plastics and related products.

         "Permitted Existing Accommodation Obligations" means those Accommodation Obligations of Foamex or any of its Subsidiaries identified as such on Schedule 1.01.3.

         "Permitted Existing Indebtedness" means the Indebtedness of Foamex and its Subsidiaries (other than Permitted Subordinated Indebtedness) identified as such on Schedule 1.01.4.

         "Permitted Existing Investments" means those Investments of either Borrower identified as such on Schedule 1.01.5.

         "Permitted Existing Liens" means the Liens on assets of either Borrower identified as such on Schedule 1.01.6.

         "Permitted Subordinated Indebtedness" means Indebtedness evidenced by, or in respect of, principal and interest on (a) the New Foamex Subordinated Notes in a principal amount not exceeding $150,000,000 (including the Accommodation Obligations of Subsidiary Guarantors party to the related indenture as in effect on the Effective Date), (b) the Subordinated Debentures in a principal amount not exceeding $31,457,000 (including the Accommodation Obligations of Subsidiary Guarantors party to the related indenture as in effect on the Effective Date), (c) the 1993 Subordinated Debentures in a principal amount not exceeding $1,750,000 (including the Accommodation obligations of Subsidiary Guarantors party to the related indenture as in effect on the Effective Date), (d) the GW Subordinated Note in a principal amount not exceeding $7,014,864, (e) any Rallis Claim (as defined in the GW Subordination Agreement) and (f) any Subordinated Claim (as defined in the TIHI Subordination Agreement).

         "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, limited liability company or other organization, whether or not a legal entity, and any Governmental Authority.

         "Plan" means an employee benefit plan defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which either Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "Potential Event of Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

         "Proceeds of Issuance of Equity Interests or Indebtedness" means net cash proceeds received by Foamex International, Foamex or any of the Subsidiary Guarantors at any time from and after the Effective Date on account of the issuance of (a) any Equity Interest in Foamex International, Foamex or any Subsidiary (which proceeds do not constitute Net Cash Proceeds of Sale) or (b) Indebtedness (other than Indebtedness permitted under Section 9.01 as in effect on the Effective Date) of Foamex International (other than Indebtedness permitted under Sections 4.1.4(A) through (E) and (G) and (H) of the Foamex International Guaranty), Foamex and/or any of its Subsidiaries, in each case net of all transaction costs and underwriters' discounts with respect thereto.

         "Process Agent" has the meaning ascribed to such term in Section 13.17(a).

         "Property" means any and all real property or personal property, whether tangible or intangible, plant, building, facility, structure, underground storage tank or unit, Equipment, inventory, general intangibles, receivables, Equity Interests, Securities, account, deposit, claim, right or other asset owned, leased or operated by Foamex or any of its Subsidiaries, as applicable, (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

         "Pro Rata Share" means, with respect to any Lender (including, without limitation, the Swing Bank), (a) with respect to Revolving Loans and Letters of Credit, the percentage obtained by dividing (i) such Lender's Revolving Loan Commitment by (ii) the aggregate amount of all Revolving Loan Commitments (in each case, as reduced from time to time in accordance with the provisions of this Agreement), (b) with respect to Term A Loans, the percentage obtained by dividing (i) such Lender's Term A Loan Commitment (or after the Effective Date, Term A Loans and remaining Term A Loan Commitments) by (ii) the aggregate amount of all Term A Loan Commitments (or after the Effective Date, Term A Loans and remaining Term A Loan Commitments) (in each case, as reduced from time to time in accordance with the provisions of this Agreement), (c) with respect to Term B Loans, the percentage obtained by dividing (i) such Lender's Term B Loan Commitment (or after the Effective Date, Term B Loans) by (ii) the aggregate amount of all Term B Loan Commitments, (or after the Effective Date, Term B Loans) and (d) with respect to Term C Loans, the percentage obtained by dividing (i) such Lender's Term C Loan Commitment (or after the Effective Date, Term C Loans) by (ii)the aggregate amount of all Term C Loan Commitments (or after the Effective Date, Term C Loans).

         "Protective Advance" has the meaning ascribed to such term in Section 12.09.

         "Quarterly Payment Date" means each March 31, June 30, September 30 and December 31.

         "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq., any amendments thereto, any successor statutes, and any regulations or legally enforceable guidance promulgated thereunder.

         "Reference Banks" means Citicorp, Scotiabank and one other Lender reasonably satisfactory to the Borrowers, Citicorp and Scotiabank.

         "Refinancing" has the meaning ascribed to such term in the first recital.

         "Refinancing Transaction Documents" means the Supplemental Indentures, the Intercreditor Agreements, the Purchase Agreement dated as of May 29, 1997 among the Borrowers, FCC, Foamex Fibers and the other parties thereto, the Registration Rights Agreement dated as of June 12, 1997 among the Borrower, FCC, Foamex Fibers and the other parties thereto and all other documents evidencing the Refinancing.

         "Register" has the meaning ascribed to such term in Section 13.01(c).

         "Regulation G" means Regulation G of the Federal Reserve Board as in effect from time to time.

         "Regulation U" means Regulation U of the Federal Reserve Board as in effect from time to time.

         "Regulation X" means Regulation X of the Federal Reserve Board as in effect from time to time.

         "Reimbursement Date" has the meaning ascribed to such term in Section 2.03(d)(i)(A).

         "Reimbursement Obligations" means, as to either Borrower, the aggregate non-contingent reimbursement or repayment obligations of such Borrower with respect to amounts drawn under Letters of Credit.

         "Related Obligations" has the meaning ascribed to such term in Section 12.09(e).

         "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

         "Remedial Action" means actions required to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment;
(b) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (c) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

         "Replacement Lender" has the meaning ascribed to such term in Section 3.07.

         "Reportable Event" means any of the events described in Section 4043 of ERISA for which notice as required thereunder has not been waived.

         "Required Minimum Tender Amounts" means (a) 90% of the aggregate principal amount of the Senior Notes, (b) 90% of the aggregate principal amount of the Senior Secured Notes, (c) 75% of the aggregate accreted principal amount of the Discount Debentures, (d) 75% of the aggregate principal amount of the Subordinated Debentures and (e) 75% of the aggregate principal amount of the 1993 Subordinated Debentures, in each case, outstanding as of May 12, 1997.

         "Requirements of Law" means, as to any Person, the Constituent Document or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, U and X, ERISA, the Fair Labor Standards Act and any certificate of occupancy, zoning ordinance, building or land use requirement or Permit or labor or employment, rule or regulation and including any Environmental Health or Safety Requirements of Law.

         "Requisite Lenders" means Lenders whose Pro Rata Shares, in the aggregate, equal or exceed fifty-one percent (51%) of the aggregate amount of Term Loans, Revolving Credit Obligations and unutilized Commitments; that, in the event any of the Lenders shall have failed to fund its Pro Rata Share of any Revolving Loan or Term Loan requested by either Borrower which such Lenders are obligated to fund under the terms of this Agreement without delivering to the Funding Agent written notice of the failure of such Borrower to satisfy the conditions set forth in Section 5.02 and (i) any such failure to fund has not been cured or (ii) suchconditions have been satisfied, then, for so long as such failure to fund continues, "Requisite Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Loans have not been so cured) whose Pro Rata Shares represent, equal or exceed fifty-one percent (51%) of the aggregate Pro Rata Shares of such Lenders; provided, further, however, that, in the event that the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement, "Requisite Lenders" means Lenders (without regard to such Lenders, performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and Letter of Credit Obligations are greater than or equal to fifty-one percent (51%).

         "Restricted Junior Payment" means (a) any dividend or distribution, direct or indirect, on account of any Equity Interests in Foamex or any of its Subsidiaries now or hereafter outstanding, except in the case of such Subsidiaries, a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, provided that the issuance of such stock or junior class of stock is not an incurrence of Indebtedness, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests in Foamex or any of its Subsidiaries now or hereafter outstanding, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Permitted Subordinated Indebtedness, (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Equity Interests in Foamex or any of its Subsidiaries now or hereafter outstanding and (e) any payment made by Foamex to the General Partners or the Limited Partner or any other Affiliate pursuant to the Tax Sharing Agreement, the Management Agreement or the Foamex International Supply Agreement.

         "Revolving Credit Obligations" means, at any particular time, the sum of (a) the outstanding principal amount of the Revolving Loans at such time, plus (b) the Letter of Credit Obligations at such time, plus (c) the Swing Loan Obligations at such time.

         "Revolving Loan" has the meaning ascribed to such term in Section 2.01(a).

         "Revolving Loan Commitment" means, with respect to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolving Loan Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became (or becomes) a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Revolving Loan Commitments" means the aggregate principal amount of the Revolving Loan Commitments of all the Lenders, the maximum amount of which shall not exceed a principal amount of $150,000,000, as reduced from time to time pursuant to
Section 3.01.

         "Revolving Loan Commitment Availability" means, at any time of determination, the excess of

              (a)   the Revolving Loan Commitments then in effect

over

              (b)   the sum of

                     (i) the amount of Revolving Credit Obligations then
              outstanding;

         plus

                     (ii) the Delayed Purchase Blockage Amount then in effect;

         plus

                     (iii) any reserves in effect at such time against the
              Revolving Loan Commitments established pursuant to Section 3.01(b)(i).

         "Revolving Loan Commitment Termination Date" means the earliest to occur of

                  (a) July 15, 1997 (if the Effective Date has not occurred on or prior to such date);

                  (b) June 12, 2003; and

                  (c) the date on which any Commitment Termination Event occurs.

         "Revolving Loan Notes" has the meaning assigned thereto in Section 3.05(a)(i).

         "RULPA" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor statute.

         "Scotiabank" means The Bank of Nova Scotia, a Canadian chartered bank.

         "Securities" means any limited, general or other partnership interest, or any limited liability company interest or any stock, shares, voting trust certificates, bonds, debentures, notes or other Equity Interests or evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "Security Agreement" means the Security Agreement dated as of June 12, 1997 between Foamex and the Collateral Agent, as such agreement may be amended, supplemented or modified from time to time.

         "Senior Note Indenture" means the Indenture dated as of October 13, 1992 among FCC, Foamex and Fleet National Bank (as successor to Shawmut Bank Connecticut, National Association (formerly The Connecticut National Bank)), as Trustee, as such agreement may be amended, supplemented or modified from time to time.

         "Senior Note Intercreditor Agreement" means the Intercreditor Agreement, dated as of June 12, 1997, between Fleet National Bank, as trustee for and on behalf of the Senior Secured Note holders, and the Administrative Agents and agreed to and acknowledged by Foamex and FCC, as such agreement may be amended, supplemented or modified from time to time.

         "Senior Notes" means the 11 1/4% Senior Notes issued by FCC and Foamex in the aggregate principal amount of $150,000,000 and governed by the terms of the Senior Note Indenture.

         "Senior Secured Note Collateral Documents" means the security agreements, pledge agreements, collateral assignments and other agreements evidencing the Liens granted in favor of the Trustee pursuant to the Senior Secured Note Indenture to secure the obligations of Foamex, FCC and GFI (and any other "Guarantor" (as defined in the Senior Secured Note Indenture) to the extent permitted hereby) under the Senior Secured Note Indenture, as such agreements and assignments may be amended, supplemented or modified from time to time.

         "Senior Secured Note Indenture" means the Indenture dated as of June 3, 1993 among FCC, Foamex, GFI and Fleet National Bank (as successor to Shawmut Bank, National Association), as Trustee, as such agreement may be amended, supplemented or modified from time to time.

         "Senior Secured Note Intercreditor Agreement" means the Intercreditor Agreement, dated as of June 12, 1997, between Fleet National Bank, as trustee for and on behalf of the Senior Secured Note holders, and the Administrative Agents and agreed to and acknowledged by Foamex, GFI and FCC, as such agreement may be amended, supplemented or modified from time to time.

         "Senior Secured Notes" means the 9 1/2% Senior Secured Notes issued by FCC and Foamex in the aggregate principal amount of $160,000,000 and governed by the terms of the Senior Secured Note Indenture.

         "Settlement Date" has the meaning ascribed to such term in Section 2.02(b).

         "Significant Subsidiary" means any Subsidiary (which is not a Subsidiary Guarantor) that would be a "significant subsidiary" as defined in
Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act of 1933, as amended, as such Regulation is in effect on the Effective Date.

         "Solvent", when used with respect to any Person, means that at the time of determination:

               (a) the Fair Market Value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

               (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

               (c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

               (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         "Standby Letter of Credit" means any letter of credit issued by an Issuing Bank pursuant to Section 2.03 for the account of either Borrower which is not a Commercial Letter of Credit.

         "Subordinated Debenture Indenture" means the Indenture dated as of October 13, 1992 among FCC, Foamex and Fleet National Bank (as successor to Shawmut Bank, N.A.), as Trustee, as such agreement may be amended, supplemented or modified from time to time.

         "Subordinated Debentures" means the 11_% Senior Subordinated Debentures issued by FCC and Foamex in the aggregate principal amount of up to $126,000,000 and governed by the terms of the Subordinated Debenture Indenture.

         "Subsidiary" of a Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

         "Subsidiary Guarantor" means each of (i) FCC, (ii) GFI, (iii) Foamex Fibers, (iv) Foamex Latin America, Inc., a Delaware corporation, (v) Foamex Mexico, Inc., a Delaware corporation, (vi) Foamex Mexico II, Inc., a Delaware corporation, (vii) Foamex Asia, Inc. and (viii) each Person which becomes a wholly-owned domestic Subsidiary of Foamex after the Effective Date in accordance with Section 9.04 and has executed a Subsidiary Guarantee, a Subsidiary Security Agreement and, as applicable, a Subsidiary Pledge Agreement and Mortgages (subject to Section 8.14) and executed or, as applicable, delivered the other documents, instruments, certificates and opinions required pursuant to Section 9.04.

         "Subsidiary Guaranty" means each Guaranty executed by each Subsidiary Guarantor of the Borrowers in favor of the Administrative Agents, the Lenders and the Issuing Banks pursuant to which such Subsidiary guarantees all of the Obligations, as the same may be amended, supplemented or modified from time to time.

         "Subsidiary Pledge Agreement" means each Pledge Agreement executed by a Subsidiary of a Borrower and the Collateral Agent pursuant to which such Subsidiary grants a security interest in the Equity Interests of each of its now or hereafter existing Subsidiaries in favor of the Collateral Agent, as such agreement may be amended, supplemented or modified from time to time.

         "Subsidiary Security Agreement" means each Security Agreement executed by each Subsidiary Guarantor (other than GFI) and the Collateral Agent, pursuant to which each such Subsidiary secures its Subsidiary Guaranty, as such agreement may be amended, supplemented or modified from time to time.

         "Supplemental Indentures" means the Supplemental Indenture (Senior), Supplemental Indenture (Senior Secured), Supplemental Indenture (Subordinated), the 1993 Supplemental Indenture and the Discount Debenture Supplemental Indenture.

         "Supplemental Indenture (Senior)" means the Sixth Supplemental Indenture to the Senior Note Indenture dated as of May 28, 1997 among GFI, FCC, Foamex, Foamex International and Fleet National Bank (as successor to Shawmut Bank Connecticut, National Association (formerly The Connecticut National
Bank)), as Trustee.

         "Supplemental Indenture (Senior Secured)" means the Fourth Supplemental Indenture to the Senior Secured Note Indenture dated as of May 28, 1997 among FCC, Foamex, GFI, Foamex International and Fleet National Bank (as successor to Shawmut Bank, National Association), as Trustee.

         "Supplemental Indenture (Subordinated)" means the Fifth Supplemental Indenture to the Subordinated Debenture Indenture dated as of May 28, 1997 among GFI, FCC, Foamex, Foamex International and Fleet National Bank (as successor to Shawmut Bank, N.A.), as Trustee.

         "Supply Agreement" means the Supply Agreement in respect of the supply of prime carpet cushion to GFI dated as of March 23, 1993 between Foamex and GFI, as the same may be amended, supplemented or modified from time to time.

         "Swing Bank" means, at any time, Scotiabank or such other Lender which becomes the replacement Swing Bank at such time.

         "Swing Loan" is defined in Section 2.02(a).

         "Swing Loan Notes" is defined in Section 3.05(a)(iii).

         "Swing Loan Obligations" means the aggregate principal amount of all Swing Loans outstanding.

         "Tax Advance Agreement" means the Tax Distribution Advance Agreement, dated as of December 11, 1996, as amended on June 12, 1997 among Foamex International, Foamex and New Partners.

         "Tax Sharing Agreement" means the First Amended and Restated Tax Sharing Agreement dated as of December 14, 1993 among Foamex, Trace Foam, Foamex International and FMXI, as amended on June 12, 1997.

         "Taxes" is defined in Section 3.03(a).

         "TEFSA" means Transformacion de Espumas y Fieltros, S.A. de C.V., a Mexican variable capital limited liability stock corporation.

         "Term A Loan Commitment" means, with respect to any Lender, the obligation of such Lender to make Term A Loans pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Term A Loans Commitment" on the signature page hereof or the signature page of the Assignment and Acceptance by which it became (or becomes) a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Term A Loan Commitments" means the aggregate principal amount of the Term A Loan Commitments of all the Lenders, the maximum amount of which shall not exceed the Term A Loan Commitment Amount.

         "Term A Loan Commitment Amount" means $120,000,000 as reduced from time to time pursuant to Section 3.01.

         "Term A Loan Commitment Termination Date" means the earliest of

              (a) July 15, 1997 (if no Term A Loan has been made on or prior to such date);

              (b) June 15, 1998 (if Term A Loans were made on or prior to July 15, 1997); and

              (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (c), the Term A Loan Commitments shall terminate automatically and without any further action.

         "Term A Loans" is defined in Section 2.04(a).

         "Term A Note" means a promissory note of Foamex payable to any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of Foamex to such Lender resulting from outstanding Term A Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Term B Loan Commitments" means, with respect to any Lender, the obligation of such Lender to make Term B Loans pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Term B Loan Commitment" on the signature page hereof or the signature page of the Assignment and Acceptance by which it became (or becomes) a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Term B Loan Commitments" means the aggregate principal amount of the Term B Loan Commitments of all the Lenders, the maximum amount of which shall not exceed the Term B Loan Commitment Amount.

         "Term B Loan Commitment Amount" means on any date, $110,000,000.

         "Term B Loan Commitment Termination Date" means the earliest of

              (a) July 15, 1997 (if no Term B Loan has been made on or prior to such date);

              (b) the Effective Date (immediately after the making of the Term B Loans on such date); and

              (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Term B Loan Commitments shall terminate automatically and without any further action.

         "Term B Loans" is defined in Section 2.04(b).

         "Term B Note" means a promissory note of Foamex payable to any Lender, in the form of Exhibit A-4 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of Foamex to such Lender resulting from outstanding Term B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Term C Loan Commitment" means, with respect to any Lender, the obligation of such Lender to make a Term C Loan pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Term C Loans Commitment" on the signature page hereof or the signature page of the Assignment and Acceptance by which it became (or becomes) a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Term C Loan Commitments" means the aggregate principal; amount of the Term C Loan Commitments of all the Lenders, the maximum amount of which shall not exceed the Term C Loan Commitment Amount.

         "Term C Loan Commitment Amount" means on any date, $100,000,000.

         "Term C Loan Commitment Termination Date" means the earliest of

              (a) July 15, 1997 (if no Term C Loan has been made on or prior to such date);

              (b) the Effective Date (immediately after the making of the Term C Loans on such date); and

              (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Term C Loan Commitments shall terminate automatically and without any further action.

         "Term C Loans" is defined in Section 2.04(b).

         "Term C Note" means a promissory note of Foamex payable to any Lender, in the form of Exhibit A-5 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of Foamex to such Lender resulting from outstanding Term C Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Termination Event" means (a) a Reportable Event with respect to any Benefit Plan; (b) the withdrawal of either Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which either Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of either Borrower or any ERISA Affiliate; (c) the imposition of an obligation on either Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC or any similar foreign Governmental Authority of proceedings to terminate a Benefit Plan or a Foreign Pension Plan; (e) any event or condition which constitutes grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (f) a foreign Governmental Authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan; or (g) the partial or complete withdrawal of either Borrower or any ERISA Affiliate from a Multiemployer Plan or a Foreign Pension Plan.

         "Term Loans" means, collectively, the Term A Loans, the Term B Loans and the Term C Loans.

         "Term Notes" means, collectively, the Term A Notes, the Term B Notes and the Term C Notes.

         "Term Notice of Borrowing" means a Term Notice of Borrowing substantially in the form attached hereto as Exhibit B.

         "TIHI" means Trace International Holdings, Inc., a Delaware corporation.

         "TIHI Subordination Agreement" means the TIHI Subordination Agreement dated as of December 14, 1993 between TIHI, Trace Foam and the Collateral Agent, as amended on June 12, 1997, and as such agreement may be further amended, supplemented or modified from time to time.

         "Total Net Debt" means, on any date of determination, the difference of

              (a) the aggregate amount of Funded Debt of Foamex and its Subsidiaries (on a consolidated basis) outstanding on such date minus
-----

              (b) the aggregate amount of cash and Cash Equivalents of Foamex and its Subsidiaries (on a consolidated basis) which are available on such date to be applied (without any legal or Contractual Obligation restriction) against the Indebtedness described in clause (a).

         "Total Net Debt to EBDAIT Ratio" means, as of the last day of any period, the ratio of

              (a) Total Net Debt outstanding on the last day of such period to
--

              (b) EBDAIT computed for such period.

         "Trace Foam" means Trace Foam Company, Inc., a Delaware corporation.

         "Trace Foam Sub" means Trace Foam Sub, Inc., a Delaware corporation and wholly-owned Subsidiary of Trace Foam.

         "Transaction Costs" means the fees, costs and expenses payable by either Borrower in connection with the execution, delivery and performance of the Loan Documents and the Refinancing Documents.

         "Transaction Documents" means the Loan Documents, the Partnership Agreement, the Foamex International Supply Agreement, the Supply Agreement, the Refinancing Documents, the Management Agreement, the Tax Sharing Agreement, the Senior Notes, the Senior Note Indenture, the Subordinated Debentures, the Subordinated Debenture Indenture, the 1993 Subordinated Debentures, the Discount Debentures, the Discount Debenture Indenture, the 1993 Subordinated Debenture Indenture, the Senior Secured Notes, the Senior Secured Note Indenture, the Senior Secured Note Collateral Documents, the New Foamex Subordinated Notes, the New Foamex Subordinated Note Indenture, the Intercompany Promissory Notes, the Supplemental Indentures, the Old TIHI Loan, the New TIHI Loan, the Tax Advance Agreement and all other agreements entered into prior to or on the Effective Date pursuant to such agreements.

         "Triggering Event" means (a) any Event of Default occurring under
Section 11.01(f) or 11.01(g) or (b) any other Event of Default (i) occurring under Section 11.01(a), (i), (j), (m), (n) or (p) or (ii) which has occurred and is continuing for a period of 30 days or more, in each case, which the Administrative Agents have (either in their discretion or upon the direction of the Requisite Lenders) designated in writing to the Borrowers to be a "Triggering Event".

         "UCC" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

         "Unused Commitment Fee" has the meaning ascribed to such term in
Section 4.03(c).

         1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

         1.3. Accounting Terms. Subject to Section 13.04, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

         1.4. Other Definitional Provisions. References to "Articles", "Sections", "subsections", "Schedules", "Exhibits" and the "preamble" shall be to Articles, Sections, subsections, Schedules, Exhibits and the preamble, respectively, of this Agreement unless otherwise specifically provided.

         1.5. Other Terms. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the UCC to the extent the same are defined therein.

                                   ARTICLE II.

                           AMOUNTS AND TERMS OF LOANS

         2.1. Revolving Credit Facility.

              (a) Availability. Subject to the terms and conditions set forth in this Agreement, each Lender hereby severally and not jointly agrees to make revolving loans (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans") to each Borrower from time to time during the period from the Effective Date to the Business Day next preceding the Revolving Loan Commitment Termination Date, in an amount not to exceed such Lender's Pro Rata Share of the Revolving Loan Commitment Availability at such time; provided, however, that at no time shall the aggregate principal amount of Revolving Credit Obligations outstanding at any time to GFI exceed the GFI Sublimit in effect at such time. All Revolving Loans comprising the same Borrowing under this Agreement shall be made by the Lenders simultaneously and proportionately to their then respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Revolving Loan hereunder nor shall the Revolving Loan Commitment of any Lender be increased or decreased as a result of any such failure. Subject to the provisions of this Agreement (including, without limitation, Sections 4.02(f) and 5.02), either Borrower may repay any outstanding Revolving Loan made to it on any day which is a Business Day and any amounts so repaid may be reborrowed in accordance with the provisions of this
         Section 2.01(a).

              (b) Notice of Borrowing. When either Borrower desires to borrow under this Section 2.01, it shall deliver to the Funding Agent a Notice of Borrowing, signed by it, no later than 11:00 a.m. (New York time)
         (i) on the Business Day immediately preceding the proposed Funding Date, in the case of a Borrowing of Base Rate Loans and (ii) at least three (3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of LIBO Rate Loans; provided, however, no Borrowing of LIBO Rate Loans shall be made on the Effective Date. Such Notice of Borrowing shall specify (i) the Borrower requesting the Revolving Loan,
         (ii) the proposed Funding Date (which shall be a Business Day), (iii) the amount of the proposed Borrowing, (iv) whether the proposed Borrowing will be of Base Rate Loans or LIBO Rate Loans, (v) in the case of LIBO Rate Loans, the requested LIBO Rate Interest Period, (vi) whether the proceeds of the proposed Borrowing will be used for the payment of the Refinancing or Delayed Purchases, and (vii) instructions for the disbursement of the proceeds of the proposed Borrowing. Revolving Loans made on any Funding Date shall be in minimum amount of $500,000, other than Revolving Loans constituting (i) repayments of Swing Loans described in the first and second sentences of Section 2.02(b), (ii) refundings of Reimbursement Obligations, described in
         Section 2.03(e)(ii) and (iii) payments of fees and expenses described in Section 3.02(b)(iv). In lieu of delivering such a Notice of Borrowing, either Borrower may give the Funding Agent telephonic notice of any proposed Borrowing by the time required under this Section 2.01(b), if it confirms such notice by delivery of the Notice of Borrowing to the Funding Agent promptly, but in no event later than 5:00 p.m. (New York time) on the same day. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this Section 2.01(b) shall be irrevocable.

              (c) Making of Revolving Loans. (i) Promptly after receipt of a Notice of Borrowing under Section 2.01(b) (or telephonic notice in lieu thereof), the Funding Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Borrowing. Each

         Lender shall deposit an amount equal to its Pro Rata Share of the amount requested by the Borrower specified in such Notice of Borrowing to be made as Revolving Loans with the Funding Agent at its office in New York, New York, in immediately available funds, not later than 11:00 a.m. (New York time) on any Funding Date applicable thereto. Subject to the fulfillment of the condition precedent set forth in
         Section 5.02, the Funding Agent shall, make the proceeds of such amounts received by it available to such Borrower at the Funding Agent's office in New York, New York on such Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds in accordance with such Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Funding Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Funding Date.

                   (ii) Unless the Funding Agent shall have been notified by
              any Lender on the Business Day immediately preceding the applicable Funding Date in respect of any Borrowing of Revolving Loans that such Lender does not intend to fund its Revolving Loan requested to be made on such Funding Date, the Funding Agent may assume that such Lender has funded its Revolving Loan and is depositing the proceeds thereof with the Funding Agent on the Funding Date, and the Funding Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrower specified in the applicable Notice of Borrowing on the Funding Date. If the Revolving Loan proceeds corresponding to that amount are advanced to such Borrower by the Funding Agent but are not in fact deposited with the Funding Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay, and in addition such Borrower agrees to repay, to the Funding Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of such Borrower until the date such amount is paid or repaid to the Funding Agent, in the case of such Borrower or such Lender, at the interest rate applicable to such Borrowing. If such Lender shall pay to the Funding Agent the corresponding amount, the amount so paid shall constitute such Lender's Revolving Loan, and if both such Lender and such Borrower shall pay and repay such corresponding amount, the Funding Agent shall promptly pay to such Borrower such corresponding amount. This Section 2.01(c)(ii) does not relieve any Lender of its obligation to make its Loan on any Funding Date; nor does this Section relieve either Borrower of its obligation to pay or repay any Lender funding its Loan pursuant to this Section interest on such Loan from such Funding Date until the date on which such Loan is repaid in full.

              (d) Use of Proceeds of Revolving Loans and Swing Loans and Use of Letters of Credit. The proceeds of the Revolving Loans and Swing Loans and Letters of Credit may be used for the following purposes: (i) the general corporate and working capital needs of the Borrowers and the Subsidiary Guarantors, (ii) in the case of such Loans, to pay in part the cost of the Refinancing and Transaction Costs in an amount not to exceed $65,000,000, in each case, to the extent permitted under the terms of this Agreement, (iii) Permitted Aircraft Payments and (iv) to repay the New TIHI Loan to the extent permitted to be made under
         Section 9.04.

              (e) Revolving Loan Commitment Termination Date. The Revolving Loan Commitments shall terminate, and all outstanding Obligations shall be paid in full (or, in the case of contingent Letter of Credit Obligations outstanding, payment in cash shall be made and deposited in the Cash Collateral Account in an aggregate principal amount equal to the then outstanding Letter of Credit Obligations to the satisfaction of the Issuing Banks and the Requisite Lenders) on the Revolving Loan Commitment Termination Date. Each Lender's obligation to make Revolving Loans, the Swing Bank's obligation to make Swing Loans, and any Issuing Bank's obligation to issue Letters of Credit shall terminate at the close of business on the Business Day next preceding the Revolving Loan Commitment Termination Date.

         2.2. The Swing Loan Facility.

              (a) Making of Swing Loans. Upon receipt of telephonic request therefor from either Borrower (which, if the Swing Bank so requests, shall be confirmed in writing by delivery to the Funding Agent of a Notice of Borrowing from such Borrower within one Business Day thereafter) no later than 11:00 a.m. (New York time) the same day of the proposed Funding Date, the Swing Bank, in its sole discretion, may from time to time make loans to such Borrower solely for the Swing Bank's own account (the "Swing Loans"), up to an aggregate principal amount at any one time outstanding which shall not exceed the lesser of
         (i) $10,000,000 and (ii) the Revolving Loan Commitment Availability at such time. The Swing Bank shall be entitled to apply any proceeds of Collateral received by the Funding Agent as repayment of the Obligations since the Settlement Date next preceding such Funding Date as repayment of the Swing Loans made on any Funding Date prior to the next following Settlement Date. The Swing Bank shall make the proceeds of such Loans available to such Borrower in New York, New York on such Funding Date and shall disburse such funds in Dollars and in immediately available funds to an account of such Borrower, designated in the Notice of Borrowing. The Swing Bank shall have no duty to make or to continue to make Swing Loans. All Swing Loans shall be Base Rate Loans payable on the next Settlement Date with accrued interest thereon which shall be payable to the Swing Bank solely for its own account but shall otherwise be subject to all the terms and conditions applicable to Revolving Loans. The Swing Bank shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from any Lender (i) that one or more of the conditions precedent contained in Section 5.02 will not on such date be satisfied, ending when such conditions are satisfied, or (ii) that an Event of Default has occurred, and ending when such Event of Default no longer exists, and the Swing Bank shall not otherwise be required to determine that, or take notice whether,
         (A) the conditions precedent set forth in Section 5.02 hereof have been satisfied or (B) an Event of Default has occurred.

              (b) Repayment of Swing Loans. On at least a weekly or more frequent basis, on a settlement date to be selected by the Funding Agent in its sole discretion (the "Settlement Date"), each Borrower shall promptly borrow Revolving Loans from all the Lenders pursuant to
         Section 2.01 or the following sentence (irrespective of the satisfaction of the conditions in Section 5.02 or the requirement to deliver a Notice of Borrowing in Section 2.01(b) which conditions and requirement, for the purposes of the repayment of Swing Loans to the Swing Bank, the Lenders irrevocably waive) and hereby authorizes the Funding Agent to apply the proceeds of such Revolving Loans to the repayment of any Swing Loans then outstanding. To the extent the Funding Agent receives any amounts in repayment of outstanding Revolving Loans prior to such Settlement Date which it has not paid to the Lenders pursuant to Section 3.02(a), the Funding Agent shall be entitled to advance such amounts as additional Revolving Loans of the Lenders (in accordance with their respective Pro Rata Shares) to repay any Swing Loans outstanding on such Settlement Date. The failure of any Lender to make available to the Funding Agent its Pro Rata Share of such Revolving Loans shall not relieve any other Lender of its obligation hereunder to make available to the Funding Agent such other Lender's Pro Rata Share of such Revolving Loans on the day funds are to be made available to repay such Swing Loans. If either Borrower fails to repay any Swing Loan made to such Borrower within one (1) Business Day after demand therefor by the Swing Bank or the Funding Agent, and in any event upon request by the Swing Bank, each other Lender shall irrevocably and unconditionally purchase from the Swing Bank, without recourse or warranty, an undivided interest and participation in such Swing Loan in an amount equal to such other Lender's Pro Rata Share thereof and shall pay such amount to the Swing Bank in New York, New York in Dollars and in immediately available funds. If such amount is not paid to the Swing Bank by any Lender, the

         Swing Bank shall be entitled to recover such amount on demand from such Lender together with accrued interest thereon, for each day from the date of demand therefor, if made prior to 12:00 noon (New York time) on any Business Day, or, if made at any other time, from the next Business Day following the date of such demand, until the date such amount is paid to the Swing Bank by such Lender, until three (3) Business Days have expired at the Federal Funds Rate and thereafter at the Base Rate. If such Lender does not pay such amount forthwith on the Swing Bank's demand therefor and until such time as such Lender makes the required payment, the Swing Bank shall be deemed to continue to have outstanding a Swing Loan in the amount of such unpaid participation obligation for all purposes of this Agreement other than those provisions requiring the other Lenders to purchase a participation therein. This Section
         2.02 does not relieve any Lender of its obligations to purchase Pro Rata participations in any Swing Loans; nor does this Section relieve either Borrower of its obligation to pay or repay the Lender funding its Pro Rata Share of such payment pursuant to this Section interest on the amount of such payment from the date of such Borrower's failure to repay such Swing Loan until the date on which such payment is repaid in full.

         2.3. Letters of Credit. Subject to the terms and conditions set forth in this Agreement, each Issuing Bank hereby severally agrees to issue for the account of either Borrower one or more Letters of Credit, in an outstanding amount not to exceed at any time the L/C Sublimit or the GFI L/C Sublimit, subject to the following provisions:

              (a) Types and Amounts. An Issuing Bank shall not have any obligation to issue, amend or extend, and shall not issue, amend or extend, any Letter of Credit at any time:

                   (i) if the aggregate Letter of Credit Obligations with
              respect to such Issuing Bank, after giving effect to the issuance, amendment or extension of the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank or its Issuing Bank L/C Sublimit;

                   (ii) if the Issuing Bank receives written notice from the
              Funding Agent at or before 11:00 a.m. (New York time) on the date of the proposed issuance, amendment or extension of such Letter of Credit that (A) immediately after giving effect to the issuance, amendment or extension of such Letter of Credit, (I) the Letter of Credit Obligations at such time would exceed the L/C Sublimit,
              (II) the Letter of Credit Obligations upon which GFI is or would be obligated at such time would exceed the GFI L/C Sublimit, (III) the Revolving Credit Obligations at such time would exceed the Maximum Revolving Credit Commitment Amount at such time or
              (IV) an obligation to repay Revolving Loans or to deposit Cash Collateral would arise pursuant to Section 3.01(b)(i), or (B) one or more of the conditions precedent contained in Section 5.02 would not on such date be satisfied, unless such conditions are thereafter satisfied and written notice of such satisfaction is given to the Issuing Bank by the Funding Agent (and an Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 have been satisfied);

                   (iii) which has an expiration date later than the earlier of
              (A) the date one (1) year after the date of issuance (without regard to any automatic renewal provisions thereof) or (B) the Business Day next preceding the Revolving Loan Commitment Termination Date; or

                   (iv) which is in a currency other than Dollars.

              (b) Conditions. In addition to being subject to the satisfaction of the conditions precedent contained in Section 5.02, the obligation of an Issuing Bank to issue, amend or extend any Letter of Credit is subject to the satisfaction in full of the following conditions:

                   (i) if the Issuing Bank so requests, the Borrower requesting such issuance, amendment or extension shall have executed and delivered to such Issuing Bank and the Funding Agent a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof; and

                   (ii) the terms of the proposed Letter of Credit shall be
              satisfactory to the Issuing Bank in its sole discretion.

              (c) Issuance of Letters of Credit. (i) Each Borrower shall give an Issuing Bank and the Funding Agent written notice that it has selected such Issuing Bank to issue a Letter of Credit not later than 11:00 a.m. (New York time) on the third (3rd) Business Day preceding the requested date for issuance thereof under this Agreement, or such shorter notice as may be acceptable to such Issuing Bank and the Funding Agent. Such notice shall be irrevocable unless and until such request is denied by the applicable Issuing Bank and shall specify (A) the Borrower requesting the Letter of Credit, (B) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (C) the stated amount of the Letter of Credit requested, (D) the effective date (which shall be a Business Day) of issuance of such Letter of Credit, (E) the date on which such Letter of Credit is to expire (which shall be a Business Day and no later than the earlier of (x) the one year anniversary of the date of such Letter of Credit and (y) the Business Day immediately preceding the Revolving Loan Commitment Termination Date), (F) the Person for whose benefit such Letter of Credit is to be issued, (G) other relevant terms of such Letter of Credit and (H) the amount of the then outstanding Letter of Credit Obligations. Such Issuing Bank shall notify the Funding Agent immediately upon receipt of a written notice from such Borrower requesting that a Letter of Credit be issued, or that an existing Letter of Credit be extended or amended and, upon the Funding Agent's request therefor, send a copy of such notice to the Funding Agent.

                   (ii) The Issuing Bank shall give the Funding Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance, amendment or extension of a Letter of Credit (which notice the Funding Agent shall promptly transmit by telegram, telex, telecopy, telephone or similar transmission to each Lender).

              (d) Reimbursement Obligations; Duties of Issuing Banks. (i) Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement applicable to a Letter of Credit:

                   (A) the Borrower party to such Letter of Credit Reimbursement
              Agreement shall reimburse the Issuing Bank for amounts drawn under such Letter of Credit, in Dollars, no later than the date (the "Reimbursement Date") which is the earlier of (I) the time specified in the applicable Letter of Credit Reimbursement Agreement and (II) one (1) Business Day after such Borrower receives written notice from the Issuing Bank that payment has been made under such Letter of Credit by the Issuing Bank; and

                   (B) all Reimbursement Obligations with respect to any Letter of Credit shall bear interest at the rate applicable to Base Rate Loans in accordance with Section 4.01(a) from the date of the relevant drawing under such Letter of Credit until the Reimbursement Date and thereafter at the rate applicable to Base Rate Loans in accordance with Section 4.01(d).

                   (ii) The Issuing Bank shall give the Funding Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of all drawings under a Letter of Credit and the payment (or the failure to pay when due) by either Borrower on account of a Reimbursement Obligation (which notice the Funding

              Agent shall promptly transmit by telegram, telex, telecopy or similar transmission to each Lender).

                   (iii) No action taken or omitted in good faith by an Issuing
              Bank under or in connection with any Letter of Credit shall put such Issuing Bank under any resulting liability to any Lender, either Borrower or, so long as it is not issued in violation of
              Section 2.03(a), relieve any Lender of its obligations hereunder to such Issuing Bank. Solely as between the Issuing Banks and the Lenders, in determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation to the Lenders other than to confirm that any documents required to be delivered under a respective Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

              (e) Participations. (i) Immediately upon issuance by an Issuing Bank of any Letter of Credit in accordance with the procedures set forth in this Section 2.03 and immediately upon conversion of a letter of credit of an Issuing Bank to a Letter of Credit pursuant to Section 2.03(k), each Lender shall be deemed to have irrevocably and unconditionally purchased and received from that Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of such Lender's Pro Rata Share, including, without limitation, all obligations of either Borrower with respect thereto (other than amounts owing to the Issuing Bank under Section 2.03(g)) and any security therefor and guaranty pertaining thereto.

                   (ii) If any Issuing Bank makes any payment under any Letter of Credit issued for the account of either Borrower and such Borrower does not repay such amount to the Issuing Bank on the Reimbursement Date, the Issuing Bank shall promptly notify the Funding Agent, which shall promptly notify each Lender, and each Lender shall promptly and unconditionally pay to the Funding Agent for the account of such Issuing Bank, in immediately available funds, the amount of such Lender's Pro Rata Share of such payment (net of that portion of such payment, if any, made by such Lender in its capacity as an Issuing Bank), and the Funding Agent shall promptly pay to the Issuing Bank such amounts received by it, and any other amounts received by the Funding Agent for the Issuing Bank's account, pursuant to this Section 2.03(e). All such payments shall constitute Revolving Loans made to such Borrower pursuant to Section 2.01 (irrespective of the satisfaction of the conditions in Section 5.02 or the requirement in Section 2.01(b) to deliver a Notice of

              Borrowing which conditions and requirement, for the purpose of refunding any Reimbursement Obligation owing to any Issuing Bank, the Lenders irrevocably waive). If a Lender does not make its Pro Rata Share of the amount of such payment available to the Funding Agent, such Lender agrees to pay to the Funding Agent for the account of the Issuing Bank, forthwith on demand, such amount together with interest thereon after the date such payment was first due at the Federal Funds Rate. The failure of any Lender to make available to the Funding Agent for the account of an Issuing Bank its Pro Rata Share of any such payment shall neither relieve any other Lender of its obligation hereunder to make available to the Funding Agent for the account of such Issuing Bank such other Lender's Pro Rata Share of any payment on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Funding Agent. This Section does not relieve any Lender of its obligations to purchase Pro Rata Share participations in Letters of Credit; nor does this Section relieve such Borrower of its obligation to pay or repay any Issuing Bank funding its Pro Rata Share of such payment pursuant to this
              Section interest on the amount of such payment from such date such payment is to be made until the date on which payment is repaid in full.

                   (iii) Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Funding Agent has previously received proceeds of Revolving Loans from any Lender for the account of such Issuing Bank pursuant to this Section 2.03(e), such Issuing Bank shall promptly pay to the Funding Agent an amount equal to such Lenders Pro Rata Share thereof and the Funding Agent shall pay such amounts over to such Lender as a repayment of such Revolving Loan in accordance with Section 3.02.

                   (iv) Upon the request of any Lender, an Issuing Bank shall furnish such Lender copies of any Letter of Credit or Letter of Credit Reimbursement Agreement to which such Issuing Bank is party and such other documentation as reasonably may be requested by such Lender.

                   (v) The obligations of a Lender to make payments to the
              Funding Agent for the account of any Issuing Bank with respect to a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever except willful misconduct or gross negligence of such Issuing Bank, and shall be honored in accordance with this Article II (irrespective of the satisfaction of the conditions described in Section 5.02) which conditions, for the purposes of the repayment of Letters of Credit to the Issuing Bank, the Lenders irrevocably waive under all circumstances, including, without limitation, any of the following circumstances:

                   (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                   (B) the existence of any claim, setoff, defense or other
              right which either Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Funding Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit);

                   (C) any draft, certificate or any other document presented under the Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                   (D) the surrender or impairment of any security for the
              performance or observance of any of the terms of any of the Loan Documents;

                   (E) any failure by that Issuing Bank to make any reports
              required pursuant to Section 2.03(h) or the inaccuracy of any such report; or

                   (F) the occurrence of any Event of Default or Potential Event of Default.

              (f) Payment of Reimbursement Obligations. (i) Each Borrower party to a Letter of Credit Reimbursement Agreement applicable to a Letter of Credit unconditionally agrees to pay to each Issuing Bank, in Dollars, the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with such Letter of Credit Reimbursement Agreement and the Letter of Credit issued pursuant thereto when such amounts are due and payable, irrespective of any claim, setoff, defense or other right which either Borrower may have at any time against any Issuing Bank or any other Person.

                   (ii) In the event any payment by either Borrower received
              by an Issuing Bank with respect to a Letter of Credit and distributed by the Funding Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from such Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by such Issuing Bank, contribute to such Issuing Bank such Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by such Issuing Bank upon the amount required to be repaid by it.

              (g) Issuing Bank Charges. With respect to each Letter of Credit, the Borrower for whose account such Letter of Credit was issued shall pay to each Issuing Bank, solely for its own account, (i) a fee of one-quarter of one percent (0.25%) of the undrawn face amount of each Letter of Credit payable quarterly in arrears (on the Business Day closest to each calendar quarter-end after the date of issuance thereof) and (ii) the standard charges assessed by such Issuing Bank in connection with the issuance, administration, amendment and payment or cancellation of letters of credit and such compensation for such Borrower's account as may be agreed upon by such Borrower and such Issuing Bank from time to time.

              (h) Issuing Bank Reporting Requirements. Each Issuing Bank shall, no later than the tenth (10th) Business Day following the last day of each calendar month, provide to the Funding Agent and each Borrower separate schedules for Commercial Letters of Credit and Standby Letters of Credit issued as Letters of Credit, in form and substance reasonably satisfactory to the Funding Agent, setting forth the aggregate Letter of Credit Obligations outstanding to it at the end of each month and any information requested by the Funding Agent or such Borrower relating to the date of issue, account party, amount, expiration date and reference number of each Letter of Credit issued by it.

              (i) Indemnification; Exoneration. (i) In addition to all other amounts payable to an Issuing Bank, each Borrower hereby agrees to defend, indemnify, and save each Administrative Agent, each Issuing Bank and each Lender harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), costs, charges and expenses (including reasonable attorneys' fees but excluding taxes) which such Administrative Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit to such Borrower other than as a result of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or (B) the failure of the Issuing Bank issuing a Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

                   (ii) As between either Borrower on the one hand and the
              Administrative Agents, the Lenders and the Issuing Banks on the other hand, such Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements applicable to any Letter of Credit, the Issuing Banks and the Lenders shall not be responsible for: (A) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of a Letter Credit of the proceeds of any drawing under such Letter of Credit; and (H) any consequences arising from causes beyond the control of the Administrative Agents, the Issuing Banks or the Lenders.

              (j) Obligations Several. The obligations of each Lender under this
         Section 2.03 are several and not joint, and no Lender shall be responsible for the obligation to issue Letters of Credit or participation obligation hereunder, respectively, of any other Issuing Bank or Lender.

              (k) Existing Letters of Credit. Effective as of the Effective Date, the Existing Letters of Credit shall be deemed to have been issued hereunder and shall thereafter for all purposes of this Agreement and the other Loan Documents shall be deemed to be Letters of Credit.

         2.4. Term Loan Facilities.

              (a) The Term A Loans. (i) On each Business Day occurring on or prior to the Term A Loan Commitment Termination Date, each Lender that has a Term A Loan Commitment will severally and not jointly make loans (relative to such Lender, its "Term A Loans") to Foamex equal to such Lender's Pro Rata Share of the aggregate amount of the Borrowing of Term A loans requested by Foamex to be made on such day. Each Borrowing of Term A Loans made after the Effective Date shall (i) be in a minimum principal amount of $2,500,000 or, if less, the remaining Term A Loan Commitment Amount and (ii) be accompanied by a written statement from Foamex describing in reasonable detail the terms of the Delayed Purchase being financed by the proceeds of such Borrowing. Promptly after receipt of a Term Notice of Borrowing under Section 2.04(c) (or telephonic notice in lieu thereof), the Funding Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Borrowing. Each Lender shall deposit an amount equal to its Pro Rata Share of the amount requested by Foamex specified in such Term Notice of Borrowing to be made as Term A Loans with the Funding Agent at its office in New York, New York, in immediately available funds, not later than 11:00 a.m. (New York time) on any Funding Date applicable thereto. Subject to the fulfillment of the condition precedent set forth in Section 5.02, the Funding Agent shall, make the proceeds of such amounts received by it available to Foamex at the Funding Agent's office in New York, New York on such Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds in accordance with Foamex's disbursement instructions set forth in the applicable Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Funding Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Term A Loan on such Funding Date.

                   (ii) Unless the Funding Agent shall have been notified by any
              Lender on the Business Day immediately preceding the applicable Funding Date in respect of any Borrowing of Term A Loans that such Lender does not intend to fund its Term A Loan requested to be made on such Funding Date, the Funding Agent may assume that such Lender has funded its Term A Loan and is depositing the proceeds thereof with the Funding Agent on the Funding Date, and the Funding Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to Foamex specified in the applicable Notice of Borrowing on the Funding Date. If the Term A Loan proceeds corresponding to that amount are advanced to Foamex by the Funding Agent but are not in fact deposited with the Funding Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay, and in addition Foamex agrees to repay, to the Funding Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of Foamex until the date such amount is paid or repaid to the Funding Agent, in the case of Foamex or such Lender, at the interest rate applicable to such Borrowing. If such Lender shall pay to the Funding Agent the corresponding amount, the amount so paid shall constitute such Lender's Term A Loan, and if both such Lender and Foamex shall pay and repay such corresponding amount, the Funding Agent shall promptly pay to Foamex such corresponding amount. This Section 2.04(a)(ii) does not relieve any Lender of its obligation to make its Loan on any Funding Date; nor does this Section relieve Foamex of its obligation to pay or repay any Lender funding its Term A Loan pursuant to this Section interest on such Term A Loan from such Funding Date until the date on which such Loan is repaid in full.

              (b) The Term B Loans and Term C Loans. In a single Borrowing (which shall be on a Business Day) occurring on or prior to the applicable Commitment Termination Date, each Lender that has a Term B Loan Commitment or Term C Loan Commitment, as applicable,

                   (i) will make loans (relative to such Lender, its "Term B
              Loans"), severally and not jointly, to Foamex equal to such Lender's Pro Rata Share of the aggregate amount of the Borrowing of Term B Loans requested by the Foamex to be made on such day; and

                   (ii) will make loans (relative to such Lender, its "Term C
              Loans"), severally and not jointly, to Foamex equal to such Lender's Pro Rata Share of the aggregate amount of the Borrowing of Term C Loans requested by the Foamex to be made on such day.

         Each Lender shall deposit an amount equal to its Pro Rata Share of the amount requested by Foamex to be made as Term B Loans and/or Term C Loans, as the case may be, with the Funding Agent at its office in New York, New York, in immediately available funds, not later than 11:00 a.m. (New York time) on the Effective Date. Subject to the fulfillment of the condition precedent set forth in Section 5.02, the Funding Agent shall make the proceeds of such amounts received by it available to Foamex at the Funding Agent's office in New York, New York on the Effective Date and shall disburse such proceeds in accordance with Foamex's disbursement instructions set forth in the applicable Term Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Funding Agent on the Effective Date shall not relieve any other Lender of its obligations hereunder to make its Term B Loan and/or Term C Loan, as the case may be, on the Effective Date.

              (c) Notice of Borrowing. When Foamex desires to borrow under this
         Section 2.04, it shall deliver to the Funding Agent a Term Notice of Borrowing, signed by it, no later than 11:00 a.m. (New York time) (i) on the Business Day immediately preceding the proposed Funding Date, in the case of a Borrowing of Base Rate Loans and (ii) at least three (3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of LIBO Rate Loans; provided, however, no Borrowing of LIBO Rate Loans shall be made on the Effective Date. Such Notice of Borrowing shall specify (i) the type of Term Loan being requested, (ii) the proposed Funding Date (which shall be a Business Day), (iii) the amount of the proposed Borrowing, (iv) whether the proposed Borrowing will be of Base Rate Loans or LIBO Rate Loans, (v) in the case of LIBO Rate Loans, the requested LIBO Rate Interest Period, (vi) whether the proceeds of the proposed Borrowing will be used for the payment of the Refinancing or Delayed Purchases, and (vii) instructions for the disbursement of the proceeds of the proposed Borrowing. Any Term Notice of Borrowing given pursuant to this Section 2.04(c) shall be irrevocable.

              (d) Use of Proceeds of Term Loans. The proceeds of the Term Loans shall be used solely (i) in the case of all Term Loans, to fund the Refinancing and to pay Transaction Costs, and (ii) in the case of Term A Loans made after the Effective Date, to fund the Delayed Purchases or to refund Swing Loans or Revolving Loans used to fund Delayed Purchases.

         2.5. Authorized Officers and Administrative Agents. Each Borrower shall deliver to each Administrative Agent from time to time an Officer's Certificate setting forth the names of the officers, employees and agents authorized to request Loans and Letters of Credit and to request a conversion/continuation of any Loan and containing a specimen signature of each such officer, employee or agent. The officers, employees and agents so authorized shall also be authorized to act for such Borrower in respect of all other matters relating to the Loan Documents. The Administrative Agents shall be entitled to rely conclusively on such officer's or employee's authority to request such Loan, Letter of Credit or such conversion/continuation until the Administrative Agents receive written notice to the contrary. The Administrative Agents shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing, Term Notice of Borrowing or Notice of Conversion/Continuation or any other document, and, with respect to an oral request for such a Loan, Letter of Credit or such conversion/continuation, the Administrative Agents shall have no duty to verify the identity of any person representing himself or herself as one of the officers, employees or agents authorized to make such request or otherwise to act on behalf of such Borrower. None of the Administrative Agents, the Lenders or the Issuing Banks shall incur any liability to either Borrower or any other Person in acting upon any telephonic notice referred to above which any Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow behalf of such Borrower.

                                  ARTICLE III.

                            PAYMENTS AND PREPAYMENTS

         3.1. Prepayments and Repayments; Reductions in Term A Loan Commitments and Revolving Loan Commitments.

              (a) Voluntary Prepayments/Reductions. (i) Each Borrower may, at any time and from time to time, prepay or repay any Loan, in whole or in part; LIBO Rate Loans may only be prepaid (A) in whole or in part on the expiration date of the then applicable LIBO Rate Interest Period, upon at least three (3) Business Days' prior written notice to the Funding Agent (which the Funding Agent shall promptly transmit to each Lender) or (B) otherwise upon payment of the amounts described in
         Section 4.02(f). Any notice of prepayment given to the Funding Agent under this Section 3.01(a)(i) shall specify the type of Loans to be prepaid or repaid, the date (which shall be a Business Day) of prepayment or repayment, and the aggregate principal amount of the prepayment or repayment. Any prepayment or repayment of Term Loans shall be applied to each remaining principal installment of such Term Loans on a pro rata basis. When notice of prepayment is delivered as provided herein, the principal amount of the Loans specified in the notice shall become due and payable on the prepayment date specified in such notice.

                   (ii) Each Borrower, upon at least three (3) Business Days'
              prior written notice to the Funding Agent (which the Funding Agent shall promptly transmit to each Lender), shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part the Revolving Loan Commitments and/or Term A Loan Commitments, provided that each Borrower shall have made whatever payment may be required to reduce the Revolving Credit Obligations to an amount less than or equal to the Maximum Revolving Loan Commitment Amount as reduced or terminated on the date of such reduction. Any notice of termination or reduction given to the Funding Agent under this Section 3.01(a)(ii) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction is delivered as provided herein, the principal amount of the Revolving Loans specified in the notice shall become due and payable on the date specified in such notice.

                   (iii) The prepayments and payments in respect of reductions and terminations described in clauses (i) and (ii) of this Section 3.01(a) may be made without premium or penalty (except as provided in Section 4.02(f)); provided, however, that any prepayment of Term B Loans or Term C Loans (i) on or prior to June 12, 1998 shall be subject to a prepayment fee of 1.25% of the principal amount of the Loans so prepaid and (ii) after June 12, 1998 and on or prior to June 12, 1999 shall be subject to a prepayment fee of 1.0% of the principal amount of the Loans so prepaid, and in each such case, such fees shall be due and payable on the date of such repayment.

              (b) Mandatory Payments. (i) Within one (1) Business Day after any Credit Party's receipt of any Net Cash Proceeds of Sale, the Borrower in receipt thereof, or in a position to direct the disposition of such funds, shall make or cause to be made a mandatory prepayment of the Obligations; provided, however, that, to the extent any such proceeds
         (i) so long as any Senior Notes are outstanding constitute "Net Proceeds" from an "Asset Sale" (as such terms are defined in the Senior
         Note Indenture) or (ii) are proceeds of collateral for Existing Secured Debt and are required by the terms of the relevant Existing Secured Debt Indenture to be applied to the repayment of Existing Secured Debt, then such Borrower shall be entitled to apply such proceeds to the repayment of the relevant Existing Secured Debt. Notwithstanding the foregoing, in the event such Borrower receives (i) Net Cash Proceeds of Sale constituting a portion of "Net Proceeds" of an "Asset Sale" which, at the time of the receipt thereof are not, pursuant to the relevant Existing Secured Debt Indenture, required, at such time, to be applied to the repayment of the relevant Existing Secured Debt but which may, if certain contingencies are not met, be required to be so applied at a later date or (ii) such proceeds that would not constitute "Net Cash Proceeds of Sale" until the failure of a certain contingency described in clause (b) of the definition thereof (in each case, such proceeds being the "Pending Proceeds"), then during such interim period, all of the Pending Proceeds shall be applied to the Revolving Credit Obligations (or, to the extent no Revolving Credit Obligations (other than contingent Revolving Credit Obligations) are outstanding, as a deposit in the Cash Collateral Account), and, until it is determined whether such Pending Proceeds shall be required to be applied to the repayment of the relevant Existing Secured Debt in accordance with the terms of the relevant Existing Secured Debt Indenture or against Term Loans pursuant to this

         Section an availability reserve shall be established against the Revolving Loan Commitments in the amount of the Pending Proceeds applied to the Revolving Loans. In the event any portion of such Pending Proceeds are required to be applied to the repayment of the relevant Existing Secured Debt or against Term Loans pursuant to this Section, then all Pending Proceeds deposited with the Collateral Agent shall be released to such Borrower for the purpose of making such repayment and the aforementioned availability reserve shall be abated to the extent necessary to permit a Borrowing of Revolving Loans (but in an amount not in excess of such reserve), the proceeds of which shall be used to make the required repayment of the relevant Existing Secured Debt or Term Loans, as the case may be. To the extent it is determined that no repayment of the relevant Existing Secured Debt is required to be made with the Pending Proceeds, then all such proceeds on deposit with the Collateral Agent shall be applied to the Obligations in accordance with the following sentence, the aforementioned availability reserve shall be abated in its entirety and that portion of the Pending Proceeds that was applied to the Revolving Loans shall be deemed to have been applied to the Obligations in accordance with the following sentence (it being understood that if any portion of the Pending Proceeds originally applied to the Revolving Loans are deemed to have been permanently applied to the Term Loans, the Funding Agent shall make a corresponding increase in the outstanding balance of the Revolving Loans). Any mandatory prepayment of the obligations required to be made pursuant to this Section 3.01(b)(i) (other than the initial application of Pending Proceeds to the Revolving Loans) shall be applied first, to Term Loans as set forth in Section 3.02(b)(ii), second, to the outstanding principal amount of the Swing Loans and third, to the outstanding principal amount of the Revolving Loans.

                   (ii) On each Quarterly Payment Date set forth below, Foamex shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term A Loans in an amount equal to the amount set forth below opposite the applicable Quarterly Payment Date:

                                                   Amount of Required
Period                                             Principal Payment
------                                             -----------------

September 30, 1997                                     $1,500,000
December 31, 1997                                      $1,500,000
March 31, 1998                                         $1,500,000
June 30, 1998                                          $1,500,000
September 30, 1998                                     $3,000,000
December 31, 1998                                      $3,000,000
March 31, 1999                                         $3,000,000
June 30, 1999                                          $3,000,000
September 30, 1999                                     $4,500,000

December 31, 1999                                      $4,500,000
March 31, 2000                                         $4,500,000
June 30, 2000                                          $4,500,000
September 30, 2000                                     $6,000,000
December 31, 2000                                      $6,000,000
March 31, 2001                                         $6,000,000
June 30, 2001                                          $6,000,000
September 30, 2001                                     $6,750,000
December 31, 2001                                      $6,750,000
March 31, 2002                                         $6,750,000
June 30, 2002                                          $6,750,000
September 30, 2002                                     $8,250,000
December 31, 2002                                      $8,250,000
March 31, 2003                                         $8,250,000
June 30, 2003                                          $8,250,000;

provided, that any reduction in the Term A Loan Commitment made after the Effective Date shall cause a reduction in the above amounts, such reduction to be applied in inverse chronological order.

                   (iii) On each Quarterly Payment Date set forth below, Foamex shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term B Loans in an amount equal to the amount set forth below opposite the applicable Quarterly Payment Date:

                                                   Amount of Required
Period                                             Principal Payment
------                                             -----------------
September 30, 1997                                       $275,000
December 31, 1997                                        $275,000
March 31, 1998                                           $275,000
June 30, 1998                                            $275,000
September 30, 1998                                       $275,000
December 31, 1998                                        $275,000
March 31, 1999                                           $275,000
June 30, 1999                                            $275,000
September 30, 1999                                       $275,000
December 31, 1999                                        $275,000
March 31, 2000                                           $275,000
June 30, 2000                                            $275,000
September 30, 2000                                       $275,000
December 31, 2000                                        $275,000
March 31, 2001                                           $275,000
June 30, 2001                                            $275,000
September 30, 2001                                       $275,000
December 31, 2001                                        $275,000
March 31, 2002                                           $275,000
June 30, 2002                                            $275,000
September 30, 2002                                       $275,000
December 31, 2002                                        $275,000
March 31, 2003                                           $275,000
June 30, 2003                                            $275,000
September 30, 2003                                    $11,000,000

December 31, 2003                                     $11,000,000
March 31, 2004                                        $11,000,000
June 30, 2004                                         $11,000,000
September 30, 2004                                    $14,850,000
December 31, 2004                                     $14,850,000
March 31, 2005                                        $14,850,000
June 30, 2005                                         $14,850,000

                   (iv) On each Quarterly Payment Date set forth below, Foamex shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term C Loans in an amount equal to the amount set forth below opposite the applicable Quarterly Payment Date:

                                                   Amount of Required
Period                                             Principal Payment
------                                             -----------------
September 30, 1997                                       $250,000
December 31, 1997                                        $250,000
March 31, 1998                                           $250,000
June 30, 1998                                            $250,000
September 30, 1998                                       $250,000
December 31, 1998                                        $250,000
March 31, 1999                                           $250,000
June 30, 1999                                            $250,000
September 30, 1999                                       $250,000
December 31, 1999                                        $250,000
March 31, 2000                                           $250,000
June 30, 2000                                            $250,000
September 30, 2000                                       $250,000
December 31, 2000                                        $250,000
March 31, 2001                                           $250,000
June 30, 2001                                            $250,000
September 30, 2001                                       $250,000
December 31, 2001                                        $250,000
March 31, 2002                                           $250,000
June 30, 2002                                            $250,000
September 30, 2002                                       $250,000
December 31, 2002                                        $250,000
March 31, 2003                                           $250,000
June 30, 2003                                            $250,000
September 30, 2003                                       $250,000
December 31, 2003                                        $250,000
March 31, 2004                                           $250,000
June 30, 2004                                            $250,000
September 30, 2004                                     $8,250,000
December 31, 2004                                      $8,250,000
March 31, 2005                                         $8,250,000
June 30, 2005                                          $8,250,000
September 30, 2005                                    $15,000,000
December 31, 2005                                     $15,000,000
March 31, 2006                                        $15,000,000
June 30, 2006                                         $15,000,000

                   (v) Within 100 days after the close of each Fiscal Year
              (beginning with the close of the 1997 Fiscal Year), Foamex shall make a mandatory prepayment of the Term Loans in an amount equal to 75% of the Excess Cash Flow (if any) for such Fiscal Year (provided, that, with respect to any Excess Cash Flow payment in respect of Fiscal Year 1997, EBDAIT, Consolidated Working Capital and Capital Expenditures shall be calculated on the basis of only the third and fourth fiscal quarters of Fiscal Year 1997 and all other items of Excess Cash Flow shall be calculated for the period commencing on the Effective Date and ending on the last day of Fiscal Year 1997); provided, however, that if the Total Debt to EBDAIT Ratio is less than 3.0:1, such mandatory prepayment shall be in an amount equal to 50% of Excess Cash Flow (if any) for such Fiscal Year.

                   (vi) Within one (1) Business Day after any Credit Party or
              Foamex International or any agent thereof, receives any amount of Proceeds of Issuance of Equity or Indebtedness, Foamex shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to (x) 80% of the amount of such proceeds of the type described in clause (a) of the definition of "Proceeds of Issuance of Equity or Indebtedness" and (y) 100% of the amount of such proceeds of the type described in clause (b) of the definition of "Proceeds of Issuance of Equity or Indebtedness".

                   (vii) Immediately upon any acceleration of the Stated
              Maturity Date of any Loans pursuant to Section 11.02, the Borrowers shall repay all the Loans, unless, pursuant to Section 11.02, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so prepaid).

                   (viii) After the occurrence and during the continuance of a
              Triggering Event, the Collateral Agent is hereby authorized by each Borrower to transfer to the Funding Agent, and the Funding Agent is hereby authorized to apply to the Obligations then outstanding, any and all amounts held in such Borrower's Concentration Account, such amounts to be applied by the Funding Agent in accordance with the provisions of Section 3.02.

              (c) Mandatory Reductions in Revolving Loan Commitments. The Revolving Loan Commitments shall be permanently reduced by the amount of any payment made pursuant to Section 3.01(b) (other than with Pending Proceeds) which is applied to the Revolving Credit Obligations; provided, however, that no mandatory reduction of the Revolving Loan Commitment required pursuant to

         Section 3.01(b) shall cause the Revolving Loan Commitments to be reduced to an amount less than $50,000,000.

              (d) Mandatory Reductions in Term A Loan Commitments. The Term A Loan Commitments will be permanently reduced (i) by the principal amount of Term A Loans made on the Effective Date, (ii) by the principal amount of each Term A Loan made after the Effective Date and on or prior to the Term A Loan Commitment Termination Date and (iii) to $0 on (x) the Effective Date if less than $20,000,000 aggregate principal and/or accreted amount of the Senior Notes, the Senior Secured Notes, the Discount Debentures, the 1993 Subordinated Debentures and the Subordinated Debentures remains outstanding after giving effect to the Refinancing consummated on the Effective Date or
         (y) the Term A Loan Commitment Termination Date (after giving effect to any loans made on such date).

         3.2.  Payments.

              (a) Manner and Time of Payment. All payments of principal of and interest on the Loans and Reimbursement Obligations and other Obligations (including, without limitation, fees and expenses) which are payable to the Administrative Agents, the Lenders or any Issuing Bank shall be made without condition or reservation of right, in immediately available funds, delivered to the Funding Agent (or, in the case of Reimbursement Obligations, to the pertinent Issuing Bank) not later than 1:00 p.m. (New York time) on the date and at the place due, to such account of the Funding Agent (or such Issuing Bank) as it may designate, for the account of the Administrative Agents, the Lenders or such Issuing Bank, as the case may be; and funds received by the Funding Agent, including, without limitation, funds in respect of any Revolving Loans or Term Loans to be made on that date, not later than 1:00 p.m. (New York time) on any given Business Day shall be credited against payment to be made that day and funds received by the Funding Agent after that time shall be deemed to have been paid on the next succeeding Business Day.

              (b) Apportionment of Payments. (i) Subject to the provisions of Sections 3.02(b)(iii) and (v), all payments of principal and interest in respect of outstanding Swing Loans and Revolving Loans, all payments in respect of Reimbursement Obligations, as applicable, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders and Issuing Banks as are entitled thereto, as provided herein. All such payments and any other amounts received by the Funding Agent from or for the benefit of either Borrower shall be applied to such Borrower's Obligations as follows: first to pay principal of and interest on any portion of any outstanding Swing Loans, second to pay principal of and interest on any portion of the Revolving Loans which the Funding Agent may have advanced on behalf of any Lender other than Scotiabank for which the Funding Agent has not then been reimbursed by such Lender or such Borrower, third, to pay principal of and interest on any Protective Advance for which the Collateral Agent has not then been paid by such Borrower or reimbursed by the Lenders, fourth, to pay principal of and interest on all Revolving Loans which are Base Rate Loans constituting Non Pro Rata Loans, fifth, to pay all other obligations then due and payable other than Base Rate Loans constituting Cure Loans, sixth, to pay principal of and interest on Base Rate Loans constituting Cure Loans, and seventh, as such Borrower so designates. Unless otherwise designated by the Borrowers, all principal payments in respect of Loans shall be applied to the outstanding Loans, first, to repay outstanding Base Rate Loans, and then to repay outstanding LIBO Rate Loans with those LIBO Rate Loans which have earlier expiring LIBO Rate Interest Periods being repaid prior to those which have later expiring LIBO Rate Interest Periods.

                   (ii) Subject to the provisions of Sections 3.02(b)(iii) and
              (v), all payments of principal of outstanding Term Loans shall be applied as follows: (A) voluntary prepayments of Term Loans shall
              (I) be applied pro rata to all Term Loans of the Lenders of such type of Term Loans as designated by the Borrowers in writing and
              (II) reduce the remaining scheduled amortization of such type of Terms Loans pro rata among the then remaining scheduled amortizations of such Loans and (B) mandatory payments of Term Loans shall (I) be applied pro rata among all then outstanding Term Loans; provided, however, that until payment in full of the Term A Loans, the holder of a Term B Loan or Term C Loan may decline, in a written notice delivered to the Funding Agent prior to the date of such mandatory payment, to accept such payment, in which case such amount so declined shall be applied against outstanding Term A Loans pro rata and (II) reduce the remaining scheduled amortization payments of such Term Loans pro rata among all the outstanding Term Loans.

                   (iii) After the occurrence of an Event of Default and while the same is continuing, the Funding Agent may, and at the direction of the Requisite Lenders shall, apply all payments in respect of any Obligations of either Borrower against, and the Collateral Agent may, and at the direction of the Requisite Lenders shall, transfer to the Funding Agent all proceeds of Collateral of such Borrower for application to, the Obligations of such Borrower in the following order:

                        (A) first, to pay principal or interest on any portion
                   of the Swing Loans of such Borrower;

                        (B) second, to pay principal of and interest on any
                   portion of the Revolving Loans of such Borrower which the Funding Agent may have advanced on behalf of any Lender other than Scotiabank for which the Funding Agent has not then been reimbursed by such Lender or such Borrower;

                        (C) third, to pay principal of and interest on any
                   Protective Advance for which the Collateral Agent has not then been paid by such Borrower or reimbursed by the Lenders;

                        (D) fourth, to pay Obligations in respect of any expense
                   reimbursements or indemnities of such Borrower then due to the Administrative Agents;

                        (E) fifth, to pay Obligations in respect of any expense
                   reimbursements or indemnities of such Borrower then due to the Lenders and the Issuing Banks;

                        (F) sixth, to pay interest and fees due in respect of
                   Loans of such Borrower, to the extent not already paid pursuant to clause (B) of this Section 3.02(b)(iii);

                        (G) seventh, to pay or prepay (or, to the extent such
                   Obligations are contingent, to deposit into the Cash Collateral Account pursuant to Section 11.02(b)) principal outstanding on the Revolving Loans, the Term Loans, the Reimbursement Obligations of such Borrower and all other Letter of Credit Obligations of such Borrower and Hedging Obligations of such Borrower to which any of the Lenders or any Affiliate of any of the Lenders is a party; and

                        (H) eighth, to the ratable payment of all other
                   Obligations of such Borrower;

              provided, however, if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses (A) through (H), the available funds being applied with respect to any such Obligations (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of each Administrative Agent's, each Lender's or each Issuing Bank's interest in the aggregate outstanding Obligations described in such clauses.

                   The order of application of funds set forth in this Section
              3.02(b)(iii) and the related provisions of this Agreement are set forth solely to determine the application of funds among the

              Administrative Agents, the Lenders, the Issuing Banks and other Holders as among themselves. The order of priority set forth in clauses (A) through (H) of this Section 3.02(b)(iii) may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrowers, any Holder which is not a Lender or Issuing Bank, or any other Person; provided that the priority listed in any of clauses (E) through (H) may not be changed with respect to clauses (A) through (D) and provided, further that the order of priority set forth in clauses (A) through (D) of this
              Section 3.02(b)(iii) may be changed only with the prior written consent of the Administrative Agents.

                   (iv) The Funding Agent, in its sole discretion subject only to the terms of this Section 3.02(b)(iv), may pay from the proceeds of Revolving Loans (which Loans have not been requested by either Borrower pursuant to a Notice of Borrowing) made to either Borrower hereunder, whether made following a request by either Borrower pursuant to Section 2.01 or 2.02 or a deemed request as provided in this Section 3.02(b)(iv), all amounts then due and payable by such Borrower hereunder, including, without limitation, amounts payable with respect to payments of principal, interest, Reimbursement Obligations and fees and all reimbursements for expenses pursuant to Section 13.02. Each Borrower hereby irrevocably authorizes the Lenders to make Revolving Loans, which Revolving Loans shall be Base Rate Loans, in each case, upon notice from the Funding Agent as described in the following sentence for the purpose of paying principal, interest, Reimbursement Obligations and fees due from such Borrower, reimbursing expenses pursuant to Section 13.02 and paying any and all other amounts due and payable by such Borrower hereunder or under the Notes, and agrees that all such Revolving Loans so made shall be deemed to have been requested by it pursuant to Section 2.01 or 2.02 as of the date of the aforementioned notice. The Funding Agent shall request Revolving Loans on behalf of each Borrower as described in the preceding sentence by notifying the Lenders by telex, telecopy, telegram or other similar form of transmission (which notice the Funding Agent shall thereafter promptly transmit to such Borrower), of the amount and Funding Date of the proposed Borrowing and that such Borrowing is being requested on such Borrower's behalf pursuant to this Section 3.02(b)(iv). On the proposed Funding Date, the Lenders shall make the requested Loans in accordance with the procedures and subject to the conditions specified in Section 2.01 or 2.02 (irrespective of the satisfaction of the conditions described in Section 5.02 or the requirement to deliver a Notice of Borrowing in Section 2.01(b), which conditions and requirement, for the purposes of the payment of Revolving Loans at the request of the Funding Agent as described in the preceding sentence, the Lenders irrevocably waive).

                   (v) Subject to Section 3.02(b)(vi), the Funding Agent shall promptly distribute to each Lender and Issuing Bank at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance by which it became a Lender or Issuing Bank, or at such other address as a Lender, an Issuing Bank or other Holder may request in writing, such funds as such Person may be entitled to receive, subject to the provisions of Article XII; provided, that the Funding Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Holder and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

                   (vi) In the event that any Lender fails to fund its Pro Rata
              Share of any Revolving Loan requested by either Borrower which such Lender is obligated to fund under the terms of this Agreement (the Pro Rata Share of each other Lender of such Revolving Loan funded by each other Lender being hereinafter referred to as a "Non Pro Rata Loan"), excluding any such Lender who has delivered to the Funding Agent written notice that one or more of the conditions precedent contained in Section 5.02 will not on the date of such request be satisfied and until such conditions are satisfied, until the earlier of such Lender's cure of such failure and the termination of the Revolving Loan Commitments, the proceeds of all amounts thereafter repaid to the Funding Agent by either Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to either Borrower by the Funding Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

                        (A) the foregoing provisions of this Section 3.02(b)(vi)
                   shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 4.01(c);

                        (B) a Lender shall be deemed to have cured its failure
                   to fund its Pro Rata Share of any Revolving Loan at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Revolving Loan is fully funded to the applicable Borrower, whether made by such Lender itself or by operation of the terms of this Section 3.02(b)(vi), and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

                        (C) amounts advanced to either Borrower to cure, in full
                   or in part, any such Lender's failure to fund its Pro Rata Share of any Revolving Loan ("Cure Loans") shall bear interest at the Base Rate in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans; and

                        (D) regardless of whether or not an Event of Default has
                   occurred or is continuing, and notwithstanding the instructions of either Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 3.02, would be applied to the outstanding Base Rate Loans shall be applied in accordance with the terms of the second sentence of Section 3.02(b)(i).

              (c) Payments on Non-Business Days. Whenever any payment to be made by either Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day, and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

         3.3. Taxes.

              (a) Payment of Taxes. Any and all payments by either Borrower hereunder or under any Note or other document evidencing any Obligations shall be made, in accordance with Section 3.02, free and clear of and without reduction for any and all taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, each Issuing Bank and each Administrative Agent, taxes imposed on its income, capital, profits or gains and franchise taxes imposed on it by (i) the United States, except certain withholding taxes contemplated pursuant to

         Section 3.03(d)(ii)(C), (ii) the Governmental Authority of the jurisdiction in which such Lender's Applicable Lending Office is located or any political subdivision thereof or (iii) the Governmental Authority in which such Person is organized, managed and controlled or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If either Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender, any Issuing Bank or any Administrative Agent, (x) the sum payable to such Lender or such Administrative Agent shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this Section 3.03) such Lender, such Issuing Bank or such Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) such Borrower shall make such withholding or deductions, and (z) such Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

              (b) Indemnification. Each Borrower will indemnify each Lender, each Issuing Bank and each Administrative Agent against, and reimburse each on demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this Section 3.03 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender, such Issuing Bank or such Administrative Agent (as the case may be) or any bank holding company parent of such Lender or Issuing Bank and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable. A certificate as to any additional amount payable to any Person under this Section 3.03 submitted by it to either Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender and each Issuing Bank agrees, within a reasonable time after receiving a written request from either Borrower, to provide such Borrower and each Administrative Agent with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender or such Issuing Bank may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section
         3.03 in respect of any payments under this Agreement or under the Notes.

              (c) Receipts. Within thirty (30) days after the date of any payment of Taxes by either Borrower, such Borrower will furnish to the Funding Agent, at its address referred to in Section 13.08, the original or a certified copy of a receipt, if any, or other documentation reasonably satisfactory to the Funding Agent, evidencing payment thereof. Each Borrower shall furnish to the Funding Agent upon the request of the Funding Agent from time to time an Officer's Certificate stating that all Taxes of which it is aware are due have been paid and that no additional Taxes of which it is aware are due.

              (d) Foreign Bank Certifications. Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof (each a "Non-U.S. Lender") shall deliver to Foamex and the Funding Agent not later than the date on which such Lender becomes a Lender, (A) a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)) or (II) under Section 1441(c)(1) as modified for purposes of Section 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)) or (B) in the case of a Lender or Issuing Bank claiming exemption from United State withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest" (a "Registered Holder"), (i) a certificate representing that such Registered Holder is not a "bank" for purposes of Section 881(c)(3) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrowers and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Internal Revenue Code.

                   (ii) Each Lender further agrees to deliver to the Borrowers and the Funding Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to either Borrower and the Funding Agent pursuant to this Section 3.03(d) (including, but not limited to, a change in such Lender's lending office). Each certificate required to be delivered pursuant to this Section 3.03(d)(ii) shall certify as to one of the following:

                        (A) that such Lender can continue to receive payments
                   hereunder and under the Notes without deduction or withholding of United States federal income tax;

                        (B) that such Lender cannot continue to receive payments
                   hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to
                   Section 3.03(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrowers;

                        (C) that such Lender is no longer capable of receiving
                   payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of the Effective Date or the date on which such Lender became a Lender and that it is not capable of recovering the full amount of the same from a source other than the Borrowers; or

                        (D) that such Lender is no longer capable of receiving
                   payments hereunder without deduction or withholding of United States federal income tax as specified therein other than by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of the Effective Date or the date on which such Lender became a Lender.

              Each Lender agrees to deliver to the Borrowers and the Funding Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen
              (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the Borrowers and the Funding Agent, unless any change in treaty, law, regulation, or official interpretation thereof which would render such form inapplicable or which would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and the Lender promptly advises the Borrowers that it is not capable of receiving payments hereunder and under the Notes without any deduction or withholding of United States federal income tax.

                   (iii) The Borrowers shall not be required to pay any additional amount to, or to indemnify, pursuant to paragraphs (a) or (b) of this Section 3.03, any Non-

              U.S. Lender or any Issuing Bank in respect of United States Federal withholding tax to the extent imposed as a result of (A) the failure by such Non-U.S. Lender or Issuing Bank to comply with the provisions of paragraphs(d)(i) or (d)(ii) of this Section 3.03 or (B) a representation made pursuant to the provisions of such paragraphs (d)(i) or (d)(ii) proving to have been false or incorrect when made.

         3.4. Increased Capital. If after the date hereof any Lender or Issuing Bank determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or banks or financial institutions generally (whether or not having the force of law), or compliance with any of the above affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank and (ii) the amount of such capital is increased by or based upon (A) the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans, Letters of Credit or other advances made hereunder or the existence of any Lender's obligation to make Loans or (B) the issuance or maintenance by any Issuing Bank of, or the existence of any Issuing Bank's obligation to issue, Letters of Credit, then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Funding Agent), the Borrowers shall pay to the Funding Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, additional amounts sufficient to compensate such Lender or Issuing Bank or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error. Such Lender or Issuing Bank shall notify the Borrowers of any event referred to in clause (i) of this Section within 180 days of obtaining actual knowledge of such event.

         3.5. Promise to Repay; Evidence of Indebtedness.

              (a) Promise to Repay. Each Borrower hereby agrees to pay when due the principal amount of each Revolving Loan which is made to it, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the promissory notes evidencing the Revolving Loans owing to the Lenders, and each Borrower shall execute and deliver to each Lender such promissory notes as are necessary to evidence the Revolving Loans owing to the Lenders after giving effect to any assignment thereof pursuant to Section 13.01, all substantially in the form of Exhibit A-1 (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Revolving Loan Notes"; and "Revolving Loan Note" means any one of the Notes).

                   (ii) Foamex hereby agrees to pay when due the principal
              amount of each Term Loan, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Term Notes owing to the Lenders, and Foamex shall execute and deliver to each Lender such Term Notes as are necessary to evidence the Term Loans owing to the Lenders after giving effect to any assignment thereof pursuant to Section 13.01.

                   (iii) Each Borrower hereby agrees to pay when due the
              principal amount of each Swing Loan which is made to it, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the promissory note evidencing the Swing Loans owing to the Swing Bank, and each Borrower shall execute and deliver to the Swing Bank such promissory note as is necessary to evidence the Swing Loans owing to the Swing Bank, substantially in the form of Exhibit A-2 (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Swing Loan Notes"; and "Swing Loan Note" means any one of the Notes).

              (b) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "Loan Account") evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

              (c) Control Account. The Register maintained by the Funding Agent pursuant to Section 13.01(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the type of Loan comprising such Borrowing and any LIBO Rate Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by the Funding Agent from each Borrower hereunder and each Lender's share thereof.

              (d) Entries Binding. The Funding Agent will render and deliver a statement of the Register monthly to each Borrower and each Lender. All entries on any such statement shall, fifteen (15) days after the same is sent, be presumed to be correct and shall constitute prima facie evidence of the information contained in such statement. Each of the Borrowers and the Lenders shall have the express right to rebut such presumption by conclusively demonstrating the existence of an error on the part of the Funding Agent.

         3.6. Deposit Accounts. (a) Each Credit Party shall maintain lockbox accounts (the "Lockbox Accounts") in the name of the Collateral Agent with the Lockbox Banks of such Credit Party and shall, promptly upon receipt thereof, deposit in its respective Lockbox Accounts, all monies that constitute checks, notes, drafts or funds received by such Credit Party in the ordinary course of business or otherwise and that constitute proceeds of Collateral. Any amounts which are required to be paid to the Funding Agent hereunder which are not proceeds of Collateral shall be paid directly to the Funding Agent and not deposited in a Lockbox Account. Each Borrower and Foamex Fibers shall enter into Lockbox Agreements on terms satisfactory to the Administrative Agents within 90 days after the Effective Date.

              (b) Funds on deposit in a Lockbox Account of either Borrower or Foamex Fibers on each Business Day shall be transferred to the Concentration Account of such Credit Party in accordance with the terms of the Lockbox Agreements and shall be transferred from the Concentration Account of such Credit Party either (i) if no Triggering Event has occurred and is continuing, as such Borrower may direct in writing or (ii) after the occurrence and during the continuance of a Triggering Event, to the Funding Agent to be applied to the Obligations in accordance with Section 3.02(b). Each such Credit Party hereby grants to the Collateral Agent a security interest in the Concentration Account of such Credit Party and all funds from time to time deposited therein, including, without limitation, all overnight investments.

              (c) Each such Credit Party agrees to pay to the Collateral Agent any and all reasonable fees, costs and expenses which the Collateral Agent incurs in connection with opening and maintaining the Lockbox Accounts, the Concentration Accounts or any other similar payment collection mechanism for either Borrower and depositing for collection any check or item of payment received by and/or delivered to the Lockbox Banks or the Collateral Agent on account of the Obligations of such Credit Party. Each Borrower and Foamex Fibers agrees to reimburse the Collateral Agent for any amounts paid to any Lockbox Bank arising out of any required indemnification by the Collateral Agent of such Lockbox Bank against damages incurred by the Lockbox Bank in the operation of a Lockbox Account for such Credit Party.

         3.7. Replacement of Lender. If (i) either Borrower becomes obligated to pay additional amounts to any Lender pursuant to Section 3.03, 3.04 or 4.01(f) (other than with respect to a LIBO Rate Reserve Requirement) as a result of any condition described in such Sections which is not generally applicable to all Lenders, then, unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts, within fifteen (15) days of being on notification of such condition, (ii) a Lender refuses in writing to give its written consent to any amendment which requires the consent of all Lenders which amendment has received the written consent of at least the Requisite Lenders pursuant to clause (ii) of the second sentence of Section 13.07 or (iii) a Lender invokes the provisions of Section 4.02(e), in each case, the Borrowers may designate another bank which is reasonably acceptable to the Administrative Agents (such bank being herein called a "Replacement Lender") to purchase for cash all of the Notes of such Lender and all of such Lender's rights hereunder, without recourse to or warranty (other than title) by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Notes payable to such Lender plus any accrued but unpaid interest on such Notes and accrued but unpaid commitment and other fees, expense reimbursements and indemnities in respect of that Lender's Commitments. Such Lender shall consummate such sale in accordance with such terms (and, if such Lender is an Issuing Bank, such other terms as may be necessary to compensate fully such Lender) within a reasonable time not exceeding 60 days from the date such Borrower designated a Replacement Lender, and thereupon such Lender shall no longer be a party hereto or have any obligations or rights hereunder (except rights which, pursuant to the provisions of this Agreement, survive the termination of this Agreement and the repayment of the Notes), and the Replacement Lender shall succeed to such obligations and rights.

                                   ARTICLE IV.

                                INTEREST AND FEES

         4.1. Interest on the Loans and other Obligations.

              (a) Rate of Interest. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 4.01(d), as follows:

                   (i) If a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A)
              the Base Rate, as in effect from time to time as interest accrues plus (B) the Applicable Margin in effect from time to time; and

                   (ii) If a LIBO Rate Loan, at a rate per annum equal to the sum of (A) the LIBO Rate determined for the applicable LIBO Rate Interest Period plus (B) the Applicable Margin in effect from time to time during such LIBO Rate Interest Period.

Subject to Section 4.01(c)(i), the applicable basis for determining the rate of interest on the Loans shall be selected at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by a Borrower to the Funding Agent; provided, however, such Borrower may not select the LIBO Rate as the applicable basis for determining the rate of interest on such a Loan if at the time of such selection an Event of Default or a Potential Event of Default would occur or has occurred and is continuing. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Funding Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.

              (b) Interest Payments. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on each Quarterly Payment Date, commencing on the first such day following the making of such Base Rate Loan, (B) upon the prepayment thereof in full or in part when made in connection with a prepayment of the Term Loans or a permanent reduction in the Revolving Loan Commitments, and (C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan.

                   (ii) Interest accrued on each LIBO Rate Loan shall be
              payable in arrears (A) on each LIBO Rate Interest Payment Date applicable to such Loan, (B) upon the payment or prepayment thereof in full or in part, and (C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such LIBO Rate Loan.

                   (iii) Interest accrued on the principal balance of all other
              Obligations shall be payable in arrears (A) on each Quarterly Payment Date, commencing on the first such day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part, and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

              (c) Conversion or Continuation. (i) Each Borrower shall have the option (A) to convert at any time all or any part of outstanding Base Rate Loans to LIBO Rate Loans; or (B) to continue all or any part of outstanding LIBO Rate Loans, in accordance with the terms of Section 4.01(a), having LIBO Rate Interest Periods which expire on the same date as LIBO Rate Loans, and the succeeding LIBO Rate Interest Period of such continued Loans shall commence on such expiration date; provided, however, (I) no portion of any outstanding Loan may be continued as (and shall be immediately converted into a Base Rate Loan), or be converted into, a LIBO Rate Loan (x) if the continuation of, or the conversion into, would violate any of the provisions of Section 4.02 or (y) if an Event of Default or a Potential Event of Default would occur or has occurred and is continuing and (II) if the option set forth in clause (B) of this
         Section is not exercised, in accordance with the terms of Section 4.01(c)(ii), in respect of a LIBO Rate Loan, such LIBO Rate Loan shall convert automatically into a Base Rate Loan on the final date of the applicable LIBO Rate Interest Period.

                   (ii) To convert or continue a Loan under Section 4.01(c)(i), each Borrower shall deliver a Notice of Conversion/Continuation to the Funding Agent no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the identity of the Borrower delivering such notice, (B) the proposed conversion/continuation date (which shall be a Business Day), (C) the principal amount of the Loan to be converted/continued, (D) whether such Loan shall be converted and/or continued, and (E) in the case of a conversion to, or continuation of, a LIBO Rate Loan, the requested LIBO Rate Interest Period. In lieu of delivering a Notice of Conversion/Continuation, such Borrower may give the Funding Agent telephonic notice of any proposed conversion/continuation by the time required under this Section 4.01(c)(ii), and such notice shall be confirmed in writing delivered to the Funding Agent promptly (but in no event later than 5:00 p.m. (New York time) on the same day). Promptly after receipt of a Notice of Conversion/Continuation under this Section 4.01(c)(ii) (or telephonic notice in lieu thereof), the Funding Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) shall be irrevocable, and such Borrower shall be bound to convert or continue in accordance therewith.

              (d) Default Interest. Notwithstanding the rates of interest specified in Section 4.01(a) or elsewhere in this

         Agreement, effective immediately upon (i) the occurrence of an Event of Default described in Section 11.01(a) or (ii) the occurrence of any other Event of Default and notice from the Requisite Lenders of the effectiveness of this Section 4.01(d), and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Base Rate Loans, and the principal balance of all other Obligations (other than LIBO Rate Loans), shall bear interest at a rate which is two percent (2%) per annum in excess of the Base Rate plus the Applicable Margin, and the principal balance of all LIBO Rate Loans shall bear interest at a rate which is two percent (2%) per annum in excess of the LIBO Rate plus the Applicable LIBO Rate Margin.

              (e) Computation of Interest. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days or, in the case of Base Rate Loans, a year of 365 or 366 days, as the case may be. In computing interest on any Loan, the date of the making of the Loan or the first day of a LIBO Rate Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a LIBO Rate Interest Period, as the case may be, shall be excluded; provided, however, if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on such Loan.

              (f) Changes; Legal Restrictions. If after the date hereof any Lender or Issuing Bank determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or over banks or financial institutions generally (whether or not having the force of law), compliance with which:

                   (A) does or will subject a Lender or an Issuing Bank (or its
              Applicable Lending Office or LIBO Rate Affiliate) to charges (other than Taxes) of any kind which such Lender or Issuing Bank reasonably determines to be applicable to the Commitments of the Lenders and/or the Issuing Banks to make LIBO Rate Loans or issue and/or participate in Letters of Credit or change the basis of taxation of payments to that Lender or Issuing Bank of principal, fees, interest, or any other amount payable hereunder with respect to LIBO Rate Loans or Letters of Credit; or

                   (B) does or will impose, modify, or hold applicable, in the determination of a Lender or an Issuing Bank, any reserve (including the actual imposition of any LIBO Rate Reserve Requirement), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or an Issuing Bank or any Applicable Lending Office or LIBO Rate Affiliate of that Lender or Issuing Bank;

         and the result of any of the foregoing is to increase the cost to that Lender or Issuing Bank of making, renewing or maintaining the Loans or its Commitments or issuing or participating in the Letters of Credit or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Funding Agent), the Borrowers shall immediately pay to the Funding Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, such amount or amounts as may be necessary to compensate such Lender or Issuing Bank or its LIBO Rate Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error. If such increased costs are incurred as a result of a Lender's or Issuing Bank's selection of a particular Applicable Lending Office, such Lender or Issuing Bank shall take reasonable efforts to make, fund and maintain its Loans and to make, fund and maintain its obligations under the Letters of Credit through another Applicable Lending Office of such Lender or Issuing Bank in another jurisdiction, if the making, funding or maintaining of such Loans or obligations in respect of Letters of Credit through such other office of such Lender or Issuing Bank does not, in the judgment of such Lender or Issuing Bank, otherwise materially adversely affect such Lender or Issuing Bank or such Loans or obligations in respect of Letters of Credit of such Lender or Issuing Bank.

         4.2. Special Provisions Governing LIBO Rate Loans. With respect to LIBO Rate Loans:

              (a) Amount of LIBO Rate Loans. Each LIBO Rate Loan shall be for a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount.

              (b) Determination of LIBO Rate Interest Period. By giving notice as set forth in Section 2.01(b) (with respect to any Borrowing of LIBO Rate Loans) or Section 4.01(c) (with respect to a conversion into or continuation of LIBO Rate Loans), the Borrower giving such notice shall have the option, subject to the other provisions of this Section 4.02, to select an interest period (each, a "LIBO Rate Interest Period") to apply to the Loans described in such notice, subject to the following provisions:

                   (i) Such Borrower may only select, as to a particular
              Borrowing of LIBO Rate Loans, a LIBO Rate Interest Period of either one, two, three or six months in duration;

                   (ii) In the case of immediately successive LIBO Rate Interest
              Periods applicable to a Borrowing of LIBO Rate Loans, each successive LIBO Rate Interest Period shall commence on the day on which the next preceding LIBO Rate Interest Period expires;

                   (iii) If any LIBO Rate Interest Period would otherwise expire on a day which is not a Business Day, such LIBO Rate Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the LIBO Rate Interest Period shall expire on the immediately preceding Business Day;

                   (iv) Such Borrower may not select a LIBO Rate Interest Period as to any Loan if such LIBO Rate Interest Period terminates later than the Commitment Termination Date;

                   (v) Such Borrower may not select a LIBO Rate Interest Period with respect to any portion of principal of a Loan which extends beyond a date on which such Borrower is required to make a scheduled payment of such portion of principal; and

                   (vi) There shall be no more than twelve (12) LIBO Rate
              Interest Periods in effect at any one time.

              (c) Determination of Interest Rate. As soon as practicable on the second Business Day prior to the first day of each LIBO Rate Interest Period (the "LIBO Rate Interest Rate Determination Date"), the Funding Agent shall determine (pursuant to the procedures set forth in the definition of "LIBO Rate") the interest rate which shall apply to the LIBO Rate Loans for which an interest rate is then being determined for the applicable LIBO Rate Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to each Borrower and to each Lender. The Funding Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrowers.

              (d) Interest Rate Unascertainable, Inadequate or Unfair. In the event that at least one (1) Business Day before the LIBO Rate Interest Rate Determination Date:

                   (i) the Funding Agent is advised by any Reference Bank that deposits in Dollars (in the
              applicable amounts) are not being offered by such Reference Bank in the London interbank market for such LIBO Rate Interest Period; or

                   (ii) the Administrative Agents determine that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the LIBO Rate then being determined is to be fixed; or

                   (iii) the Requisite Lenders advise the Funding Agent that the
              LIBO Rate for LIBO Rate Loans comprising such Borrowing will not adequately reflect the cost to such Requisite Lenders of obtaining funds in Dollars in the London interbank market in the amount substantially equal to such Lenders' LIBO Rate Loans in Dollars and for a period equal to such LIBO Rate Interest Period;

         then the Funding Agent shall forthwith give notice thereof to each Borrower, whereupon (until the Funding Agent notifies such Borrower that the circumstances giving rise to such suspension no longer exist) the right of such Borrower to elect to have Loans bear interest based upon the LIBO Rate shall be suspended and each outstanding LIBO Rate Loan shall be converted into a Base Rate Loan on the last day of the then current LIBO Rate Interest Period therefor, notwithstanding any prior election by such Borrower to the contrary.

              (e) Illegality. (i) If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any LIBO Rate Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to such Borrower and the Funding Agent, and the Funding Agent shall promptly transmit the notice to each other Lender.

                   (ii) When notice is given by a Lender under Section
              4.02(e)(i), (A) each Borrower's right to request from any Lender and each Lender's obligation, if any, to make LIBO Rate Loans shall be immediately suspended, and each Lender shall make a Base Rate Loan as part of any requested Borrowing of LIBO Rate Loans and (B) if LIBO Rate Loans are then outstanding, each Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's prior written notice to the Funding Agent and the Lenders, convert each Loan into a Base Rate Loan.

                   (iii) If at any time after a Lender gives notice under
              Section 4.02(e)(i) such Lender determines that it may lawfully make LIBO Rate Loans, such Lender shall promptly give notice of that determination, in writing, to each Borrower and the Funding Agent, and the Funding Agent shall promptly transmit the notice to each other Lender. Each Borrower's right to request, and such Lender's obligation, if any, to make LIBO Rate Loans shall thereupon be restored.

              (f) Compensation. In addition to all amounts required to be paid by each Borrower pursuant to Section 4.01, each Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's LIBO Rate Loans to such Borrower but excluding any loss of Applicable Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a Borrowing, conversion into or continuation of LIBO Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by such Borrower or in a telephonic request by it for borrowing or conversion/continuation or a successive LIBO Rate Interest Period does not commence after notice therefor is given pursuant to Section 4.01(c), including, without limitation, pursuant to Section 4.02(d),
         (ii) if for any reason any LIBO Rate Loan is prepaid (including, without limitation, mandatorily pursuant to Section 3.01(b)) on a date which is not the last day of the applicable LIBO Rate Interest Period,
         (iii) as a consequence of a required conversion of a LIBO Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 4.02(d) or 4.02(e), or (iv) as a consequence of any failure by such Borrower to repay LIBO Rate Loans when required by the terms of this Agreement. The Lender making demand for such compensation shall deliver to such Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

              (g) Booking of LIBO Rate Loans. Any Lender may make, carry or transfer LIBO Rate Loans at, to, or for the account of, its LIBO Rate Lending Office or LIBO Rate Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under Section 3.03, 3.04, 4.01(f) or 4.02(f) as a result of the transfer of any such LIBO Rate Loan to any office (other than such LIBO Rate Lending Office) or any Affiliate (other than such LIBO Rate Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

              (h) Affiliates Not Obligated. No LIBO Rate Affiliate or other Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation under this Agreement.

         4.3.  Fees.

              (a) Administrative Agents' Fees. The Borrowers shall pay to the Administrative Agents, solely for the account of the Administrative Agents, the fees set forth in the letter from Citicorp and Scotiabank addressed to Foamex and GFI dated May 12, 1997, payable in accordance with the terms of such letter.

              (b) Letter of Credit Fee. In addition to any charges paid pursuant to Section 2.03(g), each Borrower shall pay to the Funding Agent, for the account of the Lenders entitled thereto, based on their respective Pro Rata Shares, a fee accruing at a per annum rate equal to the then Applicable Margin for LIBO Rate Loans less _ of 1% on the undrawn face amount of each outstanding Letter of Credit for the period of time such Letter of Credit is outstanding, payable on each Quarterly Payment Date, in arrears (the "Letter of Credit Fees"); provided, however, upon: (A) the occurrence of an Event of Default described in Section 11.1(a) or (B) the occurrence of any other Event of Default and notice from the Requisite Lenders of the effectiveness of Section 4.01(d), and for so long thereafter as such Event of Default shall be continuing, the rate at which the Letter of Credit Fees shall accrue and be payable shall be equal to the then Applicable Margin for LIBO Rate Loans (less _ of 1%) plus two percent (2.0%) per annum.

              (c) Unused Commitment Fee. The Borrowers shall pay to the Funding Agent, for the account of the Lenders entitled thereto, in accordance with their respective Pro Rata Shares, a fee (the "Unused Commitment Fee"), accruing at the rate of the Applicable Commitment Fee Margin on the sum of (i) the Term A Loan Commitment then in effect and (ii) the amount from time to time by which the Revolving Loan Commitments exceed the sum of (A) the outstanding principal amount of the Revolving Loans, plus (B) the outstanding Reimbursement Obligations, plus (C) the aggregate undrawn face amount of all outstanding Letters of Credit, for the period commencing on the Effective Date and ending on the Revolving Loan Commitment Termination Date or Term A Commitment Termination Date, as the case may be, such portion of the fee being payable quarterly, in arrears, commencing with the first Quarterly Payment Date following the Effective Date. Notwithstanding the foregoing, in the event that any Lender fails to fund its Pro Rata Share of any Loan requested by either Borrower which such Lender is obligated to fund under the terms of this Agreement, (I) such Lender shall not be entitled to any Unused Commitment Fees with respect to its Revolving Loan Commitment until such failure has been cured in accordance with
         Section 3.02(b)(vi)(B) and (II) until such time, the Unused Commitment Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Loan, shall be allocated among such performing Lenders ratably based upon their relative Commitments, and shall be calculated based upon the average amount by which the aggregate applicable Commitments of such performing Lenders exceeds the sum of (1) the outstanding principal amount of the Loans owing to such performing Lenders, plus (2) the outstanding Reimbursement Obligations owing to such performing Lenders, plus (3) the aggregate participation interests of such performing Lenders arising pursuant to Section 2.03(e) with respect to undrawn and outstanding Letters of Credit.

              (d) Calculation and Payment of Fees. All of the above fees payable on a per annum percentage basis shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All such fees shall be payable in addition to, and not in lieu of, interest, compensation, expense reimbursements, indemnification and other Obligations. Fees shall be payable to the Funding Agent at its office in New York, New York in immediately available funds. All fees shall be fully earned and nonrefundable when paid. All fees specified or referred to in this Agreement due to any Administrative Agent, any Issuing Bank or any Lender, including, without limitation, those referred to in this
         Section 4.03, shall bear interest, if not paid when due, at the interest rate for Base Rate Loans in accordance with Section 4.01(d), shall constitute Obligations and shall be secured by all of the Collateral.

                                   ARTICLE V.

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

         5.1. Conditions Precedent to the Effectiveness of this Agreement. This Agreement shall become effective on the date (the "Effective Date") when the following conditions precedent have been satisfied (unless waived by the Lenders or unless the deadline for delivery has been extended by the Administrative Agents):

              (a) Documents. The Administrative Agents shall have received on or before the Effective Date all of the following in form and substance satisfactory to the Lenders:

                   (i) this Agreement and all other agreements, documents,
              instruments, reports and appraisals described in the List of Closing Documents, attached hereto and made a part hereof as Exhibit D, each duly executed where appropriate and in form and substance satisfactory to the Lenders; without limiting the foregoing, the Borrowers hereby direct their counsel, Willkie Farr & Gallagher and each of their local counsel, to prepare and deliver to the Administrative Agents, the Lenders, the Issuing Banks and Mayer, Brown & Platt, counsel to the Funding Agent, the opinions referred to in such List of Closing Documents; and

                   (ii) such additional documentation as either Administrative
              Agent or any of the Lenders may reasonably request.

              (b) Perfection of Liens. The Collateral Agent shall have received evidence that all Liens granted to the Collateral Agent with respect to all Collateral are perfected and of first priority, except as otherwise permitted under this Agreement or as set forth in the Intercreditor Agreements.

              (c) Consummation of Refinancing. The Refinancing shall have been consummated in accordance with the terms of the Offer to Purchase without any waiver or forbearance of the terms and conditions therefor set forth in the Offer to Purchase without the prior written consent of the Administrative Agents and Foamex shall have irrevocably accepted for tender in accordance therewith the Required Minimum Tender Amounts. The respective Trustees shall have entered into the Supplemental Indentures and Intercreditor Agreements on terms satisfactory to the Lenders and such documents shall be in full force and effect. Each of the Existing Secured Debt Indentures, the 1993 Subordinated Debenture Indenture and the Senior Subordinated Indenture shall have been amended as set forth in the Supplemental Indentures.

              (d) Issuance of New Foamex Subordinated Notes. The New Foamex Subordinated Notes shall have been issued in accordance with the Offering Memorandum (and the related purchase agreements) without any waiver or forbearance of the terms and conditions therefor set forth in the New Foamex Subordinated Note Offering Memorandum (or such related purchase agreements) by any party thereto without the prior written consent of the Administrative Agents. Foamex shall have received gross cash proceeds of at least $150,000,000 in connection with such issuance and sale.

              (e) Payment of Obligations Under Existing Credit Agreement. The Borrowers shall have paid in full all Obligations (as defined in the Existing Credit Agreement)

         (other than Obligations in respect of indemnities not yet due) and terminated all commitments to lend under the Existing Credit Agreement in manner and pursuant to documentation in form and substance satisfactory to the Administrative Agents.

              (f) Consents. Each of the Borrowers, any of the Borrowers' Subsidiaries and each General Partner, shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrowers, any of the Borrowers' Subsidiaries and each General Partner, lawfully and without risk of rescission, (i) to execute, deliver and perform, in all material respects, its obligations under this Agreement, the other Loan Documents and the Transaction Documents to which it is, or is to be, a party and each other agreement or instrument to be executed and delivered by it pursuant thereto or in connection therewith and (ii) to create and perfect or continue the validity and perfection of the Liens on the Collateral to be owned by it in the manner and for the purpose contemplated by the Loan Documents.

              (g) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and neither Administrative Agent shall have received any notice that litigation is pending or threatened which is likely to (i) enjoin, prohibit or restrain the making of the Loans and/or the issuance of Letters of Credit and/or the consummation of the transactions contemplated by the Transaction Documents or (ii) impose or result in the imposition of a Material Adverse Effect.

              (h) No Change in Condition. No change in the condition (financial or otherwise), business, performance, properties, assets, operations or prospects of either Borrower or any of its Subsidiaries shall have occurred since December 29, 1996 which change, in the judgment of the Lenders, will have or is reasonably likely to have a Material Adverse Effect.

              (i) No Default. No Event of Default or Potential Event of Default (as each such term is defined herein and under the Existing Credit Agreement) shall have occurred and be continuing or would result from the making of the Loans.

              (j) Representations and Warranties. All of the representations and warranties contained in Section 6.01 and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date.

              (k) Financial Information, etc. The Administrative Agents shall have received on or prior to the Effective Date:

                   (i) audited consolidated financial statements of Foamex and its Subsidiaries for the three-year period ending December 29, 1996;

                   (ii) unaudited financial statements of Foamex and its
              Subsidiaries for the thirteen week period ending March 30, 1997;
              and

                   (iii) the estimated consolidated pro forma balance sheets of the Borrowers and Borrowers' Subsidiaries as at June 29, 1997 (giving pro forma effect as of such date to the Refinancing and the other transactions contemplated by the Refinancing Documents and this Agreement and the then existing legal and capital structure of the Borrowers and their respective Subsidiaries), and detailed financial projections through Fiscal Year 2007 on an annual basis, in each case in form and substance reasonably satisfactory to the Administrative Agents and the Lenders.

              (l) Compliance Certificate. The Administrative Agents shall have received an initial Compliance Certificate on a pro forma basis as if the Credit Extensions to be made on the Effective Date and the Refinancing had occurred as of June 29, 1997 and as to such other items therein as the Administrative Agents may reasonably request, dated the Effective Date, duly executed (and with all schedules thereto duly completed) and delivered by the chief executive, financial or accounting officer of the Borrowers.

              (m) Solvency, etc. The Administrative Agents shall have received the solvency certificates, dated the date of the initial Credit Extension, duly executed and delivered by the chief financial or accounting Authorized officer of each of the Borrowers.

              (n) Fees and Expenses Paid. There shall have been paid to the Funding Agent, for the account of the Administrative Agents, as applicable, all fees due and payable on or before the Effective Date and all expenses due and payable on or before the Effective Date.

         5.2. Conditions Precedent to All Loans and Letters of Credit. The obligation of each Lender to make any Loan and of the Swing Bank to make any Swing Loan, requested to be made by it on the Effective Date or any date after the Effective Date and the agreement of each Issuing Bank to issue any Letter of Credit on the Effective Date or any date after the Effective Date is subject to the following conditions precedent as of each such date:

              (a) Representations and Warranties. As of such date, both before and after giving effect to the Loans to be made or the Letter of Credit to be issued on such date, all of the representations and warranties of each Borrower and each General Partner contained in Section 6.01 and in any other Loan Document (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects.

              (b) No Defaults. No Event of Default shall have occurred and be continuing or would result from the making of the requested Loan or issuance of the requested Letter of Credit.

              (c) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and neither Administrative Agent shall have received from any Lender or Issuing Bank notice that, in the judgment of such Lender or Issuing Bank, litigation is pending or threatened which is likely to enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, (i) such Lender's making of the requested Loan or participation in the requested Letter of Credit, (ii) the Swing Bank's making of the requested Swing Loan or (iii) such Issuing Bank's issuance of the requested Letter of Credit.

              (d) No Material Adverse Effect. No change in the condition (financial or otherwise), business, performance, properties, assets, operations or prospects of either Borrower or any of their respective Subsidiaries shall have occurred since December 29, 1996, which has had or is reasonably likely to have a Material Adverse Effect.

Each submission by either Borrower to the Funding Agent of a Notice of Borrowing or Term Notice of Borrowing, as the case may be, with respect to a Loan or a Notice of Conversion/Continuation with respect to any Loan (excluding any automatic conversion to Base Rate Loans pursuant to the proviso at the end of
Section 4.01(c)) and each acceptance by either Borrower of the proceeds of each Loan made, converted or continued hereunder, each submission by either Borrower to an Issuing Bank of a request for issuance of a Letter of Credit and the issuance of such Letter of Credit, shall constitute a representation and warranty by such Borrower and, in the case of a submission by Foamex, each of the General Partners, individually, and as a general partner of Foamex, as of the Funding Date in respect of such Revolving Loan or Swing Loan, the date of conversion or continuation and the date of issuance of such Letter of Credit, that all the conditions contained in this Section 5.02 have been satisfied or waived in accordance with Section 13.07.

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

         6.1. Representations and Warranties of the Borrowers. In order to induce the Lenders and the Issuing Banks to enter into this Agreement and to make the Loans and the other financial accommodations to each of the Borrowers and to issue the Letters of Credit described herein, each Borrower, individually, and each of the General Partners, individually and as a general partner or managing general partner of Foamex, as the case may be, hereby represents and warrants to each Lender, each Issuing Bank and the Administrative Agents as of the Effective Date and as of each date thereafter on which such representations and warranties shall be made or deemed to be made that the following statements are true, correct and complete:

              (a) Organization; Partnership Powers; Corporate Powers. (i) Foamex
         (A) is a limited partnership duly formed and organized, validly existing and in good standing under the laws of the State of Delaware and is a valid limited partnership under RULPA, (B) is duly qualified to operate as a foreign limited partnership and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, and (C) has all requisite partnership power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted pursuant to the Business Plan of Foamex in connection with and following the consummation of the transactions contemplated by this Agreement.

                   (ii) FMXI, in its capacity as managing general partner, is the Person who has executed this Agreement and the other Loan Documents executed on the Effective Date to which Foamex is a party on behalf of Foamex. After the Effective Date, FMXI will execute any other Loan Documents to which Foamex is a party on behalf of Foamex. Trace Foam and FMXI are the sole general partners of Foamex and FMXI has full authority to execute alone, and on behalf of Foamex, the Loan Documents. FMXI is the sole managing general partner of Foamex.

                   (iii) Each of the General Partners (A) is a corporation duly formed and organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect and (C) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

                   (iv) Each of GFI and the other Subsidiaries of Foamex (A)
              other than the Foreign Subsidiaries is a corporation duly formed and organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, and (C) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is party.

                   (v) The performance of the Partnership Agreement by each of the General Partners and Foamex are within their respective corporate powers or partnership powers, as the case may be, have each been duly authorized by all necessary corporate power or partnership power, as the case may be, and do not contravene any Requirement of Law applicable to such Person.

                   (vi) Neither General Partner conducts any business other than the business of acting as a general partner of Foamex and owning Equity Interests in Foamex and in the case of Trace Foam, guaranteeing certain obligations of TIHI to Recticel Foam Corporation and Generale Bank.

              (b) Authority. (i) Each of the General Partners and each Subsidiary of Foamex party to a Transaction Document has the requisite corporate power, and authority to execute, deliver and perform each of the Transaction Documents to which it is a party.

                   (ii) Foamex has the requisite partnership power, and
              authority to execute, deliver and perform each of the Transaction Documents to which it is a party.

                   (iii) The execution, delivery and performance as the case may be, of each of the Transaction Documents which have been executed and to which either Borrower and/or any General Partner or any Subsidiary of either

              Borrower is party and the consummation of the transactions contemplated thereby, have been duly approved by the General Partners (on behalf of Foamex), the board of directors of the General Partners, GFI and each such Subsidiary and the shareholders of GFI or such Subsidiary, as the case may be, and such approvals have not been rescinded, revoked or modified in any manner. No other partnership action or proceedings on the part of Foamex or other corporate or shareholder action or proceedings on the part of any General Partner or GFI or either of the Borrower's respective Subsidiaries are necessary to consummate such transactions.

                   (iv) Each of the Transaction Documents to which either
              Borrower or any General Partner or any Subsidiary of either Borrower is a party has been duly executed, or delivered, on behalf of such Borrower or General Partner or Subsidiary, as the case may be, and constitutes its legal, valid and binding obligation, enforceable against such Person in accordance with its terms, is in full force and effect and all parties thereto have performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Effective Date, and, as of the Effective Date, no default (or event that with the passing of time or giving of notice or both would constitute an event of default) or breach of any covenant by any such party exists thereunder.

              (c) Subsidiaries; Ownership of Equity Interests. Schedule 6.01-C
         (i) contains a diagram indicating the partnership and/or corporate structure of Foamex and its Subsidiaries, and any other Person which either Borrower or any of their respective Subsidiaries holds an Equity Interest and each direct and indirect parent of each General Partner and each Limited Partner as of the Effective Date; and (ii) accurately sets forth as of the Effective Date (A) the correct legal name and the jurisdiction of incorporation of the Persons listed on such Schedule, and (B) the authorized, issued and outstanding shares of each class of Equity Interests in Foamex and its Subsidiaries and the record and, to the knowledge of each Borrower and each General Partner, beneficial owner, of such Equity Interests. As of the Effective Date, none of the partnership interests of Foamex (to Foamex's and each General Partner's best knowledge in respect of such interests constituting limited partnership interests) is subject to any vesting, redemption, or repurchase agreement, and, to each of Borrowers' and each General Partner's best knowledge as of the Effective Date, there are no warrants or options outstanding with respect to such Equity Interests, except in each case as contemplated in the Transaction Documents.

         The outstanding Equity Interests in each of Foamex's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and do not constitute Margin Stock.

              (d) No Conflict. The execution, delivery and performance of each of the Transaction Documents to which Foamex or any of its Subsidiaries or any General Partner is a party do not and will not (i) conflict with the Constituent Documents of either Borrower, any such Subsidiary, any General Partner, or to the best knowledge of each Borrower and each General Partner, any Person listed on Schedule 6.01-C, (ii) to each Borrower's or each General Partner's best knowledge, constitute a tortious interference with any Contractual Obligation of any Person (other than a Lender) or (iii) except as set forth on Schedule 6.01-D, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under (A) any Transaction Document, (B) any Requirement of Law (including, without limitation, any requirement under RULPA in order for Foamex to remain a valid limited partnership under RULPA) or (C) any Contractual Obligation of either Borrower, any such Subsidiary, any General Partner or, to the best knowledge of either Borrower or any General Partner, any Person listed on Schedule 6.01-C, or require termination of any Contractual Obligation, the consequences of which violation, breach, default or termination, will have or is reasonably likely to have a Material Adverse Effect or may subject either Administrative Agent, any of the Lenders or any of the Issuing Banks to any liability, (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of either Borrower or any such Subsidiary, other than Liens contemplated by the Loan Documents, or (v) require any approval of either Borrower's, any such Subsidiary's, or to each Borrower's or each General Partner's best knowledge, any General Partner's, direct or indirect, Equity Interest holders (which has not been obtained).

              (e) Governmental Consents. Except as set forth on Schedule 6.01-E, the execution, delivery and performance of each of the Transaction Documents to which Foamex or any of its Subsidiaries or any General Partner is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except (i) filings, consents or notices which have been made, obtained or given, or, in a timely manner, will be made, obtained or given, and registrations with, filings, approvals and consents required under the Securities Act, the Securities Exchange Act and state securities and "Blue Sky" laws in connection with the transactions contemplated by the Transaction Documents, and (ii) filings necessary to create or perfect security interests in the Collateral, and (iii) routine corporate and partnership filings to maintain good standing in each state in which Foamex and its Subsidiaries conducts its business.

              (f) Governmental Regulation. None of Foamex, any of its Subsidiaries or any General Partner is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated in the Transaction Documents.

              (g) Financial Position. All financial projections and related materials and documents delivered to the Administrative Agents pursuant to this Agreement are based upon facts and assumptions that each General Partner and each Borrower believe to be reasonable in light of the then current and foreseeable business conditions. All monthly, quarterly and annual financial statements of each Borrower or of Foamex and any of its Subsidiaries delivered to the Administrative Agents were prepared in conformity with GAAP and fairly present the financial position of each Borrower or the consolidated and consolidating financial position of Foamex and such Subsidiaries, as the case may be, as at the respective dates thereof and the results of operations and changes in financial position for each of the periods covered thereby, subject, in the case of unaudited interim financials, to changes resulting from the audit and normal year-end adjustments and, with respect to all financial statements delivered prior to the Effective Date, such statements were in conformity with GAAP as interpreted by the Borrowers at such time (it being understood that actual results may differ from the projections). As of the date of delivery, none of Foamex or any of its Subsidiaries has any Accommodation Obligation, contingent liability or liability for any Taxes, long-term leases or commitments, not reflected in any of its audited financial statements delivered to the Administrative Agents pursuant to this Agreement or otherwise disclosed to the Administrative Agents and the Lenders in writing, which will have or is reasonably likely to have a Material Adverse Effect.

              (h) Pro Forma Financials. The estimated consolidated pro forma balance sheets of the Borrowers and Borrowers' Subsidiaries as of June 29, 1997 (giving pro forma effect as of such date to the Refinancing and the other transactions contemplated by the Transaction Documents and this Agreement and on a historical basis giving effect to the transactions contemplated by the Transaction Documents) delivered on the Effective Date, copies of each of which have been, or will be, furnished to the Lenders on such dates, present on a pro forma basis the estimated financial condition of the Borrowers and such Subsidiaries as of June 30, 1997 and reflect on a pro forma basis those liabilities reflected in the notes thereto and resulting from consummation of the transactions contemplated in the Transaction Documents and this Agreement, and the payment or accrual of all Transaction Costs paid or estimated to be payable on the Effective Date with respect to any of the foregoing. The projections and assumptions expressed in the pro forma financials furnished pursuant to this Section 6.01(h) are reasonable based on facts and on assumptions that each General Partner and each Borrower believes to be reasonable in light of the then current and foreseeable business conditions (it being understood that actual results may differ from the projections).

              (i) Business Plan. The Business Plan of Foamex and its Subsidiaries most recently delivered to the Administrative Agents after the Effective Date pursuant to Section 7.01(f), represents each General Partner's and Foamex's reasonable and good faith plan and estimate as of the date of delivery to the Administrative Agents of Foamex's future business and financial activities for the periods set forth therein. Such Business Plan has been based on facts and on assumptions that each General Partner and Foamex believe to be reasonable in light of the then current and foreseeable business conditions.

              (j) Litigation; Adverse Effects. Except as set forth in Schedule 6.01-J, there is no action, suit, proceeding, investigation or arbitration or series of related actions, suits, proceedings, investigations or arbitrations before or by any Governmental Authority or private arbitrator pending or, to the knowledge of Foamex, any of its Subsidiaries or any General Partner, threatened against either Borrower or any such Subsidiaries or any Property of any of them (i) challenging the validity or the enforceability of any of the Transaction Documents or (ii) which will or is reasonably likely to result in any Material Adverse Effect. Neither Foamex nor any of its Subsidiaries is (A) in violation of any applicable Requirements of Law which violation will have or is reasonably likely to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or is reasonably likely to have a Material Adverse Effect.

              (k) No Material Adverse Change. Since December 29, 1996, there has occurred no event which has had or is reasonably likely to have a Material Adverse Effect.

              (l) Payment of Taxes. Except as set forth on Schedule 6.01-L, all tax returns and reports of Foamex and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective Property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid prior to any penalty being imposed unless the terms of Section 8.04 permit non-payment thereof. None of the Borrowers has any knowledge of any proposed tax assessment against either Borrower or any of Borrowers' Subsidiaries that will have or is reasonably likely to have a Material Adverse Effect.

              (m) Partnership Tax Status. Foamex since its organization has been treated as a partnership within the meaning of Section 761(a) of the Internal Revenue Code for Federal income tax purposes and has not been and is not an entity subject to Federal or state income tax (other than state income taxes generally imposed on partnerships). Neither General Partner nor either Borrower has any knowledge of any inquiry or investigation by any Person (including, without limitation, the IRS) as to whether or not Foamex is, or any claim or assertion by any Person (including, without limitation, the IRS) that Foamex is not, a partnership for Federal or state income tax purposes or an entity subject to Federal or state income taxes (other than state income taxes generally imposed on partnerships).

              (n) Performance. None of Foamex, any of its Subsidiaries or any General Partner has received notice or has actual knowledge that it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to either Borrower or such Subsidiaries, except where such default or defaults, if any, will not have or is not reasonably likely to have a Material Adverse Effect.

              (o) Disclosure. The representations and warranties of each of Foamex, its Subsidiaries and each General Partner contained in the Transaction Documents to which it is a party and all certificates and other documents delivered to the Administrative Agents pursuant to the terms thereof, and the factual disclosures applicable to Foamex, its Subsidiaries and each General Partner set forth in the Offer to Purchase and the New Foamex Subordinated Note Offering Memorandum, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which and the time at which they were made, not misleading. None of the Borrower and General Partners has intentionally withheld any fact from the Administrative Agents, the Issuing Banks or the Lenders in regard to any matter which will have or is reasonably likely to have a Material Adverse Effect.

              (p) Requirements of Law. Except as otherwise stated in Schedules 6.01-J and 6.01-Q, and with respect to environmental and related violations of law concerning Foamex's Morristown, Tennessee, and Fort Wayne, Indiana facilities, Foamex and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect.

              (q) Environmental Matters. Except as disclosed on Schedule 6.01-Q, to the knowledge of each Borrower and each Borrower's employees, consultants or agents:

                   (A) the operations of Foamex and its Subsidiaries comply in all material respects with all applicable Environmental, Health or Safety Requirements of Law;

                   (B) Foamex and its Subsidiaries have obtained or have taken appropriate steps, as required by Environmental Health or Safety Requirements of Law, to obtain all environmental, health and safety Permits necessary for their respective operations, and all such Permits are in good standing and each of Foamex and its Subsidiaries are currently in material compliance with all terms and conditions of such Permits;

                   (C) none of Foamex and its Subsidiaries or any of their
              respective present or past Property or operations is subject to or the subject of any investigation respecting (I) any violation of any Environmental, Health or Safety Requirements of Law or (II) any Remedial Action or has received any notice of any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment;

                   (D) none of the operations of Foamex or its Subsidiaries is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or a liability under any Environmental, Health or Safety Requirement of Law;

                   (E) none of Foamex and its Subsidiaries:

                        (1) has experienced any Release of a Contaminant in
              amounts sufficient to require reporting under any applicable Requirement of Law without having submitted the required report;

                        (2) has treated, stored or disposed of a hazardous waste
              on-site, as that term is defined under 40 C.F.R. Part 261 or any state equivalent except in compliance with applicable Requirements of Law; or

                        (3) has reported any material violation of any
              applicable Environmental, Health or Safety Requirement of Law;

                   (F) none of Foamex's and its Subsidiaries' present or past
              Property is listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action and each Borrower is unaware of any conditions on such Property which if known to a Governmental Authority, would qualify such Property for inclusion on any such list;

                   (G) none of Foamex and its Subsidiaries has sent or directly arranged for the transport of any waste to any site listed on the NPL or proposed for listing on the NPL or to a site included on the CERCLIS list, or any similar state list;

                   (H) there is not now, nor has there ever been on or in the
              Property:

                        (1) any generation, treatment, recycling, storage or
              disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent except in compliance with applicable Requirements of Law;

                        (2) any landfill, waste pile, underground storage tank
              or surface impoundment;

                        (3) any asbestos-containing material; or

                        (4) a Release of any polychlorinated biphenyls (PCB)
              used in hydraulic oils, electrical transformers or other
              Equipment;

                   (I) none of Foamex and its Subsidiaries has received any
              notice or Claim to the effect that any of such Persons is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment;

                   (J) there have been no Releases of any Contaminants in
              reportable or significant quantities to the environment from any Property;

                   (K) none of Foamex and its Subsidiaries has any known
              contingent liability in connection with any Release or threatened Release of any Contaminants into the environment;

                   (L) no Environmental Lien has attached to any Property of
              Foamex or its Subsidiaries; and

                   (M) none of Foamex and its Subsidiaries has entered into any agreements with any Person relating to any Remedial Action or environmentally related Claim.

                   (ii) Foamex and its Subsidiaries are conducting and will
              continue to conduct their respective businesses and operations in an environmentally responsible manner, and each Borrower and such Subsidiaries, taken as a whole have not been, and have no reason to believe that they shall be, subject to Liabilities and Costs arising out of or relating to environmental, health or safety matters that have or will result in cash expenditures by the Borrowers and such Subsidiaries in excess of $10,000,000 (excluding matters described in item V.O. and V.P. of Schedule 6.01-O with respect to Foamex's facilities in Morristown, Tennessee and Fort Wayne, Indiana), in the aggregate for any calendar year ending after June 12, 1997.

              (r) ERISA. None of Borrowers, Borrowers' Subsidiaries or any ERISA Affiliate currently maintains or contributes to any Benefit Plan, Multiemployer Plan or Foreign Pension Plan other than those listed on
         Schedule 6.01-R hereto. Except as disclosed in Schedule 6.01(R) hereto, each Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect has been determined by the IRS to be so qualified. Except as disclosed in Schedule 6.01-R, none of the Borrowers or any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(l) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law. Each Borrower and Borrower's Subsidiaries and the ERISA Affiliates are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA and the Internal Revenue Code with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. None of the Borrowers or any ERISA Affiliates nor, to the knowledge of the Borrowers, any fiduciary of any Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. None of the Borrowers or any ERISA Affiliate is subject to any liability under
         Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA. None of the Borrowers or any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Administrative Agents is complete and accurate. Since the date of the latest Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. None of the Borrowers or any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan. None of the Borrowers or any such ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. None of the Borrowers or any such ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on
         Schedule 6.01-R, none of the Borrowers or Borrower's Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. Each Borrower has given or made available to the Administrative Agents copies of all of the following: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence as of the Effective Date and the most recent summary plan description, actuarial report, determination letter issued by the IRS and Form 5500 filed in respect of each such Benefit Plan in existence; a listing of all of the Multiemployer Plans currently contributed to by each Borrower or any ERISA Affiliate with the aggregate amount of the most recent annual contributions required to be made by each Borrower and each ERISA Affiliate to each such Multiemployer Plan, any information which has been provided to either Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made; each employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees of either Borrower or any of such ERISA Affiliates after termination of employment other than as required by
         Section 601 of ERISA, the most recent summary plan description for such plan and the aggregate amount of the most recent annual payments made to terminated employees under each such plan.

              (s) Foreign Employee Benefit Matters. Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan. Except as set forth on Schedule 6.01-S, the aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan does not exceed the current Fair Market Value of the assets held in the trust or other funding vehicle, if any, for such Plan. With respect to any Foreign Employee Benefit Plan maintained or contributed to by either Borrower or any of Borrowers' Subsidiaries (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Plans does not exceed the current Fair Market Value of the assets held in the trust or other funding vehicle, if any, for such Plan. To the best knowledge of each Borrower and such Borrower's Subsidiaries, there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against such Borrower or any of such Borrower's Subsidiaries or with respect to any Foreign Employee Benefit Plan.

              (t) Labor Matters. Schedule 6.01-T accurately sets forth all labor contracts to which either Borrower or any of the Borrowers' Subsidiaries is a party on the Effective Date and the expiration date of each such contract. There are no strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which either Borrower or any of such Subsidiaries is a party which have or is reasonably likely to have a Material Adverse Effect.

              (u) Securities Activities. None of Foamex or any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

              (v) Solvency. After giving effect to the transactions contemplated in the Transaction Documents and the Loans to be made on such date as Loans requested hereunder are made, and the disbursement of the proceeds of such Loans pursuant to the Borrowers' instructions, each Borrower and each of the other Loan Parties is Solvent.

              (w) Patents, Trademarks, Permits, Etc.; Government Approvals. Foamex and its Subsidiaries own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their businesses as currently conducted which are material to their condition (financial or otherwise), operations, performance and prospects, taken as a whole. Except as set forth on Schedule 6.01-W, no claims are pending or, to the best of each Borrower's knowledge following diligent inquiry, threatened that Foamex or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with respect to such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes, except for such claims and infringements as do not, in the aggregate, give rise to any liability on the part of either Borrower or any of such Subsidiaries which has or is reasonably likely to have a Material Adverse Effect.

                   (iii) The consummation of the transactions contemplated by the Transaction Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how or processes by Foamex and each of its Subsidiaries in any manner which has or is reasonably likely to have a Material Adverse Effect.

              (x) Assets and Properties. Foamex and each of its Subsidiaries has good and marketable (or indefeasible as to Texas real property) title (except Liens securing the Obligations and Liens permitted under Section 9.03 and except with Liens on assets of the Foreign Subsidiaries) to all the Collateral and all of its other assets and Property (tangible and intangible) owned by it, except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets, and all such assets and Property are free and clear of all Liens except Liens securing the Obligations and Liens permitted under Section 9.03. Substantially all of the assets and Property owned by, leased to or used by either Borrower and/or each such Subsidiary are in adequate operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and are able to serve the function for which they are currently being used, except in each case where the failure of such asset to meet such requirements would not have or is not reasonably likely to have a Material Adverse Effect. Neither this Agreement nor any other Transaction Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of either Borrower or such Subsidiary in and to any of such assets in a manner that would have or is reasonably likely to have a Material Adverse Effect.

              (y) Insurance. Schedule 6.01-Y accurately sets forth as of the Effective Date all insurance policies and programs currently in effect with respect to the respective Property and assets and business of Foamex and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof and (vi) the annual premium with respect thereto. Such insurance policies and programs are in amounts sufficient to cover the replacement value of the respective Property and assets of each Borrower and such Subsidiaries subject to customary deductibles.

              (z) Transaction with Affiliates. Schedule 6.01-Z lists each and every existing agreement and arrangement as of the Effective Date that
         (i) each Borrower has entered into with any General Partner, any Limited Partner or any Affiliate of such Borrower, General Partner or Limited Partner or (ii) any General Partner or Limited Partner or any Affiliate of either Borrower, General Partner or Limited Partner is subject to or has entered into with respect to any of the Borrower's Properties, including, in the case of each of clauses (i) and (ii), any management or similar agreement. The Administrative Agents have been provided a true, accurate and complete copy of each existing written agreement or arrangement set forth on Schedule 6.01-Z and a true, accurate and complete description of each existing or proposed agreement or arrangement set forth in Schedule 6.01-Z that is not in writing.

              (aa) New Foamex Subordinated Notes, Subordinated Debentures and 1993 Subordinated Debentures. The subordination provisions of the New Foamex Subordinated Note Indenture, the Subordinated Debenture Indenture and the 1993 Subordinated Debenture Indenture are enforceable against the holders of the New Foamex Subordinated Note Indenture, the Subordinated Debentures and the 1993 Subordinated Debentures, respectively. The Obligations constitute "Obligations" related to the "New Credit Facility" and "Senior Debt" (as each term is defined in the New Foamex Subordinated Note Indenture, the Subordinated Debenture Indenture and the 1993 Subordinated Debenture Indenture).

              (bb) Senior Indebtedness. Each of the parties hereto acknowledges that the Obligations constitute "Obligations" owing under the "Credit Agreement" (as each such term is defined in the New Foamex Subordinated
         Note Indenture, the Existing Secured Debt Indentures, the Subordinated Debenture Indenture and the 1993 Subordinated Debenture Indenture) and "Senior Indebtedness" or "Senior Debt" (as each term is defined in the New Foamex Subordinated Note Indenture, the Subordinated Debenture Indenture and the 1993 Subordinated Debenture Indenture).

                                  ARTICLE VII.

                               REPORTING COVENANTS

         Each Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until all of the

         Obligations (other than indemnities not yet due) are paid in full (or in the case of contingent Obligations (other than indemnities not yet due), Cash Collateral has been deposited in the Cash Collateral Account in the full amount of such Obligations on terms satisfactory to the Lenders), unless the Requisite Lenders shall otherwise give prior written consent thereto:

         7.1. Financial Statements. Each Borrower shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP, and each of the financial statements described below (except as otherwise expressly provided) shall be prepared from such system and records. Each Borrower shall deliver or cause to be delivered to the Administrative Agents and the Lenders:

              (a) Monthly Reports. As soon as practicable, and in any event within forty-five (45) days after the end of each calendar month in each Fiscal Year (or within sixty (60) days after the end of each calendar month which corresponds to the end of a fiscal quarter), the consolidated balance sheets and results of operations of each Borrower and its Subsidiaries as at the end of such period, and the related consolidated statements of income and cash flow of Foamex and its Subsidiaries for such fiscal month and for the period from the beginning of the then current Fiscal Year to the end of such fiscal month, setting forth in each case in comparative form the corresponding figures for the corresponding calendar month of the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered pursuant to Section 7.01(f), certified by the chief financial officer of each Borrower as fairly presenting the consolidated financial position of such Borrower and such Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year end adjustments (but excluding GAAP footnotes).

              (b) Quarterly Reports. As soon as practicable, and in any event within fifty (50) days after the end of each fiscal quarter (other than the last fiscal quarter) in each Fiscal Year, the Form 10-Q, if any, filed by each Borrower with the Securities and Exchange Commission with respect to such fiscal quarter.

              (c) Annual Reports. As soon as practicable, and in any event within ninety-five (95) days after the end of each Fiscal Year, (i) the Form 10-K, if any, filed by each Borrower with the Securities and Exchange Commission with respect to such Fiscal Year, (ii) the consolidated and consolidating financial statements of Foamex and its Subsidiaries (which shall be audited with respect to consolidated financial statements by Coopers & Lybrand or any other independent certified public accountants) as at the end of such Fiscal Year which shall be prepared in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Coopers & Lybrand or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements), and which shall set forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the consolidated and consolidating financial forecast for the Fiscal Year being reported or delivered pursuant to Section 7.01(f), and (iii) an opinion on such consolidated financial statements by Coopers & Lybrand or such other independent certified public accountants acceptable to the Administrative Agents, which opinion shall be unqualified.

              (d) Officer's Certificate. Together with each delivery of any financial statement pursuant to paragraphs (a) (with respect to the last monthly report for each Fiscal Year), (b) and (c) of this Section 7.01, (i) an Officers' Certificate of the Borrowers substantially in the form of Exhibit E attached hereto and made a part hereof, stating that the executive officers signatory thereto have reviewed the terms of the Loan Documents, and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and consolidated and consolidating (in the case of such certification for statements delivered pursuant to Section 7.01(c)) financial condition of the Borrowers and Borrowers' Subsidiaries during the accounting period covered by such financial statements, that such review has not disclosed the existence during or at the end of such accounting period, and that such officers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrowers or any of Borrowers' Subsidiaries have taken, are taking and proposes to take with respect thereto; and (ii) a certificate substantially in the form of Exhibit F attached hereto (the "Compliance Certificate"), signed by each Borrower's chief financial officer, setting forth calculations (with such specificity as the Administrative Agents may reasonably request) for the period then ended which demonstrate compliance, when applicable, with the provisions of Article X.

              (e) Accountant's Statement and Privity Letter. Together with each delivery of the financial statements referred to in Section 7.01(c), a written statement of the firm of independent certified public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement as it relates to accounting matters and (ii) stating whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Potential Event of Default has come to their attention, and if such condition or event has come to their attention, specifying the nature and period of existence thereof; provided, that such accountants shall not be liable by reason of any failure to obtain knowledge of any such condition or event that would not be disclosed in the course of their audit examination. The statement referred to above shall, at the request of either of the Administrative Agents, be accompanied by (x) a copy of the management letter or any similar report delivered to each Borrower or to any officer or employee thereof by such accountants in connection with such financial statements and (y) a letter in substantially the form of Exhibit G attached hereto and made a part hereof from each Borrower to such accountants informing such accountants that the Lenders are relying upon the financial statements audited by such accountants and delivered to the Administrative Agents and the Lenders pursuant to
         Section 7.01(c) and that a primary intent of each Borrower in having such financial statements audited is to induce the Lenders to continue to make Loans to each Borrower under this Agreement. Either Administrative Agent and each Lender may, with the consent of each Borrower (which consent shall not be unreasonably withheld), communicate directly with such accountants.

              (f) Business Plans; Financial Projections. No later than the last day of each Fiscal Year beginning with Fiscal Year 1997, (i) an annual business plan for the next Fiscal Year for each of the Borrowers and Borrowers' Subsidiaries, substantially in the form of the business plan heretofore delivered to the Administrative Agents and the Lenders; and
         (ii) a consolidated and consolidating plan and financial forecast consisting of balance sheets, income statements and cash flow statements on a monthly basis for the next 12 months and on an annual basis, based upon facts and assumptions that each General Partner and each Borrower believe to be reasonable in light of the then current and foreseeable business conditions, for the next three succeeding Fiscal Years of Foamex and its Subsidiaries (it being understood that actual results may differ from the projections).

              (g) Consolidated Balance Sheet. On or before ninety (90) days after the Effective Date, a consolidated and consolidating balance sheet of Foamex and its Subsidiaries as of June 29, 1997 (after giving effect to all transactions contemplated by the Transaction Documents and the payment of all Transaction Costs), certified as fairly presenting the financial position of Foamex and its Subsidiaries by the chief financial officer of each Borrower, together with such Borrower's reconciliation, in form and substance satisfactory to the Requisite Lenders, of all changes from the estimated pro forma balance sheet of each Borrower referred to in Section 6.01(h).

         7.2. Events of Default. Promptly upon either Borrower obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Potential Event of Default, (ii) that any Person has given any written notice to either Borrower or any Subsidiary of such Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.01(e), or (iii) of any condition or event which has or is reasonably likely to have a Material Adverse Effect or adversely affect the value of, or the Collateral Agent's interest in, the Collateral (taken as a whole) in any material respect, such Borrower shall deliver to the Administrative Agents and the Lenders an Officer's Certificate specifying (A) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and (C) what action such Borrower has taken, is taking and proposes to take with respect thereto.

         7.3. Lawsuits. (i) Promptly upon either Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Foamex or any of its Subsidiaries or any Property of either Borrower or any of such Subsidiaries not previously disclosed pursuant to Section 6.01(j), which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in such Borrower's reasonable judgment, such Borrower or any of such Subsidiaries to liability in an amount aggregating $500,000 or more (exclusive of claims covered by insurance policies of such Borrower or any of such Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), such Borrower shall give written notice thereof to the Administrative Agents and the Lenders and provide, if requested, such other information as may be reasonably available to enable each Lender and either Administrative Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of this Section 7.03, each Borrower upon request of either Administrative Agent or of the Requisite Lenders shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it to enable each Lender and each Administrative Agent and its counsel to evaluate such matters.

         7.4. Insurance. As soon as practicable and in any event by the last day of each Fiscal Year, each Borrower shall deliver to the Administrative Agents and the Lenders (i) a report in form and substance reasonably satisfactory to the Administrative Agents and the Lenders outlining all material insurance coverage maintained as of the date of such report by such Borrower and its Subsidiaries and the duration of such coverage and (ii) if requested by the Administrative Agents, evidence that all premiums with respect to such coverage have been paid when due.

         7.5. ERISA Notices. Each Borrower shall deliver or cause to be delivered, within the time limits set forth below, to the Administrative Agents and the Lenders, at such Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

                   (i) within ten (10) Business Days after either Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of such Borrower describing such Termination Event and the action, if any, which such Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                   (ii) within ten (10) Business Days after either Borrower or any ERISA Affiliate knows or has reason to know that a prohibited transaction (defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred with respect to any Plan, a statement of the chief financial officer of such Borrower describing such transaction and the action which such Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

                   (iii) within ten (10) Business Days or such longer period as may be reasonably agreed to by either Administrative Agent after either Borrower or ERISA Affiliate receives written notice from such Administrative Agent requesting same, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

                   (iv) within ten (10) Business Days after the request of
              either Administrative Agent, copies of each actuarial report for any Benefit Plan if received by a Borrower or Multiemployer Plan and each annual report for any Multiemployer Plan;

                   (v) within ten (10) Business Days after the filing of the
              same with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by such Borrower or any ERISA Affiliate with respect to such request;

                   (vi) within ten (10) Business Days after the request of
              either Administrative Agent regarding the occurrence of any material increase in the benefits of any existing Benefit Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan to which such Borrower or any ERISA Affiliate was not previously contributing, notification of such increase, establishment or commencement;

                   (vii) within ten (10) Business Days after either Borrower or any ERISA Affiliate receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

                   (viii) within ten (10) Business Days after either Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure;

                   (ix) within ten (10) Business Days after either Borrower or any ERISA Affiliate knows or has reason to know (A) a Multiemployer Plan has been terminated, (B) the administrator or plan sponsor of a Multiemployer Plan has provided such Borrower or any ERISA Affiliate with notice of an intention to terminate a Multiemployer Plan, or (C) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan; and

                   (x) within ten (10) Business Days or such longer period as may be reasonably agreed to by either Administrative Agent after either Borrower or any of Borrowers' Subsidiaries or any ERISA Affiliate receives written notice from such Administrative Agent requesting the same, copies of any Foreign Employee Benefit Plan and related documents, reports and correspondence specified in such notice.

For purposes of this Section 7.05, each Borrower and any Subsidiary and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Plan of which such Borrower, Subsidiary or ERISA Affiliate is the plan sponsor. Section 7.05 shall only apply with respect to a Plan for which either Borrower or any Subsidiary or any ERISA Affiliate is an "employer" as defined in
Section 3(5) of ERISA.

         7.6. Environmental Notices. (a) Each Borrower shall notify the Administrative Agents and the Lenders in writing, promptly upon such Borrower's learning thereof, of any:

                   (i) notice or claim to the effect that such Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment;

                   (ii) notice that such Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment;

                   (iii) notice that any Property of such Borrower or any of its
              Subsidiaries is subject to an Environmental Lien;

                   (iv) notice of violation to such Borrower or any of its
              Subsidiaries of any Environmental, Health or Safety Requirement of Law;

                   (v) condition which might reasonably constitute or result in a material violation of any Environmental, Health or Safety Requirement of Law;

                   (vi) commencement or threat of any judicial or administrative proceeding alleging a material violation by such Borrower or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law;

                   (vii) new or proposed changes to any existing Environmental,
              Health or Safety Requirement of Law that could result in a Material Adverse Effect; or

                   (viii) any proposed acquisition of stock, assets, real
              estate, or leasing of property, or any other action by such Borrower or any of its Subsidiaries that could subject such Borrower or any of its Subsidiaries to environmental, health or safety Liabilities and Costs.

                  (b) Within forty-five (45) days after the end of each Fiscal Year, each Borrower shall submit to the Administrative Agents and the Lenders a report summarizing the status of environmental, health or safety compliance, hazard or liability issues identified in notices required pursuant to Section 7.06(a), disclosed on Schedule 6.01-Q or identified in any notice or report required herein.

         7.7. Labor Matters. Each Borrower shall notify the Administrative Agents and the Lenders in writing, promptly upon each Borrower's learning thereof, of (i) any material labor dispute to which such Borrower or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any material liability incurred with respect to the closing of any plant or other facility of such Borrower or any of its Subsidiaries.

         7.8. Permitted Subordinated Indebtedness; Senior Note Indenture; Senior Secured Note Indenture. Upon its receipt of any of the following, each Borrower shall deliver promptly thereafter a copy thereof to the Administrative Agents and the Lenders: (a) any notice or other communication delivered by or on behalf of such Borrower to any Person in connection with the Permitted Subordinated Indebtedness or any Existing Secured Debt Indenture (other than, in the case of the Senior Secured Note Indenture, notices delivered to the trustee thereunder pursuant to Sections 314(c) and 314(d) of the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb)); and (b) any material notice or other material communication received by such Borrower from any Person in connection with any agreement or other document relating to Permitted Subordinated Indebtedness or any Existing Secured Debt Indenture promptly after such notice or other communication is received by such Borrower.

         7.9. Other Reports. Each Borrower shall deliver or cause to be delivered to the Administrative Agents and the Lenders copies of all financial statements, reports and notices, if any, sent or made available generally by such Borrower to its Securities holders or filed with the Securities and Exchange Commission, all press releases made available generally by such Borrower or any of its Subsidiaries to the public concerning material developments in the business of such Borrower or any such Subsidiary and all notifications received by such Borrower or its Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder.

         7.10. Change of Control. Promptly upon, and in any event within three
(3) Business Days of, the Managing General Partner or either Borrower obtaining knowledge of the occurrence or potential occurrence of a Change of Control, the Managing General Partner or either Borrower shall deliver to the Administrative Agents an Officer's Certificate specifying, with respect to a Change of Control,
(i) the cause and nature of such Change of Control and (ii) the estimated date on which the Change of Control will become effective.

         7.11. Dissolution Notice. At least ninety (90) days prior to the commencement of any action by any General Partner or any Limited Partner to dissolve Foamex pursuant to the Partnership Agreement or otherwise, the Managing General Partner or Foamex shall deliver an Officer's Certificate to the Administrative Agents specifying (i) the cause of such dissolution and (ii) the date on which such dissolution will occur.

         7.12. Government Contracts. Promptly upon, and in any event within ten
(10) Business Days of, any Credit Party becoming a party to a Federal, state or local government contract having a value in excess of $500,000, Foamex shall notify the Collateral Agent of such contract and shall provide the Collateral Agent with any information related to such contract that the Collateral Agent may reasonably request.

         7.13. Other Information. Promptly upon receiving a request therefor from either Administrative Agent or from the Requisite Lenders, each Borrower shall prepare and deliver to the Administrative Agents and the Lenders such other information with respect to such Borrower, any of its Subsidiaries, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof and financial information, as from time to time may be reasonably requested by either Administrative Agent or by the Requisite Lenders.

                                  ARTICLE VIII.

                              AFFIRMATIVE COVENANTS

         Each Borrower and each General Partner covenant and agree that so long as any Commitments are outstanding and thereafter until all of the Obligations (other than indemnities not yet due) are paid in full (or, in the case of contingent Obligations (other than indemnities not yet due), cash collateral has been deposited in the Cash Collateral Account in the full amount of such Obligations on terms satisfactory to the Lenders), unless the Requisite Lenders shall otherwise give prior written consent thereto:

         8.1. Partnership/Corporate Existence, etc. The General Partners shall cause Foamex to, and Foamex shall, at all times, maintain its partnership existence, and each Borrower shall cause its Subsidiaries to, and the General Partners and GFI shall, at all times, maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises is not likely to have a Material Adverse Effect.

         8.2. Partnership Powers; Conduct of Business. The General Partners shall, and shall cause Foamex to, and each Borrower shall, and shall cause each of their respective Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except in such jurisdictions where the failure so to qualify would not cause or be likely to cause a Material Adverse Effect.

         8.3. Compliance with Laws, etc. The General Partners shall, and shall cause Foamex to, and each Borrower shall, and shall cause each of their respective Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property, assets or operations of such Person, and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing, except in the case where noncompliance with either clause (a) or (b) above is not reasonably likely to have a Material Adverse Effect.

         8.4. Payment of Taxes and Claims; Tax Consolidation. Each Borrower shall pay, and cause each of their respective Subsidiaries to pay, (a) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, business, income or Property before any penalty accrues thereon, and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 9.03) upon any of such Borrower's or such Subsidiary's Property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (a) above or claims referred to in clause (b) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. No Borrower will, nor will either Borrower permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (except as required by law and other than the other Borrowers or Borrowers' Subsidiaries).

         8.5. Insurance. Each Borrower shall maintain for itself and for its Subsidiaries, or shall cause each of such Subsidiaries to maintain, in full force and effect the insurance policies and programs listed on Schedule 6.01-Y or substantially similar policies and programs or other policies and programs as are reasonably acceptable to the Administrative Agents. All such policies and programs shall be maintained with insurers reasonably acceptable to the Administrative Agents. Each certificate and policy relating to coverages (other than Property in which the Collateral Agent does not have an insurable interest) shall contain an endorsement naming the Collateral Agent as an additional insured or loss payee, as applicable, under such policy. Such endorsement or an independent instrument furnished to the Collateral Agent shall provide that the insurance companies will give the Collateral Agent at least thirty (30) days' written notice before any such policy or policies of insurance shall be canceled or altered adversely to the interests of the Administrative Agents, the Issuing Banks and the Lenders or canceled and that no act, whether willful or negligent, or default of either Borrower, any of Borrowers' Subsidiaries or any other Person shall affect the right of the Collateral Agent to recover under such policy or policies of insurance in case of loss or damage. In the event either Borrower or any such Subsidiary, at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Collateral Agent, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Collateral Agent deems advisable. All sums so disbursed by the Collateral Agent shall constitute Protective Advances hereunder and be part of the Obligations, payable as provided in this Agreement.

         8.6. Inspection of Property. Each Borrower shall permit, and cause its Subsidiaries to permit, any authorized representative(s) designated by either Administrative Agent or by any Lender to visit and inspect any of the Properties of such Borrower or such Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby and by the Transaction Documents (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection (i) by or on behalf of any Lender shall be at such Lender's expense and (ii) by or on behalf of either Administrative Agent shall be at such Borrower's expense.

         8.7. Books and Records; Discussions. Each Borrower shall keep and maintain, and cause its Subsidiaries to keep and maintain, in all material respects proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral. Such books and records shall include true and complete records of all Indebtedness of each Borrower to the other Borrower as permitted under Section 9.01(vii) and each Officer's Certificate delivered pursuant to Section 7.01(d) shall set forth in reasonable detail the amount, date of incurrence, interest rate and amortization schedule for such Indebtedness.

         8.8. Insurance and Condemnation Proceeds. Each Borrower hereby directs (and, if applicable, shall cause its Subsidiaries to direct) all insurers under policies insuring any loss of Collateral and payors of any condemnation claim or award relating to the Collateral to pay all proceeds relating to Collateral and payable under such policies or with respect to such claim or award directly to the Collateral Agent, for the benefit of the Administrative Agents, the Issuing Banks and the Lenders, and in no case to either Borrower or one or more of the Borrowers' Subsidiaries. The Collateral Agent shall, upon receipt of such proceeds, apply the same to either the repair or replacement of such Collateral or the repayment of Loans in accordance with Section 3.01(b).

         8.9. ERISA Compliance. Each Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

         8.10. Foreign Employee Benefit Plan Compliance. Each Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans.

         8.11. Maintenance of Property. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of the owned and leased Property of such Borrower or such Subsidiary used and necessary in the business of such Borrower or such Subsidiary in adequate, working condition and repair, ordinary wear and tear excepted, and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required; provided, however, that such Property may be altered or renovated in the ordinary course of business and disposed of in accordance with the provisions in
Section 9.02.

         8.12. Condemnation. Immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of the owned or leased real property of either Borrower or any of Borrowers' Subsidiaries, such Borrower shall notify the Administrative Agents of the pendency of such proceeding, and permit the Administrative Agents to participate in any such proceeding, and from time to time will deliver to the Administrative Agents all instruments reasonably requested by the Administrative Agents to permit such participation.

         8.13. Environmental Matters. Each Borrower shall (i) maintain an environmental health and safety plan for all manufacturing facilities which, at a minimum, addresses measures for response to catastrophic releases of Contaminants into the environment or workplace, a copy of which plan shall be delivered to the Administrative Agents; and (ii) maintain a health and safety management system, which includes a corporate environmental health and safety management structure, environmental health and safety personnel at each facility, and a periodic facility audit program directed by the corporate environmental health and safety management unit.

         8.14. Future Mortgages. Each Borrower and each Subsidiary Guarantor shall, prior to the acquisition of any fee interest or material leasehold interest in real property, notify the Collateral Agent and provide the Collateral Agent with the opportunity reasonably to request a Mortgage with respect to such interest upon its acquisition, which Mortgage shall be substantially in the form of the Mortgages delivered on the Effective Date.

         The relevant Borrower or Subsidiary Guarantor shall, with respect to any leasehold Mortgage, exercise good-faith bona fide efforts to obtain consent to such leasehold Mortgage, provided, however, such entity shall not be required (i) to make any payments to the landlord or to incur any additional costs (other than reasonable customary costs) or (ii) to make any changes adverse to such entity with respect to such lease and provided, further, that the failure to obtain such consent and therefore the failure to provide such leasehold Mortgage shall not be a default hereunder.

                                   ARTICLE IX.

                               NEGATIVE COVENANTS

         Each Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until all of the Obligations (other than indemnities not yet due) are paid in full (or, in the case of contingent Obligations (other than indemnities not yet due), Cash Collateral has been deposited in the Cash Collateral Account in the full amount of such Obligations on terms satisfactory to the Lenders), unless the Requisite Lenders shall otherwise give prior written consent thereto:

         9.1. Indebtedness. None of the Borrowers nor any of the Borrowers' Subsidiaries (other than Foreign Subsidiaries) shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                   (i) the Obligations;

                   (ii) to the extent otherwise permitted to be made pursuant to this Agreement, the Transaction Costs;

                   (iii) the Permitted Existing Indebtedness and any extensions, renewals, refundings or replacements of Permitted Existing Indebtedness (other than the Existing Secured Debt, the Senior Subordinated Debentures and the 1993 Subordinated Debentures), provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, and, is on terms no less favorable to such Borrower or such Subsidiary than the terms of, the Permitted Existing Indebtedness so extended, renewed, refunded or replaced;

                   (iv) to the extent permitted by Article X and in any event in an aggregate amount not to exceed $10,000,000 in any twelve (12) month period but in no event more than an aggregate of $25,000,000 at any time, Capital Leases and purchase money Indebtedness incurred to finance the acquisition of fixed assets, and Indebtedness incurred to refinance such Capital

              Leases and purchase money Indebtedness; provided, however, that for purposes of this Section 9.1(iv) any Capital Leases and/or purchase money Indebtedness of any Person which becomes a Subsidiary Guarantor after the Effective Date, which such Capital Leases and/or purchase money Indebtedness existed at the time of such Person becoming a Subsidiary Guarantor, shall be deemed to have been incurred on the date such Person became a Subsidiary Guarantor;

                   (v) Indebtedness constituting Accommodation Obligations
              permitted by Section 9.05;

                   (vi) Permitted Subordinated Indebtedness (except for such
              Indebtedness referred to in clause (vii) of this Section 9.01);

                   (vii) intercompany Indebtedness (x) owing from any Borrower or Subsidiary Guarantor to any other Borrower or Subsidiary Guarantor to the extent permitted by Section 9.04(vi) or (y) owing by any Borrower or any Subsidiary Guarantor to a Foreign Subsidiary, but only so long as, in each case, such Indebtedness is subordinated to the Obligations on terms satisfactory to the Requisite Lenders and not repayable by its terms before one (1) year after the payment in full of all Obligations and the termination in full of the Commitments;

                   (viii) Indebtedness incurred by Foamex Fibers not in excess of a principal amount of $2,000,000; and

                   (ix) Indebtedness in respect of Hedging Obligations
              (including any amendments, supplements or modifications thereto) so long as the Indebtedness thereunder receives "hedge accounting" treatment in accordance with regulations promulgated by the Securities and Exchange Commission and staff interpretations thereof and such Hedging Obligations were not entered into for speculative purposes.

         9.2. Sales of Assets. None of the Borrowers nor any of the Borrowers' Subsidiaries (other than Foreign Subsidiaries) shall sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

                   (i) (x) sales of inventory, (y) the licensing of intellectual property or (z) the sale of services, in each case, in the ordinary course of business; provided, that sales of inventory to Foreign

              Subsidiaries shall only be permitted if made on an arm's length basis in the ordinary course of business on customary trade terms and so long as the aggregate amount of Receivables created in connection with such sales shall not exceed at any time 20% of the sum of (x) the consolidated Receivables of Foamex and its Subsidiaries plus (y) the Receivables of all Foreign Subsidiaries owing to a Credit Party at such time;

                   (ii) sales of assets outside of the ordinary course of
              business (except as contemplated in clause (v) below) not in excess of $5,000,000 in a single transaction or series of related transactions, nor in excess of $10,000,000 in the aggregate in any Fiscal Year;

                   (iii) sales of assets by any Credit Party to any other Credit
              Party, provided, that, the aggregate amount of all such sales (valued at the Fair Market Value thereof), plus the amount of all loans and/or advances outstanding under Section 9.01(vii) plus the amount of all Investments outstanding under Section 9.04(vi) (computed as set forth in Section 9.04) shall not exceed $50,000,000;

                   (iv) the sublease of office space made by Foamex to Foamex
              International and TIHI at 375 Park Avenue, New York, New York and the lease or sublease by Foamex and its Subsidiaries of Real Property to other Persons (but only to the extent such lease or sublease is not prohibited by Section 9.08);

                   (v) sales or contributions of assets made by any Credit Party to a Foreign Subsidiary to the extent permitted pursuant to
              Section 9.04(iv) and 9.04(viii);

                   (vi) the sale of assets comprising Foamex's plants at
              Mesquite, Texas or LaPorte, Indiana, and the sale, during the twelve month period following the Effective Date, of assets comprising all or any portion of the Borrowers' non-foam business in the United States;

                   (vii) the license by Foamex of its patented surface
              modification technology to JPS Automotive L.P. and the lease of certain equipment not in excess of a net book value of $500,000 to JPS Automotive L.P. associated with the use of such license;

                   (viii) leases or subleases of Property set forth on Schedule
              9.02(viii) hereto; and

                   (ix) leases or subleases of Property which in the aggregate do not provide for rental payments in excess of $1,000,000 per Fiscal Year;

provided, that (A) no sales or other dispositions (other than sales of obsolete or used Equipment and assets sold or contributed to Foreign Subsidiaries pursuant to clause (v) above) shall be permitted if they are to be made for less than 90% of net book value of such properties or assets, and (B) any Net Cash Proceeds of Sale in respect of such sales or other dispositions shall be remitted to the Funding Agent and applied to the repayment of the Loans in accordance with Section 3.01(b).

         9.3. Liens. None of General Partners, the Borrowers nor any of Borrowers' Subsidiaries (other than Foreign Subsidiaries) shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective Property or assets except:

                   (i) Liens created by the Loan Documents;

                   (ii) Permitted Existing Liens;

                   (iii) Customary Permitted Liens;

                   (iv) purchase money Liens (including the interest of a lessor under a Capital Lease and Liens to which any Property is subject at the time of either Borrower's or any of Borrowers' Subsidiary's purchase thereof) securing Indebtedness of the Borrowers or their Subsidiaries permitted under Section 9.01(iv);

                   (v) to the extent Indebtedness secured thereby is permitted to be extended, renewed, refunded or refinanced pursuant to
              Section 9.01(iii), a future Lien on any Property which is subject to a Lien described in clauses (ii) and (iv) above, if such future Lien attaches only to the same Property and secures only such permitted extensions; and

                   (vi) Liens on the assets of Foamex Fibers securing
              Indebtedness permitted to be incurred by Foamex Fibers pursuant to
              Section 9.01(viii).

         9.4. Investments. None of the Borrowers nor any of Borrowers' Subsidiaries (other than Foreign Subsidiaries) shall directly or indirectly make or own any Investment except:

                   (i) Permitted Existing Investments in an amount not greater than the amount thereof on the Effective Date;

                   (ii) Investments in Cash Equivalents;

                   (iii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                   (iv) so long as no Event of Default or Potential Event of
              Default has occurred and is continuing (or would result therefrom) Investments by Foamex in Persons in an amount not to exceed $25,000,000 in the aggregate at any time outstanding; provided, that (i) Investments in Persons which are not Subsidiary Guarantors or Foreign Subsidiaries shall not exceed $15,000,000 in the aggregate at any time outstanding and (ii) Investments in Persons not engaged in a Permitted Business shall not exceed $5,000,000 in the aggregate at any time outstanding;

                   (v) so long as no Event of Default or Potential Event of
              Default has occurred and is continuing (or would result therefrom), Investments by Foamex in Foamex International and the Managing General Partner in an aggregate amount not to exceed (a) $2,500,000 in any Fiscal Year and (b) $5,000,000 in the aggregate for the period beginning on the Effective Date and ending on the Commitment Termination Date;

                   (vi) Investments by any Credit Party in any other Credit
              Party so long as the aggregate amount of Investments made by Foamex in GFI and by either Borrower in the other Subsidiary Guarantors pursuant to this Section plus the aggregate amount of sales or other transfers of assets (valued at the Fair Market Value thereof) to such Subsidiary Guarantors permitted under
              Section 9.02(iii) and (without duplications) loans and/or advances permitted under Section 9.01(vii) shall not exceed $50,000,000 in the aggregate at any time outstanding;

                   (vii) Investments by Foamex and/or GFI in no more than 10,000 shares of common stock of Foamex International received by Foamex in connection with the compromise of certain employee loans in the aggregate principal amount not in excess of $1,000,000;

                   (viii) Investments by any Credit Party in Foreign
              Subsidiaries so long as the aggregate amount of Investments made pursuant to this Section 9.04(viii), together with the aggregate amount of sales or other transfers of assets (valued at the Fair Market Value thereof) to such Foreign Subsidiaries pursuant to
              Section 9.02(v) and (without duplication) the amount of

              Accommodation Obligations permitted under Section 9.05(v) shall not exceed $25,000,000 in the aggregate at any time outstanding;

                   (ix) Investments consisting of loans or advances by Foamex to
              Foamex International under the Tax Advance Agreement in an amount not to exceed $25,000,000 for the purpose (x) of paying the fees, expenses and other costs associated with the sale of general and limited partnership interests in JPS Automotive L.P. and (y) of making payments in satisfaction of any outstanding obligation it may have as a prior owner of JPS Automotive L.P.;

                   (x) Investments made on or after the Effective Date in an
              amount not to exceed $5,000,000 in the aggregate at any time outstanding in (x) the Trace Global Opportunities Fund and (y) the New TIHI Loan; and

                   (xi) Investments in Hedging Obligations permitted under
              Section 9.01(ix);

provided, however, that no Person shall become a Subsidiary (other than a Foreign Subsidiary or a less than wholly-owned Subsidiary pursuant to Section 9.04(iv)) after the Effective Date unless (i) such Person is a wholly-owned Subsidiary of a Borrower or any Subsidiary Guarantor and (ii) such Person has executed and delivered to the Administrative Agents a Subsidiary Guarantee, a Subsidiary Security Agreement and, as applicable, a Subsidiary Pledge Agreement and Mortgages (but subject to Section 8.14), and such other documents, including opinions of counsel, as the Administrative Agents may request, in each case in form and substance acceptable to the Administrative Agents; provided, further, however, that any Investment described in clauses (iv), (vi) and (viii) above shall be calculated on a net basis, giving effect to the payment by the Person in which an Investment was made of any dividends or returns of capital by way of redemption of its Equity Interests to any Credit Party or payments to any Credit Party of loans or advances or interest thereon made to such Person by such Credit Party.

         9.5. Accommodation Obligations. None of the Borrowers nor any of Borrowers' Subsidiaries (other than Foreign Subsidiaries) shall directly or indirectly create or become or be liable with respect to any Accommodation Obligation, except:

                   (i) Permitted Existing Accommodation Obligations;

                   (ii) Accommodation Obligations arising under the Loan
              Documents;

                   (iii) Accommodation Obligations of the Subsidiary Guarantors
              in connection with their guaranty of the New Foamex Subordinated Notes, but only to the extent set forth in the New Foamex Subordinated Note Indenture;

                   (iv) Accommodation Obligations of either Borrower in respect of Indebtedness permitted by Section 9.01 of any Subsidiary Guarantor; and

                   (v) Accommodation Obligations of Credit Parties in respect of
              Indebtedness of Foreign Subsidiaries, provided, that, the aggregate outstanding amount of such Accommodation Obligations plus the aggregate sales or other transfers of assets (valued at the Fair Market Value thereof) to such Foreign Subsidiaries permitted under Section 9.02(v) plus the amount of all Investments outstanding under Section 9.04(viii) shall not exceed $25,000,000 (computed as set forth in Section 9.04);

provided that, except as contemplated in clause (v) above, in no event shall any of the Borrowers, Trace Foam or FMXI, nor any of their respective Subsidiaries (other than Foreign Subsidiaries) directly or indirectly create or become or be liable with respect to any Accommodation Obligation with respect to any liabilities of any Foreign Subsidiary.

         9.6. Restricted Junior Payments. None of the Borrowers nor any of Borrowers' Subsidiaries (other than Foreign Subsidiaries) shall declare or make any Restricted Junior Payment, except (without duplication):

                   (i) dividends or distributions to Foamex in respect of its
              Equity Interests in any of its wholly-owned Subsidiaries or to any of the Borrowers' wholly-owned Subsidiaries from any Subsidiary of either Borrower;

                   (ii) (x) regularly scheduled interest payments in respect of the New Foamex Subordinated Notes, the Subordinated Debentures and the 1993 Subordinated Debentures if such interest payments are permitted to be made pursuant to the terms of the New Foamex Subordinated Notes and the New Foamex Subordinated Note Indenture, the Subordinated Debentures and the Subordinated Debenture Indenture or the 1993 Subordinated Debentures and the 1993 Subordinated Debenture Indenture, as the case may be, (y) the Refinancing and (z) so long as no Event of Default or Potential Event of Default has occurred and is continuing (or would result therefrom), Delayed Purchases;

                   (iii) distributions to the General Partners and the Limited
              Partner in respect of Foamex's obligations (and not in excess of such obligations) under the Tax Sharing Agreement to which it is a party (A) in an amount up to $8,000,000 to be made on or prior to the six-month anniversary of the Effective Date, (B) in an amount necessary to permit Foamex International to service its debt obligations referred to in Section 9.04(v) (but only if such distributions are immediately repaid to Foamex); (C) in an amount necessary to permit Foamex International to service its debt obligations referred to in Section 9.04(ix) (but only if such distributions are immediately repaid to Foamex) and (D) to the extent the proceeds of such distributions shall be used to pay an actual tax liability of a partner or its beneficial owners; provided, however, if a payment otherwise required by the Tax Sharing Agreement not described in the foregoing clauses (A), (B) and (C) is reduced because the distribution would not be used to pay an actual tax liability, the obligation of Foamex to make such payment shall not be discharged but shall be suspended and made upon termination of this Agreement or subject to the terms of any refinancing of the Obligations;

                   (iv) so long as no Event of Default or Potential Event of
              Default has occurred and is continuing (or would result therefrom) and all payments due and payable by Foamex under the Tax Sharing Agreement permitted under clause (iii)(D) above have been made,
              (x) distributions to the General Partners not in excess of $3,000,000 in the aggregate in each Fiscal Year pursuant to the Management Agreement and (y) Permitted Aircraft Payments; provided, however, that no such payment or other distribution in this clause (iv) may be made unless Foamex shall have delivered a Compliance Certificate in respect of the Fiscal Quarter ended just prior to the date of the proposed dividend or distribution demonstrating compliance with Article X on a pro forma basis (after giving effect to all distributions permitted under this clause (iv));

                   (v) so long as no Event of Default or Potential Event of
              Default has occurred and is continuing (or would result therefrom), regularly scheduled interest payments in respect of the GW Subordinated Note if such interest payments are permitted to be made pursuant to the terms of the GW Subordinated Note and the GW Subordination Agreement;

                   (vi) so long as no Event of Default or Potential Event of
              Default has occurred and is continuing (or would result therefrom), dividends or distributions by Foamex to its partners
              (A) in respect of each four fiscal quarter period in which the Total Net Debt to EBDAIT Ratio is less than 4.25:1.00 but greater than or equal to 3.50:1.00, an amount not to exceed the lesser of
              (I) 50% of the excess of Consolidated Net Income of Foamex and its Subsidiaries (excluding, however, those Subsidiaries which are not Subsidiary Guarantors) for such four fiscal quarter period over any Permitted Aircraft Payments in respect of such four fiscal quarter period (to the extent not subtracted from such Consolidated Net Income) and (II) $15,000,000 and (B) in respect of each four fiscal quarter period in which the Total Net Debt to EBDAIT Ratio is less than 3.50:1.00, an amount not to exceed to the lesser of (I) 50% of the excess of Consolidated Net Income of Foamex and its Subsidiaries (excluding, however, those Subsidiaries which are not the Subsidiary Guarantors) for such four fiscal quarter period over any Permitted Aircraft Payments (to the extent not subtracted from such Consolidated Net Income) and (II) $20,000,000; provided, however, that no such dividend or other distribution may be made unless (A) Foamex shall have delivered to the Administrative Agents a certificate in form and substance acceptable to the Administrative Agents signed by the chief financial officer of Foamex that Foamex had a pro forma Fixed Charge Coverage Ratio for the four fiscal quarter period ended just prior to the proposed dividend or distribution of at least 1.15:1.00 (after giving effect to such proposed dividend or distribution), (B) Foamex shall have delivered a Compliance Certificate in respect of the four fiscal quarter period ended just prior to the date of the proposed dividend or distribution demonstrating compliance with Article X on a pro forma basis (after giving effect to such proposed dividend or distribution),
              (C) the aggregate amount of dividends or other distributions pursuant to this clause (vi) made during the preceding 365-day period just ended prior to the date of the payment of the proposed dividend or distribution shall not exceed the aggregate amount of payments of Term Loans made in respect of such preceding 365-day period just ended pursuant to Sections 3.01(a), (b)(ii), (b)(iii),
              (b)(iv) and (b)(v) and (D) Foamex has delivered the financial statements and Compliance Certificate required by Sections 7.01(a), 7.01(c) and 7.01(d)(ii) in respect of such fiscal period; and

                   (vii) payments made to Foamex International to purchase
              materials pursuant to, and as defined in, the

              Foamex International Supply Agreement, provided that (a) Foamex shall not make any payment to Foamex International to purchase any materials prior to receipt by Foamex of title to such materials, and (B) any amounts paid to Foamex International in excess of the purchase price and reasonable expenses which either Borrower would have paid had it purchased such materials directly from the supplier of such materials shall be deemed to be a Restricted Junior Payment made pursuant to Section 9.06(vi).

         9.7. Conduct of Business. None of the Borrowers nor any of Borrowers' Subsidiaries shall engage in any business other than a Permitted Business. Neither General Partner shall engage in any business other than acting as a general partner to Foamex and holding its general partnership interest in Foamex and, in the case of Trace Foam, guaranteeing certain obligations of TIHI to Recticel Foam Corporation and Generale Bank. Foamex shall cause FCC not to engage in any business activity except the issuance of the New Foamex Subordinated Notes, the Senior Notes, the Subordinated Debentures, the 1993 Subordinated Debentures and the Senior Secured Notes and the performance of FCC's obligations thereunder, under the Senior Secured Note Collateral Documents (as defined in the Existing Credit Agreement) to which it is a party, and under the Senior Note Indenture, the Subordinated Debenture Indenture, the 1993 Subordinated Debenture Indenture, the Senior Secured Note Indenture, the New Foamex Subordinated Note Indenture and the Loan Documents to which it is a party.

         9.8. Transactions with Shareholders and Affiliates. None of the Borrowers nor any of Borrowers' Subsidiaries shall directly or indirectly enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service), with any holder or holders of more than five percent (5%) of any class of Equity Interests in any General Partner or its corporate parents and their Affiliates (other than Foamex or a Subsidiary of Foamex). Nothing contained in this Section 9.08 shall prohibit (i) any transaction expressly permitted by Section 9.02(vii), Section 9.04(i), Section 9.04(iv) (to the extent of Investments in joint ventures where the other joint venture parties are not Affiliates of Foamex), Section 9.04(v),
Section 9.04(vii), Section 9.04(ix), Section 9.04(x), Section 9.05 and Section 9.06; (ii) increases in compensation and benefits for officers and employees of either Borrower or any of such Borrower's predecessors in interest or any of their respective Subsidiaries which are customary in the industry or consistent with the past business practice of such Borrower or such Subsidiary or consistent with market conditions; (iii) payment of customary directors' fees and indemnities; (iv) performance of any obligations arising under the Transaction

Documents; (v) transactions listed on Schedule 6.01-Z; (vi)sales and purchases of Inventory between Foamex and its Subsidiaries on the one hand and TIHI and its Subsidiaries on the other hand, on an arms length basis in the ordinary course of business; or (vii) the sublease of office space by Foamex to Foamex International and TIHI at 375 Park Avenue, New York, New York.

         9.9. Restriction on Fundamental Changes. None of the General Partners, the Borrowers nor any of Borrowers' Subsidiaries (other than Foreign Subsidiaries) shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of such General Partner's, such Borrowers' or any such Subsidiary's business or Property, whether now or hereafter acquired, except (i) transactions permitted under Section 9.02 or transactions contemplated by the Transaction Documents or (ii) so long as no Event of Default or Potential Event of Default has occurred and is continuing (or would result therefrom) any Subsidiary Guarantor may merge into a Borrower or another Subsidiary Guarantor so long as if such merger is with or into Foamex, Foamex shall be the surviving Person. Foamex shall not change its partnership status to a corporate status.

         9.10. Sales and Leasebacks. None of the Borrowers nor any of Borrowers' Subsidiaries (other than Foreign Subsidiaries) shall become liable, directly, by assumption or by Accommodation Obligation, with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed) (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease.

         9.11. Margin Regulations; Securities Laws. None of the Borrowers nor any of Borrowers' Subsidiaries (other than Foreign Subsidiaries) shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

         9.12. ERISA. None of the Borrowers shall:

                   (i) engage, or permit any of its ERISA Affiliates to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                   (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue
              Code), with respect to any Benefit Plan, whether or not waived;

                   (iii) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of such Borrower or any ERISA Affiliate under Title IV of ERISA;

                   (iv) fail to make any contribution or payment to any
              Multiemployer Plan which such Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                   (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

                   (vi) amend, or permit any ERISA Affiliate to amend, a Benefit
              Plan resulting in an increase in current liability for the plan year such that such Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code;

                   (vii) permit any unfunded liabilities with respect to any
              Foreign Pension Plan if the existence of such liabilities or the absence of full funding would be contrary to applicable law for such Foreign Pension Plan or subject to a penalty under such law with respect to such Foreign Pension Plan; or

                   (viii) fail, or permit any of its Subsidiaries or ERISA
              Affiliates to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment.

         9.13. Issuance of Equity Interests. None of the Borrowers nor any of the Subsidiary Guarantors shall issue any Equity Interests except to the existing holders of its Equity Interests.

         9.14. Constituent Documents. None of the General Partners, the Borrowers nor any of Borrowers' Subsidiaries (other than Foreign

Subsidiaries) shall amend, modify or otherwise change any of the terms or provisions in any of their respective Constituent Documents as in effect on the Effective Date, except for such amendments or modifications deemed immaterial by the Administrative Agents.

         9.15. Amendments to Permitted Subordinated Indebtedness. None of the Borrowers nor any of Borrowers' Subsidiaries (other than Foreign Subsidiaries) shall amend, modify or otherwise change any of the terms or provisions of the Permitted Subordinated Indebtedness or any indenture or other agreement relating to Existing Secured Debt.

         9.16. Cancellation of Debt; Prepayment. None of the Borrowers nor any of the Borrowers' Subsidiaries (other than Foreign Subsidiaries) shall cancel any material claim or debt, except in the ordinary course of its business, or prepay, redeem, purchase, repurchase or retire any long-term Indebtedness (including, without limitation, the Indebtedness evidenced by the New Foamex Subordinated Notes, the Senior Notes, the Subordinated Debentures, the 1993 Subordinated Debentures and the Senior Secured Notes), other than (i) Indebtedness in respect of the Obligations, (ii) a repayment of the Existing Secured Debt as required by the Intercreditor Agreements and the Existing Secured Debt Indentures, (iii) the Refinancing (including so long as no Potential Event of Default or Event of Default has occurred and is continuing any Delayed Purchases), (iv) repayments of the Existing Secured Debt, the Subordinated Debentures and the 1993 Subordinated Debentures to the extent required to be made pursuant to the terms of the Existing Secured Debt Indentures, the Subordinated Debenture Indenture and the 1993 Subordinated Debenture Indenture, respectively, and (v) as permitted (and in accordance with terms of) Section 9.06(ii).

         9.17. Fiscal Year. None of the Borrowers nor any of Borrowers' Subsidiaries (other than Foreign Subsidiaries) shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12 month period ending on Sunday nearest December 31 in each calendar year.

         9.18. Transaction Documents. None of the Credit Parties shall amend, supplement or otherwise modify the Transaction Documents or cause the Transaction Documents to be amended, supplemented or otherwise modified without the prior written consent of the Requisite Lenders except for such amendments, supplements or modifications deemed immaterial by the Administrative Agents.

         9.19. Environmental Matters. None of the Borrowers nor any of Borrowers' Subsidiaries (other than Foreign Subsidiaries) shall:

                   (i) become subject to any Liabilities and Costs which would have a Material Adverse Effect arising out of or related to (a) the Release or threatened Release at any location of any Contaminant into the environment, or any Remedial Action in response thereto, or (b) any violation of any environmental, health and safety Requirements of Law; or

                   (ii) either directly or indirectly, create, incur, assume or permit to exist any Environmental Lien on or with respect to any of its Property.

                                   ARTICLE X.

                               FINANCIAL COVENANTS

         Each Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until all of the Obligations are paid in full (or, in the case of contingent Obligations (other than indemnities not yet due), Cash Collateral has been deposited in the Cash Collateral Account in the full amount of such Obligations on terms satisfactory to the Lenders), unless the Requisite Lenders shall otherwise give prior written consent thereto:

         10.1. Minimum Net Worth. The Net Worth of Foamex and its Subsidiaries on a consolidated basis at all times during any period from the last day of the fiscal quarter in each Fiscal Year of the Borrowers set forth below to the next to last day of the next succeeding fiscal quarter shall not be less than the minimum amount set forth opposite the first such fiscal quarter:

        Fiscal Quarter                              Minimum Net Worth
        --------------                              -----------------
                                                      (in millions)

Second fiscal quarter of 1997                           $(154.3)
Third fiscal quarter of 1997                             (151.0)
Fourth fiscal quarter of 1997                            (146.4)
First fiscal quarter of 1998                             (142.0)
Second fiscal quarter of 1998                            (136.4)
Third fiscal quarter of 1998                             (128.9)
Fourth fiscal quarter of 1998                            (121.4)
First fiscal quarter of 1999                             (117.2)
Second fiscal quarter of 1999                            (111.9)
Third fiscal quarter of 1999                             (104.8)
Fourth fiscal quarter of 1999                             (97.62)
First fiscal quarter of 2000                              (92.8)
Second fiscal quarter of 2000                             (86.7)

Third fiscal quarter of 2000                              (78.4)
Fourth fiscal quarter of 2000                             (70.2)
First fiscal quarter of 2001                              (64.8)
Second fiscal quarter of 2001                             (57.9)
Third fiscal quarter of 2001                              (48.6)
Fourth fiscal quarter of 2001                             (39.4)
First fiscal quarter of 2002                              (33.4)
Second fiscal quarter of 2002                             (25.7)
Third fiscal quarter of 2002                              (15.5)
Fourth fiscal quarter of 2002                              (5.3)
First fiscal quarter of 2003                                1.2
Second fiscal quarter of 2003                               9.6
Third fiscal quarter of 2003                               20.7
Fourth fiscal quarter of 2003                              31.9
First fiscal quarter of 2004                               38.9
Second fiscal quarter of 2004                              47.8
Third fiscal quarter of 2004                               59.7
Fourth fiscal quarter of 2004                              71.6
First fiscal quarter of 2005                               79.5
Second fiscal quarter of 2005                              89.7
Third fiscal quarter of 2005                              103.2
Fourth fiscal quarter of 2005                             116.8
First fiscal quarter of 2006                              123.8
Second fiscal quarter of 2006 and thereafter              131.8

         10.2. Minimum Interest Coverage Ratio. Interest Coverage Ratio of Foamex and its Subsidiaries on a consolidated basis, as determined as of the last day of each fiscal quarter of the Borrowers set forth below for the four fiscal quarter period ending on such date, shall not be less than the minimum ratio set forth opposite such fiscal quarter:

        Fiscal Quarter                              Minimum Ratio
        --------------                              -------------

Second fiscal quarter of 1997                         2.50:1.00
Third fiscal quarter of 1997                          2.50:1.00
Fourth fiscal quarter of 1997                         2.50:1.00
First fiscal quarter of 1998                          2.50:1.00
Second fiscal quarter of 1998                         2.50:1.00
Third fiscal quarter of 1998                          2.50:1.00
Fourth fiscal quarter of 1998                         2.50:1.00
First fiscal quarter of 1999                          2.50:1.00
Second fiscal quarter of 1999                         2.50:1.00
Third fiscal quarter of 1999                          2.50:1.00
Fourth fiscal quarter of 1999                         2.50:1.00
First fiscal quarter of 2000                          2.75:1.00
Second fiscal quarter of 2000                         2.75:1.00
Third fiscal quarter of 2000                          2.75:1.00
Fourth fiscal quarter of 2000                         2.75:1.00
First fiscal quarter of 2001                          3.00:1.00
Second fiscal quarter of 2001                         3.00:1.00

Third fiscal quarter of 2001                          3.00:1.00
Fourth fiscal quarter of 2001                         3.00:1.00
First fiscal quarter of 2002                          3.00:1.00
Second fiscal quarter of 2002                         3.00:1.00
Third fiscal quarter of 2002                          3.00:1.00
Fourth fiscal quarter of 2002                         3.00:1.00
First fiscal quarter of 2003                          3.00:1.00
Second fiscal quarter of 2003                         3.00:1.00
Third fiscal quarter of 2003                          3.00:1.00
Fourth fiscal quarter of 2003                         3.00:1.00
First fiscal quarter of 2004                          3.00:1.00
Second fiscal quarter of 2004                         3.00:1.00
Third fiscal quarter of 2004                          3.00:1.00
Fourth fiscal quarter of 2004                         3.00:1.00
First fiscal quarter of 2005                          3.00:1.00
Second fiscal quarter of 2005                         3.00:1.00
Third fiscal quarter of 2005                          3.00:1.00
Fourth fiscal quarter of 2005                         3.00:1.00
First fiscal quarter of 2006                          3.00:1.00
Second fiscal quarter of 2006 and thereafter          3.00:1.00

         10.3. Minimum Fixed Charge Coverage Ratio. Fixed Charge Coverage Ratio of Foamex and its Subsidiaries on a consolidated basis, as determined as of the last day of each fiscal quarter of the Borrowers set forth below for the four fiscal quarter period ending on such date, shall not be less than the minimum ratio set forth opposite such fiscal quarter:

        Fiscal Quarter                              Minimum Ratio
        --------------                              -------------

Second fiscal quarter of 1997                         1.10:1.00
Third fiscal quarter of 1997                          1.10:1.00
Fourth fiscal quarter of 1997                         1.10:1.00
First fiscal quarter of 1998                          1.10:1.00
Second fiscal quarter of 1998                         1.10:1.00
Third fiscal quarter of 1998                          1.10:1.00
Fourth fiscal quarter of 1998                         1.10:1.00
First fiscal quarter of 1999                          1.10:1.00
Second fiscal quarter of 1999                         1.10:1.00
Third fiscal quarter of 1999                          1.10:1.00
Fourth fiscal quarter of 1999                         1.10:1.00
First fiscal quarter of 2000                          1.10:1.00
Second fiscal quarter of 2000                         1.10:1.00
Third fiscal quarter of 2000                          1.10:1.00
Fourth fiscal quarter of 2000                         1.10:1.00
First fiscal quarter of 2001                          1.10:1.00
Second fiscal quarter of 2001                         1.10:1.00
Third fiscal quarter of 2001                          1.10:1.00
Fourth fiscal quarter of 2001                         1.10:1.00
First fiscal quarter of 2002                          1.10:1.00
Second fiscal quarter of 2002                         1.10:1.00

Third fiscal quarter of 2002                          1.10:1.00
Fourth fiscal quarter of 2002                         1.10:1.00
First fiscal quarter of 2003                          1.10:1.00
Second fiscal quarter of 2003                         1.10:1.00
Third fiscal quarter of 2003                          1.10:1.00
Fourth fiscal quarter of 2003                         1.10:1.00
First fiscal quarter of 2004                          1.00:1.00
Second fiscal quarter of 2004                         1.00:1.00
Third fiscal quarter of 2004                          1.00:1.00
Fourth fiscal quarter of 2004                         1.00:1.00
First fiscal quarter of 2005                          1.00:1.00
Second fiscal quarter of 2005                         1.00:1.00
Third fiscal quarter of 2005                          1.00:1.00
Fourth fiscal quarter of 2005                         1.00:1.00
First fiscal quarter of 2006                          1.00:1.00
Second fiscal quarter of 2006 and thereafter          1.00:1.00

         10.4. Maximum Leverage Ratio. Total Net Debt to EBDAIT Ratio of Foamex and its Subsidiaries on a consolidated bases, as determined as of the last day of each fiscal quarter of the Borrowers set forth below for the four fiscal quarter period ending on such date, shall not exceed the maximum ratio set forth below:

        Fiscal Quarter                              Minimum Ratio
        --------------                              -------------

Second fiscal quarter of 1997                         5.00:1.00
Third fiscal quarter of 1997                          5.00:1.00
Fourth fiscal quarter of 1997                         5.00:1.00
First fiscal quarter of 1998                          4.75:1.00
Second fiscal quarter of 1998                         4.75:1.00
Third fiscal quarter of 1998                          4.75:1.00
Fourth fiscal quarter of 1998                         4.50:1.00
First fiscal quarter of 1999                          4.50:1.00
Second fiscal quarter of 1999                         4.50:1.00
Third fiscal quarter of 1999                          4.50:1.00
Fourth fiscal quarter of 1999                         4.00:1.00
First fiscal quarter of 2000                          4.00:1.00
Second fiscal quarter of 2000                         4.00:1.00
Third fiscal quarter of 2000                          4.00:1.00
Fourth fiscal quarter of 2000                         3.75:1.00
First fiscal quarter of 2001                          3.75:1.00
Second fiscal quarter of 2001                         3.75:1.00
Third fiscal quarter of 2001                          3.75:1.00
Fourth fiscal quarter of 2001                         3.50:1.00
First fiscal quarter of 2002                          3.50:1.00
Second fiscal quarter of 2002                         3.50:1.00
Third fiscal quarter of 2002                          3.50:1.00
Fourth fiscal quarter of 2002                         3.25:1.00
First fiscal quarter of 2003                          3.25:1.00
Second fiscal quarter of 2003                         3.25:1.00

Third fiscal quarter of 2003                          3.25:1.00
Fourth fiscal quarter of 2003                         3.00:1.00
First fiscal quarter of 2004                          3.00:1.00
Second fiscal quarter of 2004                         3.00:1.00
Third fiscal quarter of 2004                          3.00:1.00
Fourth fiscal quarter of 2004                         3.00:1.00
First fiscal quarter of 2005                          3.00:1.00
Second fiscal quarter of 2005                         3.00:1.00
Third fiscal quarter of 2005                          3.00:1.00
Fourth fiscal quarter of 2005                         3.00:1.00
First fiscal quarter of 2006                          3.00:1.00
Second fiscal quarter of 2006 and thereafter          3.00:1.00

                                   ARTICLE XI.

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         11.1. Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement:

              (a) Failure to Make Payments When Due. Either Borrower shall fail to pay when due any of the Obligations and if such non-payment relates to interest on the Loans or fees, such non-payment continues for a period of more than five (5) days.

              (b) Breach of Certain Covenants. Either Borrower or any General Partner shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Person under Sections 3.05, 3.06, 7.10, 7.11, 8.01, 8.02 and 8.06, Article IX or Article X.

              (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by either Borrower or any General Partner to either Administrative Agent, any Lender or any Issuing Bank herein or by Foamex or any of its Subsidiaries or any General Partner in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

              (d) Other Defaults. Either Borrower or any General Partner shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraph (a), (b) or (c) of this Section 11.01) or any default or event of default shall occur under any of the other Loan Documents, and such default or event of default shall continue for thirty (30) days after the occurrence thereof.

              (e) Default as to Other Indebtedness. Foamex or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to Permitted Subordinated Indebtedness or any other Indebtedness (other than an Obligation) in excess of $1,000,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or during the continuance of such breach, default or event of default, permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by Foamex or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; in each case such accelerated, repurchased or other Indebtedness to exceed, in the aggregate, $1,000,000.

              (f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) An involuntary case shall be commenced against any Loan Party and the petition shall not be dismissed, stayed, bonded or discharged within forty-five (45) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Loan Party in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the board of directors (or other governing body) of any Loan Party (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

                   (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or over all or a substantial part of the Property of any Loan Party shall be entered; or an interim receiver, trustee or other custodian of any Loan Party or of all or a substantial part of the Property of any Loan Party shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of any Loan Party shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within forty-five (45) days after entry, appointment or issuance; or the board of directors of any Loan Party (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

              (g) Voluntary Bankruptcy; Appointment of Receiver, etc. Any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or any Loan Party shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due.

              (h) Judgments and Attachments. Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against any Loan Party or any of their respective assets involving in any case an amount in excess of $1,000,000 is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

              (i) Dissolution. (i) Either Administrative Agent shall have received an Officer's Certificate described in Section 7.11, (ii) any order, judgment or decree shall be entered against any Loan Party or any of Borrowers' Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days, (iii) any General Partner or any Limited Partner shall commence any action to dissolve Foamex pursuant to the Partnership Agreement or otherwise, (iv) Foamex shall commence any action to dissolve GFI (other than as permitted by Section 9.09), or (v) either Borrower or any of Borrowers' Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

              (j) Loan Documents; Failure of Security. At any time, for any reason, (i) any Loan Document ceases to be in full force and effect or any Loan Party or any of Borrowers' Subsidiaries party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or any Loan Party or any such Subsidiary seeks to render such Liens, invalid and unperfected, or (ii) Liens in favor of the Administrative Agents, the Collateral Agent, the Issuing Banks and/or the Lenders contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated by this Agreement, the Loan Documents or the other Transaction Documents.

              (k) Termination Event. Any Termination Event occurs which could reasonably subject either Borrower or any ERISA Affiliate to liability in excess of $1,000,000.

              (l) Waiver Application. The plan administrator of any Benefit Plan for which either Borrower or an ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA applies under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of
         Section 412(a) of the Internal Revenue Code and the substantial business hardship upon which the application for the waiver is based could reasonably subject either Borrower or any ERISA Affiliate to liability in excess of $1,000,000.

              (m) Change of Control. Any Change of Control occurs.

              (n) Material Adverse Change. An event shall exist or occur which would materially and adversely impair (i) the ability of any Credit Party to perform its obligations under the Loan Documents or (ii) the ability of the Lenders, the Issuing Banks or the Collateral Agent to enforce the Loan Documents.

              (o) Tax Status. If Foamex is taxed as a corporate entity by any federal or state taxing authority and such taxation causes a Material Adverse Effect.

              (p) New Foamex Subordinated Notes and Existing Secured Debt. Any "Event of Default" (or any event or occurrence or circumstance which would become an "Event of Default" with the passage of time or the giving of notice or both) as defined in the New Foamex Subordinated
         Note Indenture or any indenture or other document relating to the Existing Secured Debt shall have occurred and be continuing. Any of the terms of the New Foamex Subordinated Notes or any Existing Secured Debt Indenture or other document relating to the Existing Secured Debt shall be amended, supplemented or otherwise modified without the prior written consent of the Requisite Lenders (except for such amendments, supplements or modifications deemed immaterial by the Administrative Agents).

              (q) Liens on Equity Interests. Any Lien shall be granted in favor of any Person on the Equity Interests of Foamex or of the General Partners other than the Liens securing the Discount Debentures as in effect on the Effective Date.

              (r) Intercreditor Agreements. Any of the parties to any of the Intercreditor Agreements (other than the Administrative Agents and the Lenders) shall fail to perform any material covenant or material obligation binding on such party, or any of such Intercreditor Agreements shall cease to be in full force and effect.

         An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 13.07.

         11.2. Rights and Remedies.

              (a) Acceleration and Termination. Upon the occurrence of any Event of Default described in Section 11.01(f) or 11.01(g), the Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by each Borrower and each General Partner; and upon the occurrence and during the continuance of any other Event of Default, the Collateral Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to each Borrower, (A) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Lender to make any Loan hereunder and of each Lender or Issuing Bank to issue or participate in any Letter of Credit not then issued shall immediately terminate, and/or (B) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by each Borrower.

              (b) Deposit for Letters of Credit. In addition, after the occurrence and during the continuance of an Event of Default, each Borrower shall, promptly upon demand by the Collateral Agent, deliver to the Collateral Agent, Cash Collateral in such form as requested by the Collateral Agent for deposit into the Cash Collateral Account, together with such endorsements, and execution and delivery of such documents and instruments as the Collateral Agent may request in order to perfect or protect the Collateral Agent's Lien with respect thereto, in an aggregate principal amount equal to the then outstanding Letter of Credit Obligations.

              (c) Rescission. If at any time after termination of the Commitments and/or acceleration of the maturity of the Loans, each Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 13.07, then upon the written consent of the Requisite Lenders and written notice to each Borrower, the termination of the Commitments and/or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Banks to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit either Borrower and do not give either Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

              (d) Enforcement. Each Borrower acknowledges that in the event either Borrower or any of Borrowers' Subsidiaries fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agents, the Issuing Banks and the Lenders; therefore, each Borrower agrees that the Administrative Agents, the Issuing Banks and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         11.3. The Cash Collateral Account. (a) If requested by either Borrower and subject to the right of the Collateral Agent to withdraw funds from the Cash Collateral Account as provided below, the Collateral Agent shall, so long as no Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Cash Collateral Account and accrued interest thereon, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such Investments, in each case in such Cash Equivalents as such Borrower may select. After an Event of Default, the Collateral Agent shall invest any funds held in the

Cash Collateral Account which are not applied to the payment of the Obligations in overnight Cash Equivalents. Such funds, interest, proceeds or income which are not so invested or reinvested in Cash Equivalents shall, except as otherwise provided in this Section 11.03, be deposited and held by the Collateral Agent in the Cash Collateral Account. None of either Administrative Agent, any Lender or any Issuing Bank shall be liable to either Borrower for, or with respect to, any decline in value of amounts on deposit in the Cash Collateral Account which shall have been invested pursuant to this Section 11.03(a) at the direction of either Borrower. Cash Equivalents from time to time purchased and held pursuant to this Section 11.03(a) shall constitute Cash Collateral and shall, for purposes of this Agreement, be deemed to be part of the funds held in the Cash Collateral Account in amounts equal to their respective outstanding principal amounts.

              (b) The Collateral Agent may, at any time after an Event of Default has occurred and is continuing, sell or cause to be sold any Cash Equivalents held by the Collateral Agent as Cash Collateral at any broker's board or at public or private sale, in one or more sales or lots, at such price as the Collateral Agent may deem best, without assumption of any credit risk, and the purchaser of any or all such Cash Equivalents so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. Either Administrative Agent, any of the Lenders and any of the Issuing Banks may, in its own name or in the name of a designee or nominee, buy such Cash Equivalents at any public sale and, if permitted by applicable law, buy such Cash Equivalents at any private sale. The Collateral Agent shall apply the proceeds of any such sale, net of any expenses incurred in connection therewith, and any other funds deposited in the Cash Collateral Account to the payment of the Obligations in accordance with this Agreement. Each Borrower agrees that (i) any sale of Cash Equivalents conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to such Cash Equivalents shall be deemed to be commercially reasonable and (ii) any requirements of reasonable notice shall be met if such notice is received by the applicable Borrower at its notice address on the signature pages hereto at least ten (10) Business Days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived to the extent permitted by law. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

              (c) If at any time the Collateral Agent determines that any funds held in the Cash Collateral Account are subject to any interest, right, claim or Lien of any Person other than the Collateral Agent, the Borrowers will, forthwith upon demand by the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the Cash Collateral Account an amount equal to the amount of funds subject to such interest, right, claim or Lien.

              (d) The Collateral Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Collateral Agent accords its own like property, it being understood that the Collateral Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Borrowers and shall constitute Obligations hereunder.

                                  ARTICLE XII.

                                THE CREDIT AGENTS

         12.1. Appointment. (a) Each Lender and each Issuing Bank hereby designates and appoints Citicorp as the Collateral Agent, Intercreditor Collateral Agent and as an Administrative Agent and Scotiabank as the Funding Agent, Intercreditor Agent and as an Administrative Agent of such Lender or such Issuing Bank under this Agreement, and each Lender and each Issuing Bank hereby irrevocably authorizes the Credit Agents to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes or any amount payable under any provision of Article III when due) or the other Loan Documents, no Credit Agent shall be required to exercise any discretion or take any action. Notwithstanding the foregoing, the Credit Agents shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders and such instructions shall be binding upon all Lenders, Issuing Banks and Holders of Notes; provided, however, no Credit Agent shall be required to take any action which (i) such Credit Agent reasonably believes will expose it to personal liability unless such Credit Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement, the other Loan Documents or applicable law. The Credit Agents agree to act as such on the express conditions contained in this Article XII.

              (b) The provisions of this Article XII are solely for the benefit of the Credit Agents, the Lenders and Issuing Banks, and none of the Borrowers or any Subsidiary of the Borrowers shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 12.07). In performing its functions and duties under this Agreement, each Credit Agent shall act solely as agent of the Lenders and the Issuing Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for either Borrower or any Subsidiary of the Borrowers. Each Credit Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

         12.2. Nature of Duties. The Credit Agents shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Credit Agents shall be mechanical and administrative in nature. The Credit Agents shall not have by reason of this Agreement a fiduciary relationship in respect of any Holder. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Credit Agents any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender and each Issuing Bank shall make its own independent investigation of the financial condition and affairs of Foamex and its Subsidiaries in connection with the making and the continuance of the Loans hereunder and with the issuance of the Letters of Credit and shall make its own appraisal of the creditworthiness of each Borrower and Borrowers' Subsidiaries initially and on a continuing basis, and the Credit Agents shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto (except for reports required to be delivered by any Credit Agent under the terms of this Agreement). If any Credit Agent seeks the consent or approval of the Lenders to the taking or refraining from taking of any action hereunder, such Credit Agent shall send notice thereof to each Lender. The Collateral Agent shall promptly notify each Lender at any time that the Lenders so required hereunder have instructed any Credit Agent to act or refrain from acting pursuant hereto.

         12.3. Rights, Exculpation, etc.

              (a) Liabilities; Responsibilities. None of the Credit Agents, any Affiliate of any Credit Agent, or any of their respective officers, directors, employees or agents shall be liable to any Holder for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection therewith, except that no Person shall be relieved of any liability for gross negligence or willful misconduct as determined by a court of competent jurisdiction. The Credit Agents shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 3.02(b), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Holder to whom payment was due, but not made, shall be to recover from other Holders any payment in excess of the amount to which they are determined to have been entitled. The Credit Agents shall not be responsible to any Holder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Transaction Documents or the transactions contemplated thereby, or for the financial condition of either Borrower or any of Borrowers' Subsidiaries. No Credit Agent shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of either Borrower or any of Borrowers' Subsidiaries, or the existence or possible existence of any Potential Event of Default or Event of Default.

              (b) Right to Request Instructions. Any Credit Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents such Credit Agent is permitted or required to take or to grant, and such Credit Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom such Credit Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, no Holder shall have any right of action whatsoever against any Credit Agent as a result of such Credit Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms of this Agreement, a greater proportion of the Lenders.

         12.4. Reliance. The Credit Agents shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it.

         12.5. Indemnification. To the extent that the Credit Agents are not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Credit Agents for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Credit Agents under the Loan Documents, in proportion to each Lender's Pro Rata Share; provided, however, the Lenders shall have no obligation to reimburse and indemnify the Credit Agents hereunder with respect to matters caused by or resulting from the willful misconduct or gross negligence of the Credit Agents, as determined by a court of competent jurisdiction. The obligations of the Lenders under this
Section 12.05 shall survive the payment in full of the Loans, the Reimbursement Obligations and all other Obligations and the termination of this Agreement.

         12.6. Citicorp and Scotiabank Individually. With respect to its Pro Rata Shares of the Commitments hereunder, if any, and the Loans made by it, if any, Citicorp and Scotiabank shall have and may exercise the same rights and powers hereunder and are subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each of Citicorp and Scotiabank in its individual capacity as a Lender or one of the Requisite Lenders. Citicorp and Scotiabank and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with either Borrower or any of its Subsidiaries as if they were not acting as Credit Agents pursuant hereto.

         12.7. Successor Administrative Agent.

              (a) Resignation. The Administrative Agents may resign from the performance of all their functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrowers and the

         Lenders. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to this Section 12.07.

              (b) Remaining Administrative Agent. Upon any such notice of resignation by an Administrative Agent, the remaining Administrative Agent may in its discretion, appoint itself to the resigning Administrative Agent's functions and duties. The remaining Administrative Agent shall give the Lenders notice at least 15 days prior to the effectiveness of such resignation.

              (c) Appointment by Requisite Lenders. Upon any such notice of resignation and if the remaining Administrative Agent has not notified the Lenders that it has assumed the functions and duties of the resigning Administrative Agent, the Requisite Lenders shall have the right to appoint a successor Administrative Agent selected from among the Lenders which appointment shall be subject to the prior written approval of the Borrowers (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default).

              (d) Appointment by Retiring Administrative Agent. If a successor Administrative Agent shall not have been appointed within the thirty
         (30) Business Day period provided in paragraph (a) of this Section 12.07, the retiring Administrative Agent, with the consent of the Borrowers (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above.

              (e) Rights of the Successor and Retiring Administrative Agents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as an Administrative Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

         12.8. Relations Among Lenders. Each Lender and each Issuing Bank agrees that it will not take any legal action, nor institute any actions or proceedings, against either Borrower or any other obligor hereunder or with respect to any Collateral, without the prior written consent of the Requisite Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or unilaterally terminate its Commitments except in accordance with Section 11.02(a).

         12.9. Concerning the Collateral and the Loan Documents.

              (a) Protective Advances. The Collateral Agent (i) may from time to time, before or after the occurrence of an Event of Default, make such disbursements and advances pursuant to the Loan Documents which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Loans and other Obligations; provided, however, such disbursements and advances shall not exceed $10,000,000 in the aggregate and (ii) after the occurrence and during the continuance of an Event of Default or Potential Event of Default, upon the written request and direction of the Administrative Agents, shall make a disbursement or the disbursements necessary, (as set forth in such written request) to either (A) pay in whole or in part the principal amount of, accrued and unpaid interest on and, if applicable, redemption premium, with respect to Existing Secured Debt or (B) to defease such Existing Secured Debt, in each case, in accordance with the term of the applicable Existing Secured Debt Indenture (collectively, "Protective Advances"). The Collateral Agent shall notify the Borrowers and each Lender in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. The Borrowers agree to pay the Collateral Agent, upon demand, the principal amount of all outstanding Protective Advances, together with interest thereon at the rate from time to time applicable to Base Rate Loans from the date of such Protective Advance until the outstanding principal balance thereof is paid in full. If the Borrowers fail to make payment in respect of any Protective Advance within one (1) Business Day after the date the Borrowers receive written demand therefor from the Collateral Agent, the Collateral Agent shall promptly notify each Lender having a Revolving Loan Commitment and each such Lender agrees that it shall thereupon make available to the Collateral Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such Protective Advance. If such funds are not made available to the Collateral Agent by such Lender within one (1) Business Day after the Collateral

         Agent's demand therefor, the Collateral Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Collateral Agent its Revolving Loan Commitment Pro Rata Share of any such Protective Advance shall neither relieve any other Lender of its obligation hereunder to make available to the Collateral Agent such other Lender's Revolving Loan Commitment Pro Rata Share of such Protective Advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Collateral Agent. All outstanding principal of, and interest on, Protective Advances shall constitute obligations secured by the Collateral until paid in full by the Borrowers. Notwithstanding the foregoing, no Lender shall be required to fund any Protective Advance in an amount exceeding such Lender's then remaining Revolving Loan Commitment.

              (b) Authority. Each Lender and each Issuing Bank authorizes and directs the Collateral Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the Issuing Banks. Each Lender and each Issuing Bank agrees that any action taken by the Collateral Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Collateral Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and Issuing Banks. Without limiting the generality of the foregoing, the Collateral Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuing Banks with respect to all proceeds of Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by Foamex or any of its Subsidiaries; (iii) act as collateral agent for the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, the Collateral Agent hereby appoints, authorizes and directs the Lenders and the Issuing Banks to act as collateral sub-agent for the Administrative Agents, the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens with respect to the Borrowers' and their Subsidiaries, respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuing Bank; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or

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         desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents; and (vi) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Administrative Agents, the Lenders or the Issuing Banks with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

              (c) Release of Collateral. (i) Each Lender hereby directs, in accordance with the terms of this Agreement, the Collateral Agent to release any Lien held by the Collateral Agent for the benefit of the Administrative Agents, the Lenders and the Issuing Banks:

                   (A) against all of the Collateral, upon payment in full of the Obligations and termination of this Agreement (or, to the extent certain Obligations remain contingent (other than in respect of indemnities), sufficient Cash Collateral has been deposited with the Collateral Agent in the amount of such contingent obligations on terms satisfactory to the Lenders);

                   (B) against any part of the Collateral sold or disposed of by
              Foamex or any of its Subsidiaries, as certified to the Collateral Agent by the applicable Borrower in an Officer's Certificate if such sale or disposition is permitted by Section 9.02 or is otherwise consented to by the Requisite Lenders.

                   (ii) Each Lender and each Issuing Bank hereby directs the
              Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 12.09(c) promptly upon the effectiveness of any such release.

              (d) Additional Collateral Matters. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it pursuant to this Agreement, the Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by either Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to the Collateral Agent pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section

         12.09 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or in any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given its own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any Lender.

              (e) Collateral Matters Relating to Related Obligations. The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Obligations ("Related Obligations") which arise under any Hedging Obligations or which are otherwise owed to Persons other than the Administrative Agents, the Lenders and the Issuing Banks, solely on the condition and understanding, as among the Administrative Agents and all Holders, that (i) the Related Obligations shall be entitled to the benefit of the Collateral to the extent expressly set forth in this Agreement and the Loan Documents, and to such extent the Collateral Agent shall hold and have the right and power to act with respect to, the Collateral on behalf of and as agent for the holders of the Related Obligations; but the Administrative Agents are otherwise acting solely as agents for the Lenders and the Issuing Banks and shall have no separate fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligations whatsoever to any holder of Related Obligations; and (ii) all matters, acts and omissions relating in any manner to the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Holder under any separate instrument or agreement or in respect of any Related Obligations; and (iii) each Holder shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the Loan Documents, by the Administrative Agents and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, Letter of Credit Obligations and other obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Holder or as to any Related Obligations and without regard to whether any Related Obligations remain outstanding or are deprived of the benefit of the Collateral or become unsecured or are otherwise affected or put in jeopardy thereby; and (iv) no holder of Related Obligations and no other Holder (except the Administrative Agents and the Lenders, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or

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         under this Agreement or the Loan Documents; and (v) no holder of any
         Related Obligations shall exercise any right of set-off, banker's lien or similar right except as expressly provided in Section 13.05.

                                  ARTICLE XIII.

                                  MISCELLANEOUS

         13.1. Assignments and Participations.

              (a) Assignments. No assignments or participations of any Lender's rights or obligations under this Agreement shall be made except in accordance with this Section 13.01. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all of its rights and obligations with respect to the Term Loans, the Revolving Loans and/or the Letters of Credit) in accordance with the provisions of this Section 13.01.

              (b) Limitations on Assignments. Each assignment shall be subject to the following conditions: (i) each assignment shall be in a minimum principal amount of $5,000,000 or the remaining portion of the assigning Lender's rights and obligations hereunder, if less (provided, however, such minimum shall not apply in the case of any such assignment between Lenders), (ii) each such assignment shall be to an Eligible Assignee, and (iii) the parties to each such assignment shall execute and deliver to the Funding Agent, for its acceptance and recording in the Register, an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Funding Agent, (x) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder and (y) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto).

              (c) The Register. The Funding Agent shall maintain at its address referred to in Section 13.08 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment under each Loan of, and principal amount of the Loans and Letter of Credit Obligations under each facility owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Borrower and each of Borrowers' Subsidiaries, the Administrative Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each Borrower or any Lender at any reasonable time and from time to time upon reasonable prior written notice.

              (d) Fee. Upon its receipt of an Assignment and Acceptance executed by the assigning Lender and an Eligible Assignee and a processing and recordation fee of $3,500 (payable by the assigning Lender or the assignee, as shall be agreed between them), the Funding Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of Exhibit H hereto,
         (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and the Collateral Agent.

              (e) Participations. Each Lender may sell participations to one or more banks, finance companies, insurance companies, other financial institutions or funds in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of any or all of its Commitments hereunder and the Loans owing to it and its undivided interest in the Letters of Credit); provided, however, that
         (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each Borrower, the Administrative Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents or to the release of any Collateral covered by the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents or any Collateral, shall be limited to the right to consent to (A) increase in the Commitment of the Lender from whom such participant purchased a participation, (B) reduction of the principal of, or rate or amount of interest on the Loan(s) subject to such participation (other than by the payment or prepayment thereof), (C) postponement of any date fixed for any payment of principal of, or interest on, the Loan(s) subject to such participation, (D) release of any guarantor of the Obligations or all or a substantial portion of the Collateral except as provided in Section 12.09(c), (E) any decrease in the amounts payable to the Lenders resulting from a failure of either Borrower to comply with the terms of Section 3.03, (F) any increase in the amounts Lenders are required or expected to reserve in respect of the Loans resulting from a failure of either Borrower to comply with the terms of Section 3.04, or (G) any decrease in the amount of fees payable to Lenders under Article IV hereof.

              (f) Information Regarding the Borrower. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.01, disclose to the assignee or participant or proposed assignee or participant, any information relating to Foamex or its Subsidiaries furnished to such Lender by the Administrative Agents or by or on behalf of the Borrowers; provided that, prior to any such disclosure, such assignee or participant, or proposed assignee or participant, shall agree to preserve in accordance with Section 13.20 the confidentiality of any confidential information described therein.

              (g) Payment to Participants. Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by either Borrower under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

              (h) Lenders' Creation of Security Interests. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board.

              (i) Assignments by Issuing Banks. If any Issuing Bank ceases to be a Lender under this Agreement by virtue of any assignment made pursuant to this Section 13.01, then, as of the effective date of such cessation, such Issuing Bank's obligations to issue Letters of Credit pursuant to Section 2.03 shall terminate and such Issuing Bank shall be an Issuing Bank hereunder only with respect to outstanding Letters of Credit issued prior to such date.

         13.2. Expenses.

              (a) Generally (the Administrative Agents). Each Borrower agrees upon demand to pay, or reimburse each Administrative Agent for all of such Administrative Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Sidley & Austin and Mayer, Brown & Platt, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by such Administrative Agent in connection with (A) such Administrative Agent's audit and investigation of Foamex and its Subsidiaries in connection with the preparation, negotiation, and execution of the Loan Documents and such Administrative Agent's periodic audits of each Borrower; (B) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article V), the Loan Documents and the making of the Loans hereunder; (C) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (D) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to such Administrative Agent's rights and responsibilities under this Agreement and the other Loan Documents; (E) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (F) the commencement, defense or intervention in any court proceeding relating to the Obligations, the Property, either Borrower, any of Borrowers' Subsidiaries, this Agreement or any of the other Loan Documents; (G) the response to, and preparation for, any subpoena or request for document production with which such Administrative Agent is served or deposition or other proceeding in which such Administrative Agent is called to testify, in each case, relating in any way to the Obligations, the Property, either Borrower, any of Borrowers' Subsidiaries, this Agreement or any of the other Loan Documents; and
         (H) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

              (b) After Default. Each Borrower further agrees to pay or reimburse the Administrative Agents, the Issuing Banks and the Lenders upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement) incurred by either Administrative Agent, any Issuing Bank or any Lender after the occurrence of an Event of Default (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default;
         (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, the Property, either Borrower or any of Borrowers' Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Transaction Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses
         (i) through (iii) above.

         13.3. Indemnity. Each Borrower further agrees to defend, protect, indemnify, and hold harmless each Credit Agent, each and all of the Lenders and Issuing Banks and each of their Affiliates, and each of their respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of
(a) this Agreement, the Existing Credit Agreement, any prior iterations of the Existing Credit Agreement (or any matter indemnified against or for as set forth therein), executed by each of the parties thereto prior to the date hereof, including, without limitation, the Transaction Documents or the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of the Loans and the issuance of and participation in Letters of Credit hereunder, the management of such Loans and Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Transaction Documents, (b) any Liabilities and Costs under federal, state or local environmental, health or safety laws, regulations or common law principles arising from or in connection with the past, present or future operations of either Borrower, either Borrowers' Subsidiaries or any of their respective predecessors in interest, or the past, present or future environmental condition of any respective Property of either Borrower or such Subsidiaries or any of their respective predecessors in interest (relating to the period during which either Borrower, such Subsidiaries, any of their respective predecessors in interest, or the Lenders, in such capacity, owned or operated such Property), the presence of asbestos-containing materials at any respective Property of either Borrower or such Subsidiaries or the Release or threatened Release of any Contaminant into the environment from any respective Property of either Borrower or such Subsidiaries or (c) the Subordinated Debentures, the Senior Secured Notes, the Senior Notes, the 1993 Subordinated Notes, the Discount Debentures, the Foamex International Warrants and Equity Interests in Foamex, the New Foamex Subordinated Notes, the New Foamex Subordinated Note Offering Memorandum, the Offer to Purchase, the use or intended use of the proceeds of issuance of the Senior Notes, the Subordinated Debentures, the Senior Secured Notes, the Discount Debentures, the New Foamex Subordinated Notes or any other transaction contemplated in the Transaction Documents (collectively, the "Indemnified Matters"); provided, however, the Borrowers shall not have any obligation to an Indemnitee hereunder with respect to Indemnified Matters with respect to costs caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

         13.4. Change in Accounting Principles. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in Section 7.01 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrowers with the agreement of their independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in Article IX and Article X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the

Borrowers shall be the same after such changes as if such changes had not been made; provided, however, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite Lenders and the Borrowers, to so reflect such change in accounting principles.

         13.5. Set-off. In addition to any Liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Lender, each Issuing Bank and any Affiliate of any Lender or Issuing Bank and each purchaser of a participation pursuant to Section 13.01(e) is hereby authorized by the Borrowers at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held by or owing to such Lender, Issuing Bank, any of their Affiliates or any such purchaser to or for the credit or the account of either Borrower against and on account of the obligations of such Borrower to such Lender, Issuing Bank, any of their Affiliates or any such purchaser, including, but not limited to, all Loans and Letters of Credit and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) such Lender, Issuing Bank or such purchaser shall have made any demand hereunder or
(ii) the Collateral Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article XI and even though such Obligations may be contingent or unmatured. Each Lender, each Issuing Bank and each such purchaser agrees that it shall not, without the express consent of the Requisite Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Lenders, exercise its set-off rights hereunder against any accounts of either Borrower or Borrowers' Subsidiaries now or hereafter maintained with such Lender, Issuing Bank or any Affiliate of either of them or such purchaser.

         13.6. Ratable Sharing. The Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in Sections 2.03(g), 3.03, 3.04, 4.01(f), 4.02(f) and 4.03), equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their applicable Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of the Obligations (excluding the fees described in Sections 2.03(g), 3.03, 3.04, 4.01(f), 4.02(f) and 4.03 or the Collateral), (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, set-off, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 13.06 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 13.05, the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of either Borrower in the amount of such participation.

         13.7. Amendments and Waivers. Unless otherwise provided in this Agreement, no amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Requisite Lenders and the Borrowers, and no termination or waiver of any provision of this Agreement, or consent to any departure by the Borrowers therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion. Notwithstanding the foregoing, any amendment, modification, termination, waiver or consent with respect to (i) any provision in Article X shall be effective by a written agreement of the Requisite Lenders and the Borrowers and (ii) any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender affected thereby: (a) waiver of any of the conditions specified in Sections 5.01 and 5.02 (except with respect to a condition based upon another provision of this Agreement, the waiver of which requires only the concurrence of the Requisite Lenders and express waiver of such conditions set forth in this Agreement), (b) increase in the aggregate amount of the Commitments of such Lender (it being understood that any increase in the aggregate Commitments would require the consent of all the Lenders), (c) reduction of the principal of, rate or amount of interest on the

Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof), (d) postponement of the Term A Loan Commitment Termination Date or the Revolving Loan Commitment Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to Section 3.01(b)), (e) release of either Borrower or any guarantor of the Obligations or of all or any substantial portion of the Collateral (except as provided in Section 12.09(c)),
(f) change in the aggregate Pro Rata Share of the Lenders which shall be required for the Lenders or any of them to take action hereunder (including, without limitation, the definition of "Requisite Lenders") or (g) amendment of Sections 3.03, 3.04, 13.02, 13.03 13.05 and 13.06 or this Section 13.07. The
Collateral Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on either Borrower in any case shall entitle either Borrower to any other or further notice or demand in similar or other circumstances. Notwithstanding anything to the contrary contained in this Section 13.07, no amendment, modification, waiver or consent shall affect the rights or duties of either Administrative Agent under this Agreement or the other Loan Documents, unless made in writing and signed by such Administrative Agent in addition to the Lenders required above to take such action.

         13.8. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or telex or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. Notices to either Administrative Agent pursuant to Article II, III or XII shall not be effective until received by such Administrative Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 13.08) shall be as set forth below each party's name on the signature pages hereof or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement.

         13.9. Survival of Warranties and Agreements. All representations and warranties made herein, and in any iteration of this Agreement executed by each of the parties thereto prior to the date hereof, including, without limitation, the Existing Credit Agreement (it being understood that the Borrowers shall have no obligation to restate or update any representation or warranty made in any such iteration from and after the effectiveness of any amendment, modification, supplement or restatement to such iteration except to the extent set forth in such amendment, modification, supplement or restatement), and all obligations of each Borrower in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the other Loan Documents, the making and repayment of the Loans, the issuance and discharge of Letters of Credit hereunder and the termination of this Agreement and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when either Administrative Agent, any of the Issuing Banks or any of the Lenders may have come into possession or control of any of the Borrowers' or their Subsidiaries' Property, except as limited by applicable statutes of limitation.

         13.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either Administrative Agent, any Lender or any Issuing Bank in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

         13.11. Marshaling; Payments Set Aside. No Credit Agent, any Lender or any Issuing Bank shall be under any obligation to marshall any assets in favor of either Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that either Borrower makes a payment or payments to the Credit Agents, the Lenders or the Issuing Banks or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

         13.12. Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         13.13. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

         13.14. Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         13.15. Limitation of Liability. No claim may be made by the Borrower, any Lender, any Issuing Bank, any Credit Agent or any other Person against any Credit Agent, any other Issuing Bank or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Borrower, each Lender, each Issuing Bank and each Credit Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         13.16. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders and the Issuing Banks. The rights hereunder of each Borrower, or any interest therein, may not be assigned without the written consent of all Lenders.

         13.17. Certain Consents and Waivers of the Borrowers.

              (a) Personal Jurisdiction. EACH OF THE ADMINISTRATIVE AGENTS, THE LENDERS, THE ISSUING BANKS, EACH BORROWER AND EACH GENERAL PARTNER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR

         ANY LOAN DOCUMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH BORROWER AND EACH GENERAL PARTNER IRREVOCABLY DESIGNATES AND APPOINTS CORPORATION SERVICE COMPANY, 15 COLUMBUS CIRCLE, NEW YORK, NEW YORK 10023 AS THEIR AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE ADMINISTRATIVE AGENTS, THE LENDERS, THE ISSUING BANKS, EACH BORROWER AND EACH GENERAL PARTNER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH BORROWER AND EACH GENERAL PARTNER WAIVES IN ALL DISPUTES ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

                  EACH BORROWER AGREES THAT THE COLLATERAL AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST EACH BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE ADMINISTRATIVE AGENTS, THE LENDERS AND THE ISSUING BANKS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENTS, ANY LENDER OR ANY ISSUING BANK. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENTS, ANY LENDER OR ANY ISSUING BANK MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

              (b) Service of Process. EACH BORROWER AND EACH GENERAL PARTNER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR EACH BORROWER'S OR EACH GENERAL PARTNER'S NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. EACH OF THE BORROWERS AND EACH GENERAL PARTNER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENTS, THE LENDERS AND ISSUING BANKS TO BRING PROCEEDINGS AGAINST EACH BORROWER OR EACH GENERAL PARTNER IN THE COURTS OF ANY OTHER JURISDICTION.

              (c) Waiver of Jury Trial. EACH OF THE ADMINISTRATIVE AGENTS, EACH BORROWER AND EACH GENERAL PARTNER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         13.18. Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

         13.19. Limitation on Agreements. All agreements between each Borrower, the Credit Agents, each Lender and each Issuing Bank in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by either Borrower under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

         13.20. Confidentiality. Subject to Section 13.01(f), the Lenders and the Issuing Banks shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrowers in accordance with such Lender's or such Issuing Bank's customary procedures for handling confidential information of this nature and in accordance with safe and sound lending practices and in any event may make disclosure to any of its legal or financial advisors or as reasonably required by a bona fide offeree, transferee or participant in connection with the contemplated transfer or participation or any recipient reasonably acceptable to the Borrowers or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such legal or financial advisor, offeree, transferee or participant or other approved recipient to agree (and require any of its offerees, transferees or participants or other approved recipient to agree) to comply with this Section 13.20. In no event shall any Lender or any Issuing Bank be obligated or required to return any materials furnished by the Borrowers; provided, however, each offeree shall be required to agree that if it does not become a transferee or participant it shall return all materials furnished to it by the Borrowers in connection with this Agreement. Any and all confidentiality agreements entered into between any Lender or any Issuing Bank and the Borrowers shall survive the execution of this Agreement.

         13.21. Entire Agreement. This Agreement, taken together with all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and all prior agreements and understandings, written and oral, relating to the subject matter hereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

BORROWER:                             FOAMEX L.P.
--------
                                      By FMXI, Inc.
                                      its Managing General Partner



                                      By /s/ George Karpinski
                                      Title: Vice President


                                      Notice Address:

                                        Foamex L.P.
                                        1000 Columbia Avenue
                                        Linwood, Pennsylvania 19061
                                        Attn.: Kenneth R. Fuette
                                        Telecopier No. (610) 859-3085

                                      with copies to:

                                        Trace Foam, Inc.
                                        c/o Trace International Holdings, Inc.
                                        375 Park Avenue
                                        New York, NY 10152
                                        Attn.: Philip N. Smith, Jr., Esq.
                                        Telecopier No. (212) 593-1363

                                        FMXI, Inc.
                                        c/o Foamex International Inc.
                                        1000 Columbia Avenue
                                        Linwood, Pennsylvania 19061
                                        Attn.: Kenneth R. Fuette
                                        Telecopier No. (610) 859-3085

BORROWER:                             GENERAL FELT INDUSTRIES, INC.
--------
                                      By /s/ George Karpinski
                                      Title: Vice President


                                      Notice Address:

                                        General  Felt   Industries,   Inc.
                                        1000 Columbia Avenue
                                        Linwood, Pennsylvania 19061
                                        Attn.: Kenneth R. Fuette
                                        Telecopier No. (610) 859-3085

                                      with copies to:

                                        Trace Foam, Inc.
                                        c/o Trace International Holdings, Inc.
                                        375 Park Avenue
                                        New York, NY 10152
                                        Attn.: Philip N. Smith, Jr., Esq.
                                        Telecopier No. (212) 593-1363

                                        FMXI, Inc.
                                        c/o Foamex International Inc.
                                        1000 Columbia Avenue
                                        Linwood, Pennsylvania 19061
                                        Attn.:  Kenneth R. Fuette
                                        Telecopier No. (610) 859-3085

                                      TRACE FOAM COMPANY, INC.

                                      By /s/ Philip N. Smith, Jr.
                                         Title: Vice President

                                      Notice Address:

                                        Trace Foam
                                        c/o Trace International Holdings, Inc.
                                        375 Park Avenue
                                        New York, NY 10152
                                        Attn.: Robert N. Nelson
                                        Telecopier No. (212) 593-1363

                                      with a copy to:

                                        Trace International Holdings, Inc.
                                        375 Park Avenue
                                        New York, NY 10152
                                        Attn.: Philip N. Smith, Jr., Esq.
                                        Telecopier No. (212) 593-1363

                                      FMXI, INC.

                                      By /s/ George Karpinski
                                         Title: Vice President

                                      Notice Address:

                                        c/o Foamex International Inc.
                                        1000 Columbia Avenue
                                        Linwood, Pennsylvania 19061
                                        Attn.: Kenneth R. Fuette
                                        Telecopier No. (610) 859-3085

                                      with a copy to:

                                        Trace International Holdings, Inc.
                                        375 Park Avenue
                                        New York, NY 10152
                                        Attn.:  Philip N. Smith,  Jr., Esq.,
                                                  and
                                                Robert H. Nelson
                                        Telecopier No. (212) 593-1363

                                        CITICORP USA,  INC., as Administrative
                                           Agent, Collateral Agent, individually
                                           as a  Lender, and as Intercreditor
                                           Collateral Agent

                                        By /s/
                                           Title: Attorney-in-Fact

                                        LIBO Rate Lending Office or
                                          LIBO Rate Affiliate:
                                          Citicorp USA, INC.
                                          399 Park Avenue
                                          New York, New York 10043
                                          Attn.: Timothy L. Freeman
                                          Telecopier No. (212) 793-1290

                                        Notice Address:

                                          Citicorp USA, INC.
                                          399 Park Avenue
                                          New York, New York 10043
                                          Attn.: Timothy L. Freeman
                                          Telecopier No. (212) 793-1290

                                       Commitments
                                       -----------

                                       Term A Loan Commitment: $8,444,444.44

                                       Term B Loan Commitment: $10,476,190.48

                                       Term C Loan Commitment: $9,523,809.52

                                       Revolving Loan Commitment: $10,555,555.56

                                        CITIBANK, N.A., as Issuing Bank


                                        By /s/
                                           Title: Attorney-in-Fact

                                        Notice Address:

                                          Citibank, N.A.
                                          399 Park Avenue
                                          New York, New York 10043
                                          Attn.: Timothy L. Freeman
                                          Telecopier No. (212) 793-1290

                                        THE  BANK OF NOVA SCOTIA, as
                                          Administrative Agent, Funding Agent,
                                          Issuing Bank, individually as a
                                          Lender, and as Intercreditor Agent


                                        By /s/
                                          Title: Senior Relationship Manager


                                        LIBO Rate Lending Office or
                                          LIBO Rate Affiliate:

                                          The Bank of Nova Scotia-New York
                                            Agency
                                          One Liberty Plaza
                                          New York, New York 10006
                                          Attn.: Loan Accounting -
                                                 [Marcia Samuels]
                                          Telecopier No. (212) 225-5499

                                        Notice Address:

                                          The Bank of Nova Scotia-New York
                                            Agency
                                          One Liberty Plaza
                                          New York, New York 10006
                                          Attn.:  Peter Colletta
                                          Telecopier No. (212) 225-5090

                                        with a copy to:

                                          Brian Allen
                                          The Bank of Nova Scotia
                                          One Liberty Plaza
                                          New York, New York 10006
                                          Telecopier No. (212) 225-5090

                                       Commitments
                                       -----------

                                       Term A Loan Commitment: $8,444,444.44

                                       Term B Loan Commitment: $26,190,476.19

                                       Term C Loan Commitment: $23,809,523.81

                                       Revolving Loan Commitment: $10,555,555.56

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----



                                   ARTICLE I.

                                   DEFINITIONS

     1.1.  Certain Defined Terms.............................................2
     1.2.  Computation of Time Periods.......................................47
     1.3.  Accounting Terms..................................................47
     1.4.  Other Definitional Provisions.....................................47
     1.5.  Other Terms.......................................................47


                                   ARTICLE II.

                           AMOUNTS AND TERMS OF LOANS

     2.1.  Revolving Credit Facility.........................................47
     2.2.  The Swing Loan Facility...........................................50
     2.3.  Letters of Credit.................................................52
     2.4.  Term Loan Facilities..............................................60
     2.5.  Authorized Officers and Administrative Agents.....................62


                                  ARTICLE III.

                            PAYMENTS AND PREPAYMENTS

     3.1.  Prepayments and Repayments; Reductions in Term A Loan Commitments
           and Revolving Loan Commitments....................................63
     3.2.  Payments..........................................................69
     3.3.  Taxes.............................................................74
     3.4.  Increased Capital.................................................78
     3.5.  Promise to Repay; Evidence of Indebtedness........................78
     3.6.  Deposit Accounts..................................................80
     3.7.  Replacement of Lender.............................................81


                                   ARTICLE IV.

                                INTEREST AND FEES

     4.1.  Interest on the Loans and other Obligations.......................81
     4.2.  Special Provisions Governing LIBO Rate Loans......................85
     4.3.  Fees..............................................................89

                                   ARTICLE V.

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

     5.1.  Conditions Precedent to the Effectiveness of this Agreement.......90
     5.2.  Conditions Precedent to All Loans and Letters of Credit...........93


                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

     6.1.  Representations and Warranties of the Borrowers...................95


                                  ARTICLE VII.

                               REPORTING COVENANTS

     7.1.  Financial Statements..............................................108
     7.2.  Events of Default.................................................111
     7.3.  Lawsuits..........................................................112
     7.4.  Insurance.........................................................112
     7.5.  ERISA Notices.....................................................112
     7.6.  Environmental Notices.............................................114
     7.7.  Labor Matters.....................................................115
     7.8.  Permitted Subordinated Indebtedness; Senior Note Indenture;
           Senior Secured Note Indenture.....................................115
     7.9.  Other Reports.....................................................116
     7.10. Change of Control.................................................116
     7.11. Dissolution Notice................................................116
     7.12. Government Contracts..............................................116
     7.13. Other Information.................................................116


                                  ARTICLE VIII.

                              AFFIRMATIVE COVENANTS

     8.1.  Partnership/Corporate Existence, etc..............................117
     8.2.  Partnership Powers; Conduct of Business...........................117

     8.3.  Compliance with Laws, etc.........................................117
     8.4.  Payment of Taxes and Claims; Tax Consolidation....................117
     8.5.  Insurance.........................................................118
     8.6.  Inspection of Property............................................118
     8.7.  Books and Records; Discussions....................................119
     8.8.  Insurance and Condemnation Proceeds...............................119
     8.9.  ERISA Compliance..................................................119
     8.10. Foreign Employee Benefit Plan Compliance..........................119
     8.11. Maintenance of Property...........................................120
     8.12. Condemnation......................................................120
     8.13. Environmental Matters.............................................120
     8.14. Future Mortgages..................................................120


                         ARTICLE IX. NEGATIVE COVENANTS

     9.1.  Indebtedness......................................................121
     9.2.  Sales of Assets...................................................122
     9.3.  Liens.............................................................124
     9.4.  Investments.......................................................124
     9.5.  Accommodation Obligations.........................................126
     9.6.  Restricted Junior Payments........................................127
     9.7.  Conduct of Business...............................................129
     9.8.  Transactions with Shareholders and Affiliates.....................130
     9.9.  Restriction on Fundamental Changes................................130
     9.10. Sales and Leasebacks..............................................131
     9.11. Margin Regulations; Securities Laws...............................131
     9.12. ERISA.............................................................131
     9.13. Issuance of Equity Interests......................................132
     9.14. Constituent Documents.............................................132
     9.15. Amendments to Permitted Subordinated Indebtedness.................132
     9.16. Cancellation of Debt; Prepayment..................................132
     9.17. Fiscal Year.......................................................133
     9.18. Transaction Documents.............................................133
     9.19. Environmental Matters.............................................133


                                   ARTICLE X.

                               FINANCIAL COVENANTS

     10.1. Minimum Net Worth.................................................133
     10.2. Minimum Interest Coverage Ratio...................................134
     10.3. Minimum Fixed Charge Coverage Ratio...............................135
     10.4. Maximum Leverage Ratio............................................136


                                   ARTICLE XI.

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     11.1. Events of Default.................................................137
     11.2. Rights and Remedies...............................................141
     11.3. The Cash Collateral Account.......................................143

                         ARTICLE XII. THE CREDIT AGENTS

     12.1. Appointment.......................................................144
     12.2. Nature of Duties..................................................145
     12.3. Rights, Exculpation, etc..........................................146
     12.4. Reliance..........................................................147
     12.5. Indemnification...................................................147
     12.6. Citicorp and Scotiabank Individually..............................147
     12.7. Successor Administrative Agent....................................147
     12.8. Relations Among Lenders...........................................148
     12.9. Concerning the Collateral and the Loan Documents..................149


                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.1.  Assignments and Participations...................................153
     13.2.  Expenses.........................................................155
     13.3.  Indemnity........................................................157
     13.4.  Change in Accounting Principles..................................158
     13.5.  Set-off..........................................................158
     13.6.  Ratable Sharing..................................................159
     13.7.  Amendments and Waivers...........................................160
     13.8.  Notices..........................................................161
     13.9.  Survival of Warranties and Agreements............................161
     13.10. Failure or Indulgence Not Waiver; Remedies Cumulative............161
     13.11. Marshaling; Payments Set Aside...................................162
     13.12. Severability.....................................................162
     13.13. Headings.........................................................162
     13.14. Governing Law....................................................162
     13.15. Limitation of Liability..........................................162
     13.16. Successors and Assigns...........................................163
     13.17. Certain Consents and Waivers of the Borrowers....................163
     13.18. Counterparts; Effectiveness; Inconsistencies.....................164
     13.19. Limitation on Agreements.........................................164
     13.20. Confidentiality..................................................164
     13.21. Entire Agreement.................................................165

                                    EXHIBITS

Exhibit A-1      --       Form of Revolving Note
Exhibit A-2      --       Form of Swing Loan Note
Exhibit A-3      --       Form of Term A Note
Exhibit A-4      --       Form of Term B Note
Exhibit A-5      --       Form of Term C Note
Exhibit B        --       Form of Notice of Borrowing
Exhibit C        --       Form of Notice of Conversion/Continuation
Exhibit D        --       List of Closing Documents
Exhibit E        --       Form of Officer's Certificate to Accompany Reports
Exhibit F        --       Compliance Certificate
Exhibit G        --       Form of Privity Letter from Borrowers to Accountants
Exhibit H        --       Form of Assignment and Acceptance
Exhibit I        --       Form of Foamex International Guaranty
Exhibit J-1      --       Form of Partnership Guaranty
Exhibit J-2      --       Form of Foamex Guaranty
Exhibit J-3      --       Form of GFI Guaranty
Exhibit J-4      --       Form of Subsidiary Guaranty
Exhibit K-1      --       Form of Partnership Pledge Agreement
Exhibit K-2      --       Form of Foamex Pledge Agreement
Exhibit K-3      --       Form of GFI Pledge Agreement
Exhibit K-4      --       Form of Subsidiary Pledge Agreement
Exhibit L-1      --       Foamex Security Agreement
Exhibit L-2      --       Form of GFI Security Agreement
Exhibit L-3      --       Form of Subsidiary Security Agreement
Exhibit M        --       Form of Mortgage
Exhibit N        --       Form of Closing Date Certificate


                                    SCHEDULES

Schedule 1.01.2       --  Lockbox Banks
Schedule 1.01.3       --  Permitted Existing Accommodation Obligations
Schedule 1.01.4       --  Permitted Existing Indebtedness
Schedule 1.01.5       --  Permitted Existing Investments
Schedule 1.01.6       --  Permitted Existing Liens
Schedule 6.01-C       --  Authorized, Issued and Outstanding Equity Interests;
                          Subsidiaries
Schedule 6.01-D       --  Conflicts with Contractual Obligations and
                          Requirements of Law
Schedule 6.01-E       --  Governmental Consents
Schedule 6.01-J       --  Pending Actions
Schedule 6.01-L       --  Taxes
Schedule 6.01-O       --  Existing Environmental Matters
Schedule 6.01-R       --  ERISA Matters
Schedule 6.01-S       --  Foreign Employee Benefit Matters
Schedule 6.01-T       --  Labor Contracts
Schedule 6.01-W       --  Patent, Trademark & Permit Claims Pending
Schedule 6.01-Y       --  Insurance Policies
Schedule 6.01-Z       --  Related Party Contracts